UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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Express Scripts, Inc.

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EXPRESS SCRIPTS, INC.
One Express Way
Saint Louis, Missouri 63121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 4, 2011

The 2011 Annual Meeting of Stockholders of EXPRESS SCRIPTS, INC., a Delaware corporation (the “Company”), will be held at the principal executive offices of the Company, One Express Way, Saint Louis, Missouri 63121, on Wednesday, May 4, 2011, at 8:00 a.m. Central Time (the “meeting”), to consider and act upon the following matters:

1.	to elect ten (10) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the Company’s current fiscal year;

3.	to approve an amendment to the bylaws of the Company permitting stockholders to call a special meeting;

4. to approve, by non-binding vote, executive compensation;

5.	to recommend, by non-binding vote, the frequency of executive compensation votes;

6.	to approve and ratify the Express Scripts, Inc. 2011 Long-Term Incentive Plan;

7.	to consider a stockholder proposal, if properly presented at the meeting; and

to transact such other business as may properly come before the meeting. Only stockholders of record at the close of business on March 7, 2011, are entitled to notice of and to vote at the meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at One Express Way, Saint Louis, Missouri 63121. As a stockholder of record, you are cordially invited to attend the meeting in person. Regardless of whether you expect to be present at the meeting, please either complete, sign and date the enclosed proxy card and mail it promptly in the enclosed envelope, or vote electronically via the Internet or telephone as described in greater detail in the proxy statement. Returning the enclosed proxy card, or voting electronically or telephonically, will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Keith J. Ebling
Executive Vice President, General Counsel and
Corporate Secretary

One Express Way
Saint Louis, Missouri 63121
March 21, 2011

Even though you may plan to attend the meeting in person, please vote by telephone or the Internet, or execute the enclosed proxy card and mail it promptly. A return envelope (which requires no postage if mailed in the United States) is enclosed for your convenience. Telephone and Internet voting information is provided on your proxy card. Should you attend the meeting in person, you may revoke your proxy and vote in person.

EXPRESS SCRIPTS, INC.
One Express Way
Saint Louis, Missouri 63121

2011 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Express Scripts, Inc., a Delaware corporation, which we refer to as the “Company” or “Express Scripts,” to be voted at our 2011 Annual Meeting of Stockholders, which we refer to as the “annual meeting” or the “meeting,” and any adjournment or postponement of the meeting. The meeting will be held at the principal executive offices of the Company, One Express Way, Saint Louis, Missouri 63121, on Wednesday, May 4, 2011, at 8:00 a.m. Central Time, for the purposes contained in the accompanying Notice of Annual Meeting of Stockholders and in this proxy statement. On March 21, 2011, we mailed to our stockholders a notice containing instructions on how to access this proxy statement and an annual report online, and made this proxy statement and form of proxy available online.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 4, 2011. The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com. (All website addresses given in this document are for information only and are not intended to be an active link or to incorporate any website information into this document.)

ABOUT THE MEETING

Why Did I Receive This Proxy Statement?

Because you were a stockholder of our Company as of March 7, 2011, or the “record date,” and are entitled to vote at the annual meeting, our board of directors is soliciting your proxy to vote at the meeting. This proxy statement summarizes the information you need to know to vote at the meeting.

What Am I Voting On?

You are voting on seven items:

1. election of directors (see page 5);

2. ratification of PricewaterhouseCoopers LLP as independent registered public accountants for 2011 (see page 47);

3. approval of an amendment to our bylaws permitting stockholders to call a special meeting (see page 48);

4. approval, by non-binding vote, of executive compensation (see page 49);

5. recommendation, by non-binding vote, of the frequency of executive compensation votes (see page 50);

6. approval and ratification of a new long-term incentive plan (see page 51); and

7. a stockholder proposal (see page 63).

How Do I Vote?

Stockholders of Record:  If you are a stockholder of record, there are four ways to vote:

•	by toll-free telephone at 1-800-690-6903*

•	by Internet at www.proxyvote.com*

•	by completing and returning your proxy card

•	by written ballot at the meeting

* The deadline to vote by telephone or Internet is 11:59 P.M. Eastern Time on May 3, 2011.

Street Name Holders:  Shares that are held in a brokerage account in the name of the broker are said to be held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker or vote via the telephone or Internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, or vote via the telephone or Internet, your shares will be voted as you direct.

What Are The Voting Recommendations Of The Board Of Directors?

Our board of directors recommends the following votes:

1. FOR each of the nominees as directors;

2. FOR the ratification of PricewaterhouseCoopers LLP as independent registered public accountants for 2011;

3. FOR the approval of an amendment to our bylaws permitting stockholders to call a special meeting;

4. FOR the approval, by non-binding vote, of executive compensation;

5. to hold an advisory vote on executive compensation EVERY THREE YEARS;

6. FOR the approval and ratification of a new long-term incentive plan; and

7. AGAINST the stockholder proposal.

Unless you give instructions on your proxy card, the persons named as proxy holders will vote your shares in accordance with the recommendations of our board of directors.

Will Any Other Matters Be Voted On?

We do not know of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed or electronic proxy card gives authority to George Paz and Keith J. Ebling, or either of them, to vote on such matters in their discretion. Certain stockholders have indicated their intention to present proposals requesting that the Company amend its bylaws to permit holders to call special meetings of stockholders. If any such proposal is properly presented, it is intended that the persons named in the proxy card will use their discretionary authority to vote against such proposal.

Who Is Entitled To Vote At The Meeting?

Only stockholders of record at the close of business on the record date are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How Many Votes Do I Have?

You will have one vote for every share of our common stock you owned at the close of business on the record date.

How Many Votes Can Be Cast By All Stockholders?

On the record date there were 529,120,068 outstanding shares of our common stock, each of which consists of one vote. There is no cumulative voting. Unless otherwise provided, all references to shares of our common stock in this proxy statement have been adjusted to reflect all of our previous stock splits, each of which was effected in the form of a stock dividend of one share for each outstanding share to holders of record.

How Many Votes Must Be Present To Hold The Meeting?

The holders of a majority of the aggregate voting power of our common stock outstanding on the record date, or approximately 264,560,035 votes, must be present in person, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What Vote Is Required To Approve Each Proposal?

In the election of directors, the affirmative vote of the majority of the votes cast is required to elect a director when a quorum is present, because this election of directors is not a contested election. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “withheld” or “against” that director. “Votes cast” excludes abstentions and any broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Under Delaware law, if an incumbent director-nominee is not elected at the meeting, the director will continue to serve on the board as a “holdover director.” As required by our bylaws, each director-nominee has submitted an irrevocable contingent letter of resignation that becomes effective if he or she is not elected by a majority of the votes cast by stockholders and the board of directors accepts the resignation. If a director-nominee is not elected by a majority of the votes cast, the Corporate Governance Committee will consider the director’s resignation and recommend to the board whether to accept or reject the resignation. The board of directors will decide whether to accept or reject the resignation and publicly disclose its decision within 90 days after the date of the certification of the election results.

For Items 2, 6 and 7, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. An abstention with respect to these Items will not be voted, although it will be counted for the purpose of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. Broker non-votes on a proposal (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed present or represented for determining whether stockholders have approved the proposal.

Approval of the amendment to the bylaws (Proxy Item No. 3) requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the meeting. Accordingly, abstentions and broker non-votes will have the effect of votes against this proposal.

Items 4 and 5 are non-binding, advisory votes. Because these votes are advisory, the results will not be binding upon the board of directors or the Compensation Committee. The board of directors values the opinions of our stockholders as expressed through their votes and other communications. Although these resolutions are non-

binding, the board of directors and the Compensation Committee will consider the outcome of these votes on future executive compensation decisions and the frequency for future advisory votes on executive compensation.

Can I Change My Vote Or Revoke My Proxy?

Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone or Internet (not later than the deadline of 11:59 P.M. Eastern Time on May 3, 2011), or send a written notice of revocation to our Corporate Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.

Why Haven’t I Received a Printed Copy of the Proxy Statement or Annual Report?

We are taking advantage of the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to stockholders via the Internet. This allows us to avoid printing and mailing proxy materials to stockholders who prefer to review the materials online. If you received a Notice of Internet Availability of Proxy Materials, or “Notice,” by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders by March 21, 2011.

Who Can Attend The Annual Meeting?

Any Express Scripts stockholder as of March 7, 2011, may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

If you submit a proxy card without indicating your vote, your shares will be voted as follows:

•	for the nominees for director named in this proxy statement;

•	for ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2011;

•	for the approval of an amendment to our bylaws permitting stockholders to call a special meeting;

•	for the approval of executive compensation;

•	to hold an advisory vote on executive compensation every three years;

•	for the approval and ratification of a new long term incentive plan;

•	against the stockholder proposal; and

•	in accordance with the recommendation of management on any other matter that may properly be brought before the meeting and any adjournment or postponement of the meeting.

Proxy Item No. 1:

ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the meeting or when their successors are duly elected and qualified. Messrs. Frank J. Borelli and Barrett A. Toan are retiring from our board of directors at our 2011 Annual Meeting. The Corporate Governance Committee of our board of directors has nominated ten directors to be elected to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. With the two retiring directors there may be vacancies on the board following the election of directors. Each nominee is currently a director of our company and has agreed to serve if elected. Unless otherwise specified, all proxies will be voted in favor of the nominees listed below for election as directors of our Company.

Our board of directors has no reason to expect that any of the nominees will be unable to stand for election on the date of the meeting or will not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies will be voted for a substitute nominee named by our board of directors and for the remaining nominees. Directors are elected by a majority of the votes cast when a quorum is present, because this election of directors is not a contested election. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “withheld” or “against” that director. “Votes cast” excludes abstentions and any broker non-votes. Our board of directors has determined that, in its judgment, with the exception of Mr. Paz, who is also an executive officer of our Company, all of the members of our board of directors are independent, as defined by the listing standards of The Nasdaq Global Select Market, as of the date of this proxy statement.

Our Corporate Governance Guidelines provide that our Corporate Governance Committee and board of directors will nominate candidates for our board of directors who possess the highest personal and professional ethics, personal and professional integrity and values, and who are committed to representing the long-term interests of stockholders. Although we have not adopted a formal policy on diversity, the Corporate Governance Committee considers the diversity, age, skills, and experience of the candidates in the context of the overall needs of the Board. The Committee evaluates diversity in a broad sense, recognizing the benefits of racial and gender diversity, but also considers the breadth of backgrounds, professional skills, and business experiences that directors and candidates may bring to our board. In addition to these qualities, the selection criteria for nomination include the skills and characteristics possessed by each candidate in the context of the perceived needs of the board of directors at that point in time in an effort to ensure that there is a blend of skills and experience that will enhance the effectiveness of the board of directors. (For a full discussion on the criteria and process for the nomination of directors, see “Selection of Nominees for the Board of Directors” beginning on page 11).

As described in more detail below, our board believes that the nominees, as a group, bring a diverse range of perspectives, and that each of our directors meets such criteria and has attributes and experience that make him or her well qualified to serve on our board of directors. For example, our board of directors includes several individuals with experience as a chief executive officer with many of them having experience serving as a director of another publicly-traded or substantial mutual company. Most of our directors have financial or accounting experience, including several who have held the position of chief financial officer at a publicly-traded company. The Corporate Governance Committee considered, among other factors, the specific experience and qualifications in the biographical information detailed below as part of its decision to nominate each individual.

Gary G. Benanav, 65, was elected a director of Express Scripts in January 2000. He served as Vice Chairman and a Director of New York Life Insurance Company or “New York Life,” a life insurance and financial services company, from November 1999 until his retirement in March 2005 and as Chairman and Chief Executive Officer of New York Life International from December 1997 until his retirement in March 2006. Mr. Benanav has served or serves on the boards of public companies, and has held leadership roles in industry trade groups. Mr. Benanav is currently a director of Barnes Group, Inc.

Relevant Areas of Expertise, Experience and Qualifications: Mr. Benanav brings experience to our board in the areas of mergers and acquisitions, corporate finance, law and compliance, government regulation, and international trade and operations. Mr. Benanav has experience in a variety of business sectors including banking and financial services, capital markets, and life, health and property and casualty insurance. Mr. Benanav holds a Masters in Business Administration and is a licensed attorney. Mr. Benanav also has over nine years experience as a chief executive officer.

Maura C. Breen, 55, was elected a director of Express Scripts in July 2004. Ms. Breen served as Senior Vice President and General Manager for the New York Region for Verizon Communications, Inc. or “Verizon,” a provider of communications services, from March 2006 until her retirement in September 2008. Previously, Ms. Breen was Senior Vice President/Support Services, Network Services Group for Verizon, from December 2003 through March 2006. Ms. Breen also served as Senior Vice President & Chief Marketing Officer, Retail Market Groups for Verizon from July 2001 through December 2003.

Relevant Areas of Expertise, Experience and Qualifications: Ms. Breen brings experience to our board in the areas of marketing and branding, cost control and restructuring, technology and innovation, sales and business development, and operations. Ms. Breen has over 30 years of experience with a Fortune 100 company in the telecommunications industry, including over nine years as a corporate executive officer.

Nicholas J. LaHowchic, 63, was elected a director of Express Scripts in July 2001. Mr. LaHowchic is currently President of Diannic, LLC, a management consulting firm, and has served in this capacity since 2007. Previously, he served as President and Chief Executive Officer of Limited Logistics Services, Inc. or “LLS,” from October 1997, and as Executive Vice President for Limited Brands, Inc., a retail apparel company and the parent of LLS, from April 2004 until his retirement in February 2007. LLS provides supply chain, compliance and procurement services to retailers including Limited Brands, Inc. Mr. LaHowchic also served as a director of Advance Autoparts from 2006 to 2009.

Relevant Areas of Expertise, Experience and Qualifications: Mr. LaHowchic brings experience to our board in the areas of financial reporting, accounting and controls, corporate finance, mergers and acquisitions, public policy, and government regulation. Mr. LaHowchic has experience in a variety of business sectors including retail apparel, transportation and logistics services, manufacturing and distribution, and information services. Mr. LaHowchic holds a Masters in Business Administration and has over 16 years of experience as a chief executive officer.

Thomas P. Mac Mahon, 64, was elected a director of Express Scripts in March 2001 and has served as Presiding Director since May 2008. Mr. Mac Mahon served as Chairman of the Board, President and Chief Executive Officer and a member of the Executive and Management Committees of Laboratory Corporation of America Holdings or “LabCorp,” the second largest independent clinical laboratory company in the U.S., from January 1997 until his retirement in December 2006. Mr. Mac Mahon has also served or serves on the boards of public and private companies, including Golden Pond Healthcare from 2007 to 2009. Mr. Mac Mahon is currently a director of LabCorp and currently serves as a director of PharMerica Corporation and as a member of its compensation committee.

Relevant Areas of Expertise, Experience and Qualifications: Mr. Mac Mahon brings experience to our board in the areas of financial reporting, accounting and controls, mergers and acquisitions, corporate finance, cost control and restructuring, operations, public policy, law and compliance, government regulation, and information services. Mr. Mac Mahon has experience in a variety of business sectors including extensive healthcare experience. Mr. Mac Mahon has over ten years of experience as a chief executive officer.

Frank Mergenthaler, 50, was elected a director of Express Scripts in January 2009. He is currently Executive Vice President and Chief Financial Officer of Interpublic Group of Companies, Inc., an advertising and marketing services company, and has served in this capacity since July 2005. From April 2002 to July 2005, Mr. Mergenthaler was Executive Vice President and Chief Financial Officer of Columbia House Company, a direct marketer of entertainment content.

Relevant Areas of Expertise, Experience and Qualifications: Mr. Mergenthaler brings experience to our board in the areas of financial reporting, accounting and controls, corporate finance, cost control and restructuring, insurance and risk management, marketing and branding, and information services. Mr. Mergenthaler has experience in a variety of business sectors including extensive experience in the advertising and marketing industry. Mr. Mergenthaler is a Certified Public Accountant and has been a chief financial officer for over ten years.

Woodrow A. Myers Jr., M.D., 57, was elected a director of Express Scripts in May 2007. Dr. Myers has served as the Managing Director of Myers Ventures, LLC, a healthcare consulting company, since December 2005. Dr. Myers served as Executive Vice President and Chief Medical Officer of WellPoint, Inc., a health benefits company, from September 2000 through December 2005. Dr. Myers has also served or serves on the boards of numerous public and private companies, including ThermoGenesis, Corp. from 2006 to 2009, Cardionet, Inc. from 2008 to 2009, Mozambique Healthcare Consortium, Stanford University Hospital & Clinics, and also previously served as former Commissioner of Health for New York City and for the State of Indiana. He is currently a director of Genomic Health, Inc.

Relevant Areas of Expertise, Experience and Qualifications: Dr. Myers brings medical and management experience to our board, including extensive experience in the healthcare industry. Dr. Myers is a Medical Doctor and also holds a Masters in Business Administration. Dr. Myers also has over ten years experience as a corporate executive officer.

John O. Parker, Jr., 66, was elected a director of Express Scripts in July 2001. Mr. Parker brings extensive corporate finance and management experiences to the board of directors, having served as a Venture Partner with Rho Ventures LLC, a venture capital firm, since January 2002. Mr. Parker has also served as chief information officer of several public companies including SmithKline Beecham, Sea-land Corporation, Squibb Corporation and Baxter Healthcare. He is currently serving as a member of the boards of directors of PHT Corporation, Medical Present Value, Inc., and Solicore, Inc., all privately held companies.

Relevant Areas of Expertise, Experience and Qualifications: Mr. Parker brings experience to our board in the areas of mergers and acquisitions, corporate finance, technology and innovation, information services, accounting and controls, government regulation, public policy, and international trade and operations. Mr. Parker has experience in a variety of business sectors including capital markets, manufacturing and distribution, healthcare, and transportation and logistics services. Mr. Parker holds a Masters in Business Administration and has over 20 years of experience as a corporate executive officer.

George Paz, 55, was elected a director of Express Scripts in January 2004 and has served as Chairman of the Board since May 2006. He was elected President of Express Scripts in October 2003 and also assumed the role of Chief Executive Officer of Express Scripts on April 1, 2005. Mr. Paz joined Express Scripts and was elected Senior Vice President and Chief Financial Officer in January 1998 and continued to serve as Express Scripts’ Chief Financial Officer following his election to the office of President until his successor joined Express Scripts in April 2004. Mr. Paz is currently a member of the board of directors of Honeywell International, Inc.

Relevant Areas of Expertise, Experience and Qualifications: Mr. Paz has extensive knowledge about Express Scripts and the opportunities and challenges we face, and brings over 30 years of experience to our board of directors, including over five years as our chief executive officer and over ten years as a chief financial officer. Mr. Paz has experience in relevant areas such as tax, financial reporting, accounting and controls, corporate finance, insurance and risk management, mergers and acquisitions, capital markets, government regulation, and employee health benefits. Mr. Paz is also a Certified Public Accountant.

Samuel K. Skinner, 72, was elected a director of Express Scripts in February 2004. Mr. Skinner has been Of Counsel with the law firm of Greenberg Traurig, LLP since 2004. Mr. Skinner previously served as Chairman, President, and Chief Executive Officer of USF Corporation (formerly USFreightways Corporation) or “USF,” a transportation, freight forwarding and supply chain management company, from 2000 until his retirement in 2003. Mr. Skinner has also served or serves on the boards of numerous public and private companies, including Diamond Management & Technology Consultants from 2003 to 2009; Midwest Air Group Inc. from 1998 to 2008; Dade Behring Holdings from 2004 to 2007; Click Commerce Inc. from 2003 to 2006; and APAC Customer Services Inc. from 2003 to 2005. Mr. Skinner is currently a director of Navigant Consulting, Inc., APAC Customer Services, MedAssets, Chicago Board of Options Exchange, and Echo Global Logistics.

Relevant Areas of Expertise, Experience and Qualifications: Mr. Skinner brings experience to our board in the areas of law and compliance, government regulation, public policy and governmental affairs, capital markets, and mergers and acquisitions. Mr. Skinner has experience in a variety of business sectors including extensive experience in the transportation and logistics services industry. Mr. Skinner also served as Chief of Staff to former President George H.W. Bush, and, prior to his White House service, he served in the President’s cabinet as Secretary of Transportation for nearly 3 years, and is currently a member of the Council on Foreign Relations. Mr. Skinner is a licensed attorney and also has experience as a chief executive officer.

Seymour Sternberg, 67, was elected a director of Express Scripts in March 1992. Mr. Sternberg became Chief Executive Officer and Chairman of the Board of New York Life in April 1997, and served as Chief Executive Officer until his retirement in June 2008. Mr. Sternberg continued to serve as non-executive Chairman of the Board of New York Life until May 2009. Mr. Sternberg was appointed by former President Clinton as one of three U.S. representatives to the Business Advisory Council of the Asia-Pacific Economic Cooperation. Mr. Sternberg has also served or serves on the boards of several public or private companies and charitable organizations. Mr. Sternberg is currently a director of CIT Group, Inc. and the Chairman of the Board of Trustees of Northeastern University.

Relevant Areas of Expertise, Experience and Qualifications: Mr. Sternberg brings experience to our board in the areas of strategic oversight, capital markets, mergers and acquisitions, corporate finance, financial reporting, accounting and controls, law and compliance, government regulation, public policy and governmental affairs, and insurance and risk management. Mr. Sternberg has extensive experience in the life insurance and financial services industry. Mr. Sternberg also has over 30 years of experience as an executive corporate officer, including more than 11 years as chief executive officer.

The board of directors unanimously recommends a vote FOR the election of each of the nominees listed above.

Retiring Directors

Barrett Toan and Frank Borelli will both be retiring from our board as of the date of the annual meeting. As such, neither Mr. Toan nor Mr. Borelli is included in the slate of nominees for election to the board listed above. The following information is furnished as of March 1, 2011 for Messrs. Toan and Borelli:

Frank J. Borelli, 75, was elected a director of Express Scripts in January 2000. Mr. Borelli served as Chief Financial Officer and a director of Marsh & McLennan Companies, Inc. or “M&MC” from 1984 until reaching his normal retirement date in 2000. Mr. Borelli also served as Senior Vice President of Finance and Administration at M&MC. Mr. Borelli was a senior advisor to Stone Point Capital, an investment management company and formerly a wholly-owned subsidiary of M&MC, from his retirement from M&MC in January 2001 through December 2008. Mr. Borelli has also served on the boards of several public and private companies, including Genworth Financial, Inc. and Interpublic Group of Companies.

Relevant Areas of Expertise, Experience and Qualifications: Mr. Borelli brings experience to our board in the areas of financial reporting and compliance, accounting controls, corporate finance, cost control, and mergers and acquisitions. Mr. Borelli has experience in a variety of business sectors including healthcare, capital markets, manufacturing and distribution, and banking and financial services. Mr. Borelli is a Certified Public Accountant and has extensive accounting experience with over 15 years as a chief financial officer and over 20 years as a public accountant.

Barrett A. Toan, 63, was elected a director of Express Scripts in October 1990 and served as Chairman of the Board from November 2000 until May 2006. Mr. Toan was Express Scripts’ Chief Executive Officer from March 1992 until his retirement in March 2005. Mr. Toan was an executive employee of Express Scripts from May 1989 until his retirement. Mr. Toan has also served on the boards of several public and private companies and charitable organizations, including Genworth Financial, Inc. Mr. Toan is currently Chairman of the Board of Directors of Sigma-Aldrich Corporation.

Relevant Areas of Expertise, Experience and Qualifications: Mr. Toan has extensive knowledge about Express Scripts, and brings over 20 years of healthcare experience to our board of directors, including over 13 years as our chief executive officer. Mr. Toan brings experience to our board in the areas of strategic oversight, sales and business development, mergers and acquisitions, corporate finance, research and development, public policy and governmental affairs, and insurance and risk management.

CORPORATE GOVERNANCE

The Board of Directors and its Committees

Our board of directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, our board of directors provides advice and counsel to, and ultimately monitors the performance of, our senior management.

Committees of the Board of Directors.  Our board of directors has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee, and the Compliance Committee. Each committee has a written charter which is reviewed at least annually to reflect the activities of each of the respective committees, changes in applicable law or other relevant considerations, with any changes approved by the full board of directors. Each committee is composed entirely of directors deemed to be, in the judgment of our board of directors, independent in accordance with listing standards of The Nasdaq Global Select Market. Our board of directors met five times in 2010. Each director attended at least 75% of the total number of meetings of the board of directors and the board committees of which he or she was a member in 2010. While we do not have a formal policy requiring members of the board of directors to attend the annual meeting of stockholders, we encourage all directors to attend. All twelve members of our board of directors attended the annual meeting in 2010. The following table lists the members, primary functions and number of meetings held for each of the committees:

		Meetings
Members	Principal Functions	in 2010

Audit Committee Frank J. Borelli (Chair)*(1) Frank Mergenthaler* John O. Parker, Jr.* Seymour Sternberg*	• Assist the board of directors in its oversight of (i) the integrity of our financial statements; (ii) our compliance with securities laws, including financial and disclosure requirements; (iii) our system of internal controls and the performance of our internal audit function; and (iv) the qualifications, independence and performance of our independent registered public accountants.	8
* Each member of the Audit Committee has been determined by the board of directors, in its judgment, to be an audit committee financial expert, as defined under applicable SEC rules.
•   Select, retain and oversee our independent registered public accountants.
•   Review our annual and interim financial statements.
•   Establish procedures for the receipt and handling of complaints regarding accounting, internal accounting controls or auditing matters.

1 Mr. Borelli will retire at our 2011 Annual Meeting.

Compensation Committee Maura C. Breen (Chair) Gary G. Benanav Nicholas J. LaHowchic John O. Parker
•   Review and approve our stated compensation strategy.
•   Review annually the goals and objectives relating to the compensation of, and the performance of, our chief executive officer.
•   Subject to the ratification by the full board of directors, review and approve compensation for our senior executives.
•   Review and make recommendations to the Corporate Governance Committee regarding compensation of directors.
•   Approve forms of employment agreements for our senior executives.
•   Approve and oversee the administration of our incentive compensation and stock plans, including the effect of incentive compensation programs on risk-taking behavior of participants.
		6

Compliance Committee Nicholas J. LaHowchic (Chair) Woodrow A. Myers, Jr. Samuel K. Skinner Barrett A. Toan(2) 2 Mr. Toan will retire at our 2011 Annual Meeting.	• Review and make recommendations to the board of directors addressing our legal and regulatory compliance practices generally (excluding SEC and financial reporting matters). • Review our Corporate Code of Conduct at least annually and make recommendations to the board of directors with respect to changes to the Code of Conduct. • Meet regularly with our management to assess our compliance policies and procedures. • Review and approve a Code of Business Conduct and Ethics, and oversee implementation by management of procedures intended to ensure compliance with such Code.	4

Meetings
Members	Principal Functions	in 2010

Corporate Governance Committee Thomas P. Mac Mahon (Chair) Gary G. Benanav Frank J. Borelli(3) Seymour Sternberg 3 Mr. Borelli will retire at our 2011 Annual Meeting.
•   Recommend to the board of directors criteria for membership on our board.
•   Select and recommend candidates for election or reelection as directors at our annual stockholders’ meeting.
•   Consider stockholder recommendations for and nominations of candidates for election as directors.
.
•   Recommend candidates to fill any vacancies on our board of directors.
.
•   Review and make recommendations to the board of directors regarding our Corporate Governance Guidelines and the nature and duties of the committees of the board of directors.
.
•   Approve and make adjustments to our policies regarding compensation of non-management directors.
.
•   Review proposed related party transactions.
5

Leadership Structure of the Board of Directors

Mr. Paz has served as both the chairman of the board of directors and our chief executive officer since May 2006. We believe that the current board leadership structure is appropriate because Mr. Paz has a unique depth of knowledge about Express Scripts and the opportunities and challenges we face and we believe that the current board leadership structure provides for effective leadership because it recognizes that in most cases one person should speak for and lead both the Company and the board of directors.

Our Corporate Governance Guidelines provide for the selection of a Presiding Director of the board at such times as the position of chairman of the board is held by a non-independent director. Currently, Mr. Mac Mahon serves as the Presiding Director. The duties of the Presiding Director include:

•	Presiding at all meetings of the board of directors at which the chairman of the board is not present, including executive sessions of the independent directors;

•	Serving as liaison between the chairman of the board and the independent directors;

•	Having the authority to approve the nature and extent of information and data sent to the board of directors;

•	Having the authority to approve meeting agendas for the board of directors;

•	Having the authority to approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Having the authority to call meetings of the independent directors; and

•	If requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

We believe our governance structure provides effective oversight of the board of directors because:

•	We have a strong, independent Presiding Director;

•	The board of directors has established and follows robust Corporate Governance Guidelines, as discussed below on page 11;

•	Each of the members of the board of directors, other than Mr. Paz, are independent as defined by the listing standards of The Nasdaq Global Select Market;

•	Each standing committee of the board of directors is composed solely of independent directors; and

•	Our independent directors meet regularly in executive session.

Governance Practices and Policies

Our Company is committed to the values of effective corporate governance and high ethical standards. Our board believes that these values are conducive to long-term performance and the board reevaluates our policies on an ongoing basis to ensure they sufficiently meet the Company’s needs. As a result of this periodic evaluation, the board has enhanced its Corporate Governance Guidelines and other governance documents in recent years, including by (i) adopting a majority voting standard for the election of directors, (ii) reducing the threshold for stockholders to amend our bylaws from two-thirds to a majority of the voting power, (iii) empowering the role of the Presiding Director; (iv) recommending an amendment to our bylaws which, if adopted, will permit stockholders to call a special meeting (see Proxy Item No. 3 on page 48); and (v) accelerating the termination of the stockholder rights plan effective as of March 15, 2011 (we have no current intention to adopt a replacement rights plan).

We have described below certain key corporate governance and ethics policies which we believe enable us to manage our business in accordance with the highest standards of business practices and in the best interests of our stockholders.

Corporate Governance Guidelines and Committee Charters.  We have adopted Corporate Governance Guidelines to outline our corporate governance structure and address significant corporate governance issues, which Guidelines are reviewed at least annually by the Corporate Governance Committee. Copies of these Guidelines as well as the Charters for each of the committees of our board of directors can be found on the Corporate Governance page in the Investor Information section of our website at www.express-scripts.com.

Code of Ethics.  We have adopted a Code of Ethics which applies to all of our directors, officers, and employees including our senior financial officers. A copy of the Code of Ethics is available in the Investor Information section of our website at www.express-scripts.com. We will also post any amendments to the Code of Ethics, or any waivers of the Code of Ethics for any of our directors, executive officers or senior financial officers, in the same section of our website.

Selection of Nominees for the Board of Directors

The Corporate Governance Committee is responsible for evaluating potential candidates to serve on our board of directors, and for recommending nominees to be presented for election to the board of directors at our annual meeting of stockholders. In evaluating potential director candidates, including incumbent directors, the Corporate Governance Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the board of directors at that point in time in an effort to ensure that there is a blend of skills and experience that will enhance the effectiveness of the board of directors. Among the factors considered by the Corporate Governance Committee in considering a potential nominee are the following:

•	the nominee’s independence;

•	the nominee’s relevant professional skills and depth of business experience;

•	the nominee’s character, judgment, and personal and professional integrity;

•	the nominee’s ability to read and understand corporate financial statements;

•	the nominee’s willingness to commit sufficient time to attend to his or her duties and responsibilities as a member of the board of directors;

•	the nominee’s qualifications for membership on certain committees of the board of directors;

•	any potential conflicts of interest involving the nominee; and

•	the composition and diversity of our existing board of directors.

Although the Board has not adopted a formal policy on diversity, the Committee considers the diversity, age, skills, and experience of directors in the context of the overall needs of the Board. The Committee evaluates diversity in a broad sense, recognizing the benefits of racial and gender diversity, but also considering the breadth of backgrounds, skills, and experiences that directors and candidates may bring to our Board.

In identifying potential candidates for the board of directors, the Corporate Governance Committee relies on recommendations from a number of possible sources, including current directors and officers. The Corporate Governance Committee may also retain outside consultants or search firms to help in identifying potential candidates for membership on the board of directors. The Corporate Governance Committee will also consider candidates recommended by stockholders on the same basis as other candidates.

Any stockholder wishing to recommend a candidate for consideration by the Corporate Governance Committee to become a nominee for election to the board of directors may do so by submitting a written recommendation to the committee in accordance with our procedures for the submission of “Future Stockholder Proposals,” as set out in our bylaws (see “Future Stockholder Proposals” beginning on page 65). For a nominee to be considered, the nominee must provide the questionnaire, representation and agreement described under that caption, and must describe various matters regarding the nominee and the recommending stockholder and the underlying beneficial owner, if any, including, among other things, the following information:

•	the name, age, addresses, principal occupation or employment of both the nominee and the recommending stockholder;

•	the nominee’s general biographical information, including the identification of any other boards on which the nominee serves;

•	with respect to our common stock, the current ownership information for both the nominee and the recommending stockholder;

•	a description of any transactions or relationships between the nominee and/or the recommending stockholder on one hand, and our Company or our management on the other hand;

•	a description of any material proceedings to which the nominee or the recommending stockholder, or either of their associates or affiliates, is a party that are adverse to our Company;

•	a description of all agreements, arrangements and understandings between the recommending stockholder (or such stockholder’s affiliates and associates, or others acting in concert with such stockholder) and the nominee (or such nominees affiliates and associates) pursuant to which the nomination is made;

•	rights to vote or acquire shares and other derivative securities or short interest held by the recommending stockholder;

•	such other information as may reasonably be required by the Company to determine the eligibility of the nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; and

•	any other information relating to the nominee or the recommending stockholder that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

The request for nomination must also be accompanied by a written consent from the proposed nominee authorizing his or her nomination and agreeing to serve as a director if elected. Our Corporate Secretary will review all such stockholder recommendations, and will forward those that comply with the above-described requirements to the Corporate Governance Committee for evaluation and consideration.

Directors’ Compensation

The compensation of our directors is determined by the Corporate Governance Committee with input and recommendations made by the Compensation Committee. The objectives for our non-employee director compensation program are to attract highly-qualified individuals to serve on the board of directors and align directors’ interests with the interests of stockholders. The Corporate Governance and Compensation Committees review the program periodically to ensure that it continues to meet the objectives. To determine whether the director compensation program is competitive, the Committees consider general market information on program design. In determining director compensation levels, the Committees also consider the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the board.

Directors who are employed by our Company or its subsidiaries do not receive compensation for serving as directors. Directors who are not employees of our Company or its subsidiaries are entitled to receive:

•	an annual retainer as follows:

•	$45,000 for the Audit Committee Chairperson,

•	$40,000 for the Compensation Committee Chairperson,

•	$35,000 for other Committee Chairpersons, and

•	$30,000 for the other non-employee directors;

•	a meeting fee of $2,000 for each meeting attended in person; and

•	a meeting fee of $1,000 for each meeting attended telephonically.

We also reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending board and committee meetings.

Our non-employee directors also receive equity awards under our 2000 Long-Term Incentive Plan, as amended, or the “2000 LTIP,” as follows:

•	an initial equity grant with a notional value of $115,000 upon becoming a member of the board of directors; and

•	annual equity grants with a notional value of $200,000, with new directors who have taken office since the previous annual meeting receiving a pro-rated grant for the partial first year.

These equity awards are granted consistent with our policies with respect to establishing the grant date for approved equity awards. As such, if the subject meeting occurs during an “open window” trading period, then the grant date is the date of such meeting. If the subject meeting does not occur during an “open window” trading period, then the grant date is the third trading day following our next subsequent release of quarterly (or annual) financial results. The equity grants are divided between non-qualified stock options and restricted stock units as follows:

•	two-thirds of the value of the equity grant in time-vested, non-qualified stock options, valued using the method we utilize in valuing the grants for financial reporting purposes (currently the Black-Scholes valuation model), with the number of stock options and the exercise price determined based on the fair market value of our common stock as of the grant date; and

•	one-third of the value of the equity grant in restricted stock units, valued based on the fair market value of our common stock as of the grant date. The restricted stock units entitle the non-employee director to receive an equivalent number of shares of our common stock upon vesting in the future.

All of the stock options granted to the non-employee directors under the 2000 LTIP have an exercise price of 100% of the fair market value of the shares on the grant date, and a seven-year term. The stock options and restricted stock units vest ratably over a period of approximately three years. In order to relieve administrative burdens inherent with multiple vestings within a short timeframe, we generally align the vesting date for annual grants of time-based equity to a date certain (as opposed to the anniversary of the actual grant date). For non-employee directors annual awards, the vesting date is May 1 of each year.

The vesting of unvested stock options and restricted stock units will accelerate upon the director’s retirement, death or disability as follows:

•	upon attaining age 70, which we refer to as a “tenured retirement,” all unvested stock options and restricted stock units vest immediately, with the right to exercise each stock option throughout the length of its term;

•	upon attaining age 65 with at least 10 years of service on the board of directors, which we refer to as an “early retirement,” a pro-rata portion of all unvested stock options and restricted stock units vest in accordance with the original vesting schedule of the respective equity grant. The pro-rata portion that continues to vest is equal to (i) the number of months served past age 65, divided by (ii) 60, or at a rate of 20% per year between the ages 65 and 70. This vested portion of the stock option will remain exercisable until the earlier of four years after the retirement date or the expiration of the award. The portion of any award that does not vest is forfeited.

•	Upon the death or disability of a director who would have been eligible for a tenured retirement or an early retirement, such director or his or her representative can elect to have the eligible equity grants treated accordingly, or allow them to be treated under the existing provisions of the 2000 LTIP for “death” and “disability,” as those terms are defined in the 2000 LTIP.

The following table provides information regarding our compensation of non-employee directors for 2010:

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards	Total
Name	($)(1)	($)(2)	($)(3)	($)
(a)	(b)	(c)	(d)	(h)

Gary G. Benanav(4)	$61,000	$66,667	$133,333	$261,000
Frank J. Borelli(5)	$77,000	$66,667	$133,333	$277,000
Maura C. Breen(6)	$61,000	$66,667	$133,333	$261,000
Nicholas J. LaHowchic(7)	$64,000	$66,667	$133,333	$264,000
Thomas P. Mac Mahon(8)	$55,000	$66,667	$133,333	$255,000
Frank Mergenthaler(9)	$52,000	$66,667	$133,333	$252,000
Woodrow A. Myers(10)	$48,000	$66,667	$133,333	$248,000
John O. Parker(11)	$62,000	$66,667	$133,333	$262,000
Samuel K. Skinner(12)	$48,000	$66,667	$133,333	$248,000
Seymour Sternberg(13)	$61,000	$66,667	$133,333	$261,000
Barrett A. Toan(14)	$44,000	$66,667	$133,333	$244,000

(1)	This column reports the amount of cash compensation earned for 2010 board of directors and committee service.

(2)	Each director received an award of restricted stock units on May 5, 2010 of 1,300 units which vests one-third per year on May 1, 2011, May 1, 2012, and May 1, 2013. Grant date fair value was $66,619 (each grant had a notional award value of $66,667 rounded down to the nearest whole share). Stock awards have been valued in the same manner as described in footnote 1 to the Summary Compensation Table on page 31.

(3)	Each director received a grant of 8,042 non-qualified stock options on May 5, 2010, which vests one-third per year on May 1, 2011, May 1, 2012, and May 1, 2013. Grant date fair value was $133,318. Non-qualified stock options have been valued in the same manner as described in footnote 2 to the Summary Compensation Table on page 31.

(4)	At year-end, Mr. Benanav held 12,840 vested options, 21,024 unvested options, 3,360 shares of unvested restricted stock or units, and 35,708 vested stock-settled stock appreciation rights (“SSARs”).

(5)	At year-end, Mr. Borelli held 108,840 vested options, 21,024 unvested options, 3,360 shares of unvested restricted stock or units, and 35,708 vested SSARs.

(6)	At year-end, Ms. Breen held 12,840 vested options, 21,024 unvested options, 3,360 shares of unvested restricted stock or units, and 16,968 vested SSARs.

(7)	At year-end, Mr. LaHowchic held 12,840 vested options, 21,024 unvested options, 3,360 shares of unvested restricted stock or units, and 23,214 vested SSARs.

(8)	At year-end, Mr. Mac Mahon held 12,840 vested options, 21,024 unvested options, 3,360 shares of unvested restricted stock or units, and 35,708 vested SSARs.

(9)	At year-end, Mr. Mergenthaler held 5,232 vested options, 18,512 unvested options and 2,940 shares of unvested restricted stock units.

(10)	At year-end, Dr. Myers held 8,608 vested options, 21,024 unvested options, 3,360 shares of unvested restricted stock or units, and 8,908 vested SSARs.

(11)	At year-end, Mr. Parker held 60,840 vested options, 21,024 unvested options, 3,360 shares of unvested restricted stock or units, and 35,708 vested SSARs.

(12)	At year-end, Mr. Skinner held 28,840 vested options, 21,024 unvested options, 3,360 shares of unvested restricted stock or units, and 35,708 vested SSARs.

(13)	At year-end, Mr. Sternberg held 12,840 vested options, 21,024 unvested options, 3,360 shares of unvested restricted stock or units, and 35,708 vested SSARs.

(14)	At year-end, Mr. Toan held 96,840 vested options, 21,024 unvested options, 3,360 shares of unvested restricted stock or units, and 35,708 vested SSARs.

Stock Ownership Guidelines for Directors

Our Corporate Governance Guidelines establish minimum levels of stock ownership sufficient, in the judgment of the Corporate Governance Committee, to closely align the interests of directors with those of stockholders. Directors are expected to maintain stock ownership with a value of at least 1.5 times the notional value of our annual equity grant to non-employee directors. Only stock owned “free and clear” is included in determining compliance with this threshold (i.e., unexercised stock options/stock-settled stock appreciation rights or unvested restricted stock/restricted stock units are not included). Directors are given five years to meet this threshold. In addition, once a director has met the threshold, if the value of the stock held by such director falls below the required ownership level due to a decrease in the trading price of our stock, such director shall have two years to remedy such shortfall. Even though these guidelines are not mandatory, each director’s status with respect to stock ownership is annually reviewed and communicated. Each of our directors is currently in compliance with these guidelines.

The Board of Directors’ Role in Enterprise Risk Management

Pursuant to Delaware law, our certificate of incorporation, as amended, and our bylaws, the board of directors has general oversight responsibility for our affairs, including risk management, while management is responsible for our day-to-day operations. In order to assist the board of directors in overseeing our risk management, we use enterprise risk management (“ERM”), a company-wide initiative that involves the board of directors, senior management and other personnel in an integrated effort to identify, assess and manage risks that may affect our ability to execute on our corporate strategy and fulfill our business objectives. These activities entail the identification, prioritization and assessment of a broad range of risks (e.g., financial, operational, business, reputational, governance and managerial), and the formulation of plans to manage these risks or mitigate their effects.

At least annually, the board of directors discusses with management the appropriate level of risk relative to our corporate strategy and business objectives and reviews with management our existing risk management processes and their effectiveness. Additionally, management updates our board of directors periodically with respect to key risks in order for the board to formulate plans to manage these risks or mitigate their effects. Further, at least annually, our Audit Committee discusses with management and internal audit our major financial risk exposures and the steps that have been taken to monitor and control such exposures, including our risk assessment and risk management policies. In addition, our Compensation Committee regularly reviews risks related to our compensation policies and practices, and, at least annually, reviews and discusses the relationship between our risk management policies and practices, corporate objectives, and compensation arrangements.

Communicating with the Board of Directors

Stockholders wishing to communicate with our board of directors or with an individual board member with respect to our Company may do so by writing to the board of directors or the specific board member, and mailing the correspondence to: Express Scripts, Inc., Attention: Corporate Secretary, One Express Way, Saint Louis, Missouri 63121. The outside of the envelope should clearly indicate that it contains a stockholder communication. Our board of directors has approved a process pursuant to which the office of the Corporate Secretary will review and forward the correspondence to the appropriate person or persons for response, with the exception of correspondence which is inappropriate or unrelated to the duties and responsibilities of the board of directors.

Certain Relationships and Related Party Transactions

Transactions With Related Persons — Policies and Procedures.  The board of directors has adopted a Related Person Transaction Policy which requires all “Related Person Transactions” to be approved by the Corporate Governance Committee. The policy will be reviewed periodically by the Corporate Governance Committee.

Under the policy, a “Related Person” is: (i) any person who has served as an executive officer, director or director nominee of the Company at any time since the beginning of the last fiscal year; (ii) any person beneficially owning in excess of 5% of any class of the Company’s voting securities; or (iii) an immediate family member of any person described in clause (i) or (ii).

Under the policy, a “Related Person Transaction” is any transaction, arrangement or relationship, or series of similar transactions, (i) involving an amount that exceeds or is expected to exceed $120,000 in the aggregate; (ii) in which the Company or its subsidiaries was, is, or will be a participant; and (iii) in which a Related Person had, has, or will have a direct or indirect material interest, other than:

•	any compensation arrangement with one of our executive officers if the appropriate Board Committee approved such compensation arrangement;

•	any compensation paid to one of our directors if the compensation is approved by the Committee;

•	any transaction where the Related Person’s interest arises solely from the ownership of our securities and all holders of the same class of securities receive the same benefit on a pro rata basis (e.g. dividends);

•	any transaction with another company at which a Related Person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved over any 12-month period does not exceed the greater of $200,000, or 2% of that company’s total annual revenues;

•	any charitable contribution, grant, or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the greater of $200,000, or 2% of the charitable organization’s total annual receipts;

•	transactions available to all employees generally and conducted on similar terms;

•	any transaction involving a Related Person where the rates or charges involved are determined by competitive bids;

•	any transaction with a Related Person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

•	any transactions with a Related Person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services; or

•	any transaction, contract or arrangement approved by the board of directors.

Our executive officers and directors are expected to notify the General Counsel of any current or proposed transaction that may be a Related Person Transaction. The General Counsel will determine if such transaction is likely to be considered a Related Person Transaction, and, if so, will include it for consideration at the next meeting of the appropriate Committee. Approval should be obtained in advance of a Related Person Transaction whenever practicable. If it becomes necessary to approve a Related Person Transaction between meetings, the chair of the Corporate Governance Committee is authorized to act on behalf of the Committee and will provide a report at its next meeting.

We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. In addition, we are strictly prohibited from extending personal loans to, or guaranteeing the personal loans of, any director or officer. A copy of our Code of Ethics is available in the Investor Information section of our website at www.express-scripts.com.

Relationship with New York Life.  New York Life is a Related Person because it beneficially owns in excess of 5% of the Company’s voting securities. Pursuant to agreements with New York Life, we provide pharmacy benefit management services to employees and retirees of New York Life and certain New York Life health insurance policyholders. During 2010, we derived approximately $58 million, or 0.1% of our total revenues for 2010, from all services provided to New York Life. Our 401(k) and deferred compensation plans are administered by affiliates of New York Life, which collected approximately $831,360 for such services in 2010.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Company Performance.  In 2010 the Company delivered strong financial and operational results, despite significant business challenges. Among other achievements:

•	Our net income increased $353.6 million, or 42.7%, for the year ended December 31, 2010 over 2009;

•	Basic and diluted earnings per share increased 39.5% and 39.1%, respectively, for the year ended December 31, 2010 over 2009;

•	We substantially completed the integration of the NextRx Pharmacy Benefit Management business acquired in 2009; and

•	We opened a new state of the art pharmacy fulfillment facility in St. Louis, Missouri along with a cutting edge research laboratory.

In addition, as described in more detail below, our total stockholder return, compound annual growth in earnings per share, and average return on invested capital over the previous three-year period made Express Scripts the top performing company out of 16 peer companies in each of these categories.

Compensation Program Reflects Best Practices.  We have designed our compensation program to drive performance towards achievement of our short-term and long-term goals and to increase stockholder value, while appropriately balancing risk and reward. We regularly review our program to incorporate best practices, examples of which include:

•	Target total direct compensation (base salary, annual bonus and long-term incentives) set at median of peer group;

•	Mix of short- and long-term performance incentives, with emphasis on long-term performance;

•	Risk assessment of compensation programs;

•	Stock ownership guidelines;

•	Prohibitions on trading in derivatives; and

•	No reportable perquisites.

Components of Compensation

The key components of our compensation program for our chief executive officer, our chief financial officer and the three other officers named in the Summary Compensation Table on page 31, whom we refer to as the “named executives” or “named executive officers” (excluding retirement, health and similar benefits which are generally available to all employees) are outlined in the following table.

Compensation			Compensation
Components	Key elements	Objective	Actions in 2010

Base Salary	A fixed annual cash amount, determined annually, and generally targeted at five percent below median of the peer group.	Provides a pay opportunity comparable with the companies with whom we compete for management talent.	Conducted a robust competitive market assessment in December 2009 to set total direct compensation (TDC) components, including base salary amounts for 2010.

Increased base salary in 2010 for selected named executive officers to better align with competitive market data.

Annual Bonus Plan	The funding of the total bonus pool is determined annually based upon achievement of pre-established financial targets for the Company (adjusted EPS(1) and adjusted EBITDA(2).

Individual payout levels are based primarily on the Company’s financial performance, and secondarily on a subjective evaluation of each named executive’s performance.	Rewards achievement of annual key financial metrics identified as important to the short-term success of the business.

Motivates performance by delivering higher rewards for superior company results and reduced or no awards for underperformance.	Conducted a robust competitive market assessment in December 2009 to set TDC components, including annual bonus amounts for 2010.

For named executive officers other than the CEO, set target bonus at 80% of base salary (previously, either 70% or 80%), but reduced the maximum multiplier for individual payouts to 200% of target (previously 250%).

CEO’s target bonus of 130% remained unchanged.

For 2010, achieved an adjusted EPS of $2.50 versus a target of $2.44 and an adjusted EBITDA of $2,408 million against a target of $2,381 million resulting in a company bonus factor of 150%.

Long-Term Incentive Plan	Stock options (40% of long-term incentive awards for CEO, 50% for other named executive officers) with a three-year vesting and seven-year expiration period.

Restricted stock units (25% of long-term incentive awards) with a three-year vesting period.

Performance shares (35% of long-term incentive awards for CEO, 25% for other named executive officers) based upon the Company’s performance over three years compared with peers in three equally weighted performance categories: total stockholder return, compound annual growth in EPS, and three-year average return on invested capital.	Aligns compensation with stockholder interests to create and sustain long-term stock price appreciation and stockholder value.

Stock options and restricted stock units reward creation of long-term stockholder value by linking compensation to our stock price growth.

Performance shares reward achievement of our long-term financial goals in comparison with a set of peer companies.
Overlapping vesting periods help to manage compensation-related risks.

Multi-year vesting period serves as a retention tool.	Conducted a robust competitive market assessment in December 2009 to set TDC components, including long-term incentive plan design and award amounts for 2010.

Long-term incentive target award amounts were increased for the named executive officers to deliver TDC that better aligns with competitive market data.

(1)	Earnings per share (“EPS”)

(2)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”)

Compensation Philosophy and Objectives

Aligning Compensation with Stockholder Interests.  The primary goal of our compensation structure is to align the interests of our executives, including our named executive officers, with our stockholders through compensation vehicles that reward sustainable performance. Rewarding the achievement of established annual and long-term goals has the ultimate objective of increasing long-term stockholder value. The elements utilized to help achieve this goal of alignment include the following:

•	grants of time-vested non-qualified stock options, or “stock options,” and awards of time-vested restricted stock units under the Express Scripts, Inc. 2000 Long Term Incentive Plan (referred to as the “2000 LTIP”);

•	grants of performance shares, which are intended to focus the executives on actions that are likely to enhance stockholder return, growth in earnings per share and return on invested capital;

•	executive stock ownership guidelines under which executives are expected to maintain significant holdings of our stock; and

•	an annual cash incentive bonus plan (the “Annual Bonus Plan”), the funding and calculation of which is dependent upon the achievement of certain key financial measures which we believe are drivers of stockholder value.

Rewarding Both Annual and Long-Term Performance, with Emphasis on Long-Term Performance.  The various components of our compensation structure are intended to reward the achievement of both annual and long-term performance objectives by the Company overall, the Company’s business units, and the individual executives, with greater emphasis on long-term, sustainable performance. This objective, in many ways, overlaps with the alignment objective and is achieved through the same compensation elements, which include the following:

•	the Annual Bonus Plan, which is designed to focus the executives on company-wide, business unit, and/or individual annual work plan goals, and which requires the achievement of challenging key financial targets for funding;

•	grants of performance shares, which are contingent upon our performance against a group of peer companies in certain key financial metrics over a three-year period; and

•	grants of stock options, and restricted stock units, the values of which are dependent upon growth of the Company’s stock price over a period of several years.

Providing a Pay Opportunity Comparable with Peer Companies.  In a constantly growing and changing business, it is vital that we be able to continually attract and retain superior employees in key executive positions. For that purpose, it is our goal to provide pay opportunities that are comparable with the companies with whom we compete for talent. These key compensation elements include the following:

•	a total compensation package consisting of base salary, potential Annual Bonus Plan award, and long-term incentive awards that, as a whole, is targeted at the market median, and is competitive with compensation packages offered by a comparable peer group of companies;

•	employment agreements with our key executives containing severance and change in control provisions; and

•	an Executive Deferred Compensation Plan, which provides a tax-advantaged method for executives to save for their retirement and under which we have historically made cash contributions that do not vest for three years (subject to acceleration upon eligibility for retirement, as described below).

Managing Compensation-Related Risks.  As discussed in more detail below, we do not believe that our program encourages excessive or unnecessary risk-taking. See discussion on page 22.

Implementing our Compensation Objectives

Compensation Committee Members.  The Compensation Committee (the “Committee”) is responsible for establishing, overseeing and reviewing executive compensation policies and for approving, validating and benchmarking the compensation and benefits provided to our named executive officers. In 2010, the Committee’s charter was revised to define the role of both the Committee and the independent members of the full board of directors. The Committee will continue to be responsible for establishing, overseeing and reviewing executive compensation policies, however any decisions by the Committee related to compensation for the named executive officers will be submitted for ratification by the independent members of the full board of directors. The Committee’s charter is available on the Corporate Governance page in the Investor Information section of our website at www.express-scripts.com. The Committee includes four independent Directors — Maura C. Breen (Chair), Gary G. Benanav, Nicholas J. LaHowchic, and John O. Parker, Jr. Each of these Directors is independent, as defined by the listing standards of The Nasdaq Global Select Market.

Role of Management in Establishing Compensation.  At the direction of the Chair of the Committee, management generally prepares the meeting materials for the Committee in advance of its meetings. A compensation consultant retained by the Committee may also prepare materials depending on the topics to be covered at the meeting. In the meetings, the Committee will consider for approval compensation matters for senior executives and equity grants for newly hired or promoted senior executives. Management may also ask that additional issues involving compensation policies or design be considered. During the annual evaluation process, the chief executive officer is given the opportunity to evaluate senior executives for purposes of annual merit increases, annual incentive payments and long-term equity awards. The Committee makes all compensation decisions for the named executives and other members of our senior management team, subject to ratification by the independent members of the full board of directors. However, the chief executive officer and certain other members of management may provide recommendations to the Committee on these matters.

Management may be asked to assist in conducting the meetings and to provide applicable data, information and other resources. The Committee’s independent compensation consultant also participates as requested by the Committee. As part of their regular meetings, Committee members generally meet in executive session during which members of management are not present.

In consultation with the Committee, management establishes compensation parameters below the senior executive level that generally reflect the compensation philosophy and direction established by the Committee in setting compensation for senior management.

Role of the Compensation Consultant.  The Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Committee. In accordance with this authority, the Committee has engaged Pearl Meyer & Partners (the “Compensation Consultant”) since 2009 for all compensation matters related to the senior executive officers, including the chief executive officer. Prior to engaging Pearl Meyer & Partners, the Committee used another nationally recognized consulting firm.

The Committee is solely responsible for commissioning the work of the Compensation Consultant. The Compensation Consultant is independent of management and does no other executive compensation work for the Company. The Committee has adopted a policy requiring the approval of the Committee Chair, or, at the Chair’s discretion, the entire Committee, before the Compensation Consultant can be utilized to perform any other services for the Company other than those required under its engagement by the Committee. In 2010, Pearl Meyer & Partner was not utilized to perform any other services for the Company. The Committee has authority to hire and dismiss the Compensation Consultant and budgetary authority to establish engagements with the consultant. Management is copied on the work by the Compensation Consultant and discusses work in progress at the discretion of the Committee. As requested, a representative of the Compensation Consultant may participate in the meetings of the Committee in person or by telephone.

The role of the Compensation Consultant is to provide independent, expert advice to the Committee on the design and level of compensation paid to our senior executives. The Compensation Consultant compares the compensation elements for the senior executive officers, including the chief executive officer, with the compensation received by executives in comparable positions at a group of peer companies and to comparable positions as reported in nationally recognized salary surveys. The Committee considers these peer group pay levels as one of the factors utilized in arriving at its final compensation decisions. It is the Committee’s current intention to conduct a competitive market assessment annually to assure that the senior executives are compensated appropriately from a competitive and design perspective. Following its analysis, the Compensation Consultant makes recommendations for consideration by the Committee. Pearl Meyer & Partners advised the Committee on a number of matters related to the 2010 executive compensation program, including:

•	Comprehensive review of our compensation philosophy and strategy;

•	Competitive market assessment and recommendations for the decisions on base salary increases, Annual Bonus Plan targets, and long-term incentive grants; and

•	Review of the design of the Annual Bonus Plan, particularly the calibration of incentive award payouts with various levels of the Company’s financial performance.

Management does not currently engage a separate executive compensation consultant and did not in 2010.

Competitive Market Assessment of Executive Compensation Programs.  Our compensation approach is to combine base pay, annual incentive pay, and long-term incentive awards to create a total package that is, in general, approximately at the median compensation level for executive officers of a peer group of companies if performance objectives are achieved, and that can be at or above the 80th percentile of such compensation levels if “stretch” goals are achieved. Stretch goals are designed to achieve 80th percentile performance relative to the peer group.

As stated above, the Committee annually engages the Compensation Consultant to conduct a competitive market assessment for the named executive positions, including the chief executive officer. The assessment relative to 2010 compensation decisions was completed in December 2009, examining both the peer group (as described in more detail below) and the general industry data, available through nationally published salary surveys, including companies with revenue similar in size to the Company’s. The compensation data from these two sources were weighted equally to develop the competitive market median for each component of total direct compensation for similar executive officer positions. The results provided a picture of market competitiveness on all three components of total direct compensation for each of the named executive officers. The competitive market assessment constitutes one of the factors utilized by the Committee in determining the appropriate pay levels for the named executive officers with primary emphasis on the position of total direct compensation to the market median.

In 2009, Pearl Meyer & Partners worked with the Committee and management to identify a peer comparison group reflective of the Company’s size and scope of business. Analysis by the Compensation Consultant identified a group of 16 companies judged to be comparable to the Company (the “Peer Group Companies”) based on their revenue, EBITDA, market capitalization, industry, business complexity and other similarities to the Company. The table below identifies companies in our 2010 peer group:

Aetna, Inc.	Laboratory Corporation of America
AmerisourceBergen Corp.	McKesson Corp.
Becton, Dickinson and Company	Medco Health Solutions, Inc.
Cardinal Health Inc.	Medtronic Inc.
Cigna Corporation	Quest Diagnostics, Inc.
Coventry Health Care, Inc.	UnitedHealth Group Inc.
CVS Caremark Corporation	Walgreen Co.
Humana, Inc.	WellPoint Inc.

The Peer Group Companies recommended by the Compensation Consultant and approved by the Committee include companies that are different from those in the peer group index in the Stock Performance Graph included in our annual report to stockholders. All of the Peer Group Companies are public companies in the healthcare industry, though not all are in the Pharmacy Benefit Management (PBM) sector, due to the limited number of publicly-traded companies in the PBM space. The Committee expects that it will be necessary to review and update the Peer Group Companies from time to time, whether to account for mergers, acquisitions or other changes to the Peer Group Companies, or based on a determination by the Committee that some or all of the Peer Group Companies are no longer appropriate for comparison purposes. No changes to the Peer Group Companies are currently anticipated for 2011.

The following table provides an overview of how we compare to our Peer Group Companies (financial information from the most recent publicly available information as of January 31, 2011):

Financial Information for Peer Group Companies
(based on the most recent publicly available information as of January 31, 2011)
($ in billions)

	Revenue	Total Assets	Market
	(most recent	(most recent	Capitalization (as
	four quarters)	quarter)	of Dec 31, 2010)

75th Percentile	$82.0	$40.9	$28.5
50th Percentile	46.6	23.9	15.6
25th Percentile	14.8	13.2	9.3
Express Scripts, Inc.	$41.9	$10.2	$28.4
Express Scripts, Inc. Percentile	49th percentile	21st percentile	75th percentile

Assessment of Risk

While a significant portion of our executive compensation plan is performance-based, we do not believe that our program encourages excessive or unnecessary risk-taking. While appropriate risk-taking is a necessary component of growing a business, the Committee has focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards for management decisions that could pose undue long-term risks to us. Examples of such practices include the following:

•	Limits on Annual Bonus Plan Awards. The compensation of our named executive officers is not overly-weighted toward short-term incentives. For instance, our CEO’s target Annual Bonus Plan award in 2010 was approximately 15% of his total target compensation. Moreover, awards to each executive officer are limited by the terms of the Annual Bonus Plan to a fixed maximum specified in the Plan or a fixed percentage of an incentive pool, and for 2010, Annual Bonus Plan awards for each executive officer were further limited to 200% of his or her target bonus award (target bonus percentage applied to base salary, with the effect of any salary adjustments during the year).

•	Emphasis on Long-Term Incentive Compensation. The largest percentage of total target compensation is equity-based long-term incentive compensation which vests over a period of years. This vesting period encourages our executives to focus on sustaining our Company’s long-term performance. These grants are also made annually, so executives always have unvested awards which could decrease significantly in value if our business is not managed for the long term.

•	Use of Performance Shares. A significant portion of long-term incentive compensation consists of performance shares. Performance share payouts are tied to our performance in certain key financial metrics (including stock price) relative to a peer group over a three-year period, which focuses management on sustaining our long-term performance. These awards also have overlapping performance periods, so any risks taken to increase the payout under one award could jeopardize the potential payouts under other awards. To further ensure that there is not a significant incentive for unnecessary risk-taking, we cap the payout of these awards at 250% of target.

•	Performance Metrics. Awards are made based on a review of a variety of indicators of performance, both absolute and relative, (e.g., EPS, EBITDA stockholder return, and return on invested capital), thus diversifying the risks associated with any single indicator of performance. We believe these metrics correlate to long-term creation of stockholder value and are affected by management decisions.

•	Role of Compensation Committee. Members of the Compensation Committee approve the final Annual Bonus Plan awards at their discretion, after the review of executive and corporate performance, subject to ratification by the independent members of the full board. Further, the Committee reviews the Company’s incentive plans available to employees other than the named executive officers and discusses the compensation programs and practices in place to prevent unnecessary risk taking in those plans.

•	Share Ownership Guidelines. Our share ownership guidelines require the named executive officers to hold a certain amount of Company stock. This ensures that each executive will have a significant amount of personal wealth tied to long-term holdings in our stock.

In summary, we have structured our program so that a considerable amount of the wealth of our executives is tied to the long-term health of our Company, we avoid the type of disproportionately large short-term incentives that could encourage executives to take risks which may not be in our long-term interests, and we provide incentives to manage for long-term performance. We believe this combination of factors encourages our executives to manage our Company in a prudent manner.

Components of Executive Compensation

Base Pay.  The Committee determines the salary for each of the named executive officers by considering the value and performance of the executive, recommendations by management (for named executives other than the chief executive officer) and the Compensation Consultant, the level and scope of responsibilities of the position, and the pay levels of similarly positioned executive officers using the competitive market assessment (described above and completed in December 2009 for base pay set in 2010). At the senior executive level, results applicable to the business unit or functional division headed by the executive also may factor into decisions related to changes in the base pay of the executive. In light of the focus on long-term performance, base pay is targeted five percent below median of the competitive market for comparable executive officer positions.

Salary levels are typically reviewed annually as part of our performance review process or upon a promotion or significant change in an executive’s responsibilities. Salary increases are based on a combination of factors, including individual performance, changes in scope and complexity of responsibilities, competitive market median pay data, and changes in our overall budget for compensation. Changes in salary for the named executive officers and other members of senior management are approved by the Committee and annual changes are generally effective each year as of April 1. See “Summary of 2010 Direct Compensation Decisions” on page 26.

Annual Bonus Plan.  The Annual Bonus Plan provides the Company with a tool to assist in focusing executives on accomplishing current operational and financial objectives over a one-year period. The Annual Bonus Plan was maintained in 2010 without material changes to its design, following a thorough study by the Compensation Consultant.

Each named executive officer has a bonus target, which is stated as a percentage of his or her annual base salary earnings. The targets are set by the Committee taking into consideration the median annual incentive pay levels from the competitive market assessment for similar positions. Each year, typically during the fourth quarter, the board of directors meets and approves a company-wide budget for the next calendar year which includes budget targets based on adjusted earnings per share (“EPS”) and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Committee has limited discretion to make adjustments to EPS and EBITDA for one-time events such as integration-related expenses, changes in capitalization, or accounting changes. The Committee also typically meets during the fourth quarter at which time it adopts the EPS and EBITDA targets approved by the Board for the Annual Bonus Plan, as well as separate EBITDA targets for our various operating groups.

The following table provides an overview of how funding under the annual incentive program is determined:

Performance		Role of Metric in Payout
Metric	Reason for Selecting the Metric	Determination

EPS	EPS is a key metric used by outside investors to assess our profitability.	Achievement of the EPS target (as adjusted) is a threshold for making annual incentive payments. If such EPS target is not achieved, then the funding of the bonus pool is 0% and the Committee, at its discretion, can determine an adjusted bonus pool, if any.
EBITDA	EBITDA is a key metric by which we and many of our stockholders evaluate our overall financial performance.
Assuming that EPS target (as adjusted) is achieved:

If the EBITDA target (as adjusted) is exceeded, then 50% of the amount by which EBITDA is greater than the EBITDA target will be used to supplement the bonus pool up to a maximum of 200%.

If the Company fails to meet such EBITDA target, the pool will be reduced by 50% of the EBITDA shortfall until the EBITDA target is achieved.

For 2010, the actual bonus awards for individual named executive officers were determined based on the following factors:

•	The bonus pool funding factor, or the “Company Factor” (calculated as set forth in the table above), which can range from 0% to 200% based on financial results for the Company as a whole;

•	The respective bonus targets, which were 130% of the base salary for the CEO and 80% of the base salary for the other named executive officers. The bonus award at target is calculated based on the annual base earnings during the calendar year — the base salary typically changes in April of each year;

•	Each individual’s payout award can be adjusted from 0% to 150% of target based on performance, as evaluated on a subjective basis by the Committee and the full board, and, for executives other than the CEO, by the CEO, taking into account such factors as they may determine. In 2010, there were no specific individual performance targets established for any of the named executive officers. The Committee, as discussed below, elected not to conduct subjective evaluations of individual performance of the named executive officers (including the CEO) in 2010, but instead decided to adjust the bonus payout by reducing the Company factor on a group basis; and

•	The maximum payout for each named executive officer is 200% of the target bonus award.

For 2010, the Company factor was 150%, based on adjusted EPS of $2.50 versus a budgeted EPS of $2.44 and an adjusted EBITDA of $2,408 million against a budgeted EBITDA of $2,381 million. While these financial results exceeded our target goals, the Committee nonetheless utilized its downward discretion to reduce the Company factor to 145% for the senior executive team, consisting of the named executive officers (including the CEO). This action was based on a determination by the Committee that Company-wide performance with respect to new sales in 2010 merited such an adjustment for the executive team as a whole. We believe the speculation advanced by some in the marketplace was that our focus on NextRx integration efforts would result in service issues and disruption for existing clients, and that this speculation negatively impacted our ability to meet our new sales targets during the first half of the year. As the year progressed and we demonstrated our ability to successfully integrate the NextRx business without impacting service to our clients, our sales results significantly improved but fell short of our overall target. The individual bonus amounts are reflected in the following table:

	Bonus	Bonus Award	2010 Company	2010 Actual Bonus
Executive	Target %	at Target	Factor %	Award

George Paz	130	$1,391,000	145	$2,016,950
Jeffrey Hall	80	466,000	145	675,700
Patrick McNamee	80	428,880	145	621,876
Ed Ignaczak	80	416,800	145	604,360
Keith Ebling	80	367,400	145	532,730

Long-Term Incentive Awards.  Factors considered by the Company in determining the appropriate equity vehicles to use include consideration of the prevalence of equity grants and mix in the competitive market assessment, rewarding share price improvement, retention, and relative stock and financial performance. Senior executives receive annual grants of long-term equity compensation allocated among three different types of equity grants. The annual awards are approved by the Committee based on the dollar value of the entire equity package, which is allocated among the forms of equity as follows for each of the named executive officers:

Award	Target % of Long-
Type	Term Awards	Key Features

Stock Options	50% (40% for CEO) based on the value calculated by the Black-Scholes valuation model, as described in Note 11 to the Consolidated Financial Statements in the Company’s 2010 10-K.
Vest in three equal annual installments.

Expire seven years from the date of grant. Exercise price equals the fair market value of the stock on the grant date.

Stock options only provide compensation value if the stock price increases after they are granted.

Restricted Stock Units	25% of the long-term award, based on the fair market value of our common stock on the date of grant.
Vest in three equal annual installments.

Upon vesting, payout in an equivalent number of shares of our common stock.

Restricted stock units’ realizable value is determined based on stock price at time of vesting.

Performance share awards	25% (35% for CEO) based on the fair market value of our common stock on the date of grant.	Value of payout depends on stock price and the achievement of performance metrics over a three-year period compared with the Peer Group Companies (Medco Health, Solutions, Inc. weighted 2x as it is a more direct business competitor).

Performance metrics are total stockholder return, three-year compound annual growth in EPS, and three-year average return on invested capital and are weighted equally. Performance and payouts are based on:

– Threshold: 40th percentile results in a payout of 35% of the targeted award;

– Target: 50th percentile results in a payout of 100% of the targeted award; and

– Maximum: 80th percentile results in a payout of 250% of the targeted award.

Performance and the related payout, between threshold and target, and target and maximum, are interpolated.

Settled in shares of stock on a share-for-share basis.

In keeping with the Company’s increased emphasis on pay-for-performance, the Committee believes that a larger portion of the chief executive officer’s long-term incentive compensation (35%) should be represented by performance shares, as compared to the 25% for the Company’s other executive officers. Therefore, for 2010, Mr. Paz’s long-term incentive awards were allocated as follows: 40% stock options, 25% restricted stock units, and 35% performance shares. The weighting of the equity components is subject to change based on the Committee’s evaluation and discretion.

The Committee has discretion to determine the vesting schedule for each time-based equity grant and generally makes grants that become exercisable in equal amounts over approximately three years. In order to relieve administrative burdens inherent with multiple vestings within a short time frame (e.g., calculation of tax withholding amounts, multiple SEC filing requirements, etc.), we generally align the annual vesting date for time-based equity awards to a date certain (as opposed to the anniversary of the actual grant date). For example, for annual awards to employees, which are granted in late February or early March of each year, we have historically aligned the set annual vesting dates for all awards to February 28. Except in the cases of retirement, disability or death, executives generally must be employed by the Company at the scheduled vesting time for their equity awards in order for such vesting to occur.

The size of a named executive’s equity compensation award is based upon the evaluation by the Committee regarding the contribution that the executive officer is expected to make to the overall growth and profitability during the vesting period. The Committee also considers long-term incentive compensation levels at the Peer Group Companies. While the Company maintains stock ownership guidelines, the Committee does not take into account existing stock ownership levels of individual executives in determining the amount of equity awards.

If a business transaction occurs that would change the basis for determining the results for incentive compensation payments, the Committee may adjust the metrics to reflect the new business circumstances in a manner that provides equivalent opportunity and results requirements. The Committee may also make similar adjustments to account for changes in accounting principles or practices, changes in the number of shares outstanding, and similar changes, and may determine whether adjustments should be made for one-time or extraordinary items, prior period adjustments, discontinued operations and similar items. Such adjustments could occur for the metrics in the Annual Bonus Plan or the performance share portion of the equity grants.

Performance Share Award Results.  The performance shares for the performance period January 1, 2008 through January 1, 2011 vested at 250% based on the achievement of the following criteria:

					Vesting as a	Vesting
	Express				Percentage	Percent by
	Scripts		Percentile	Peer	of PSU	Relative
Criteria	Performance	Weight	Rank	Rank	Grant	Weighting

Total Stockholder Return	15.0%	33 1/3%	100%	2 out of 16	250%	83 1/3%
Three Year Compounded Annual Growth Rate — EPS	27.0%	33 1/3%	100%	1 out of 16	250%	83 1/3%
Three Year Average Return on Invested Capital	22.3%	33 1/3%	100%	1 out of 16	250%	83 1/3%
Total Vesting						250%

The peer companies included for this performance period were in place in 2008 (the beginning of the performance period) and include the following: AmerisourceBergen Corp.; Becton, Dickinson and Company; Cigna Corporation; Coventry Health Care, Inc.; CVS Caremark Corporation; Health Net, Inc.; Henry Schein, Inc.; Humana, Inc.; Laboratory Corporation of America Holdings; Medco Health Solutions, Inc. (weighted as three companies); Omnicare, Inc.; Patterson Companies Inc.; and Quest Diagnostics, Inc. The vesting of these shares is reflected in the Options Exercises and Stock Vested Table on page 36.

Summary of 2010 Direct Compensation Decisions.  The Committee engaged the Compensation Consultant to conduct a competitive market assessment on total direct compensation in December 2009 for the named executive officers. The results of this assessment were as follows:

•	the base salaries and target total cash compensation (base salary plus annual bonus at target) were at or below the 25th percentile of market which equated to approximately 20% or more below the market median;

•	the prior year’s long-term incentive awards were at market median; and

•	the total direct compensation opportunities were between the 25th and 50th percentiles of the competitive market.

The competitive market assessment showed that total direct compensation for the named executive officers was not in line with the Company’s stated compensation philosophy. Consequently, the Committee carefully reviewed the value and performance of each named executive officer, the level and scope of responsibilities of the position and recommendations from the Compensation Consultant in light of the competitive market data.

Following this careful review, the Committee increased the CEO’s base salary from $980,000 to $1,100,000, a 12.2% increase. This adjustment reflects both his key contributions and his previous competitive market position of below the 25th percentile. After this adjustment, the CEO’s base salary remained below the Company’s stated compensation philosophy of targeting base salary at generally 5% below market median. Annual bonus opportunity of 130% of base salary with a maximum opportunity of 200% remained unchanged from the previous year.

In addition, the Committee increased base salaries for the other named executive officers between 11% and 16% in order to bring their base salaries closer to our stated compensation philosophy of targeting generally 5% below market median. Annual bonus opportunities were increased from 70% to 80% for Mr. Hall, Mr. McNamee, and Mr. Ebling. Mr. Ignaczak’s annual bonus opportunity of 80% remained unchanged. However, the maximum bonus opportunity was reduced from 250% to 200% for these executive officers.

For 2011, the Company’s budgeted merit increase of 2% will be applied to the base pay for each named executive officer.

The chart below details the compensation decisions for 2010 and highlights the performance-based nature of our program by illustrating that the amount of actual direct compensation was higher than target due to the above-target cash bonus awards earned under the Annual Bonus Plan for 2010 performance.

		ABP				Amount
		Target	Target			Earned
		Payout	Bonus		Total Target	Above/(Below)	Total Actual
	2010	as a % of	Award	2010 LTI	Direct	Target Bonus	Direct
Name	Salary(a)	Salary(b)	($)(c)	Award(d)	Compensation	Award(e)	Compensation

George Paz	$1,100,000	130%	$1,391,000	$7,000,000	$9,491,000	$625,950	$10,116,950
Jeffrey Hall	600,000	80%	466,000	1,900,000	2,966,000	209,700	3,175,700
Patrick McNamee	550,000	80%	428,880	1,700,000	2,678,880	192,996	2,871,876
Ed Ignaczak	540,000	80%	416,800	1,650,000	2,606,800	187,560	2,794,360
Keith Ebling	475,000	80%	367,400	1,500,000	2,342,400	165,330	2,507,730

(a)	Amounts shown represent base salaries effective April 1, 2010.

(b)	Payout range for 2010 as a percent of target bonus award is 0 — 200% for the named executive officers.

(c)	In determining the target bonus award, each executive’s target bonus percentage is applied to his base salary, with the effect of any salary adjustments during the year pro-rated for the portion of the year during which they were in effect.

(d)	Specific 2010 long-term incentive awards to the named executive officers are contained in the table under the caption “Grants of Plan-Based Awards in 2010” table on page 32.

(e)	Amounts shown represent the amount by which the annual bonus award under the Annual Bonus Plan was above the target opportunity due to above-target business performance. Discussion of actual awards is under the heading “Annual Bonus Plan” beginning on page 23.

Other Compensation Related Matters

Perquisites.  In accordance with the compensation philosophy to pay for performance, no perquisites are provided to the senior executive officers that we would be required to report under the rules applicable to this proxy statement. All of the executives have offices that are no larger than those of the regular offices in our headquarters building; no reserved parking is provided to employees at any level; and no financial counseling programs are provided for executives. In addition, higher compensated executives pay higher premiums for medical insurance than lower compensated employees.

Deferred Compensation.  The Company provides an opportunity for executives to participate in the Executive Deferred Compensation Plan (“EDCP”), a deferred compensation program that is intended to comply with the rules provided under Section 409A of the Internal Revenue Code. Under the EDCP, participating executives can elect to defer up to 50% of their annual base pay and up to 100% of their annual bonus. In addition, we have historically made contributions to each executive’s account under the EDCP equal to 6% of the executive’s annual cash compensation, with the contributions subject to a cliff vesting at the end of the third calendar year following the year for which they are awarded. At such time as an executive becomes eligible for retirement under the EDCP (which occurs upon reaching a minimum of age 55 and having a combined age plus years of service with the Company of 65), all contributions made to such executive’s account under the EDCP immediately become vested.

Other than the 6% annual cash contribution to the EDCP and the opportunity to participate in the Company’s qualified 401(k) plan, the Company provides no retirement benefits to its executives.

Deferred compensation gives executives a tax favored method of accumulating assets for current or retirement living expenses. The three-year vesting schedule that applies to the Company contributions is intended to serve as a retention device for the executives. Amounts contributed to the EDCP by either the participant or the Company are assumed to have been invested in one or more of a number of publicly available mutual funds and a Company Common Stock Fund. The plan is not formally funded and the returns that are paid on the participants’ accounts are equal to the gain or loss on the hypothetical market investments. As a result, the Committee believes that the Company has not promised to pay above-market returns on any participant’s account under the EDCP.

Additional Benefits.  Except as specifically described in this Compensation Discussion and Analysis, the executive officers participate in employee benefit plans generally available to all employees on the same terms as similarly situated employees, including our 401(k) plan and health and welfare plans. The Company provides equivalent health insurance to all of our employees, and the employee paid portions of the premiums on such insurance are tiered such that more highly compensated employees pay higher premiums in order to subsidize the premiums for lower paid employees. As a result, the employee contributions paid by our executives are more than 300% higher than those paid by our lowest paid employees.

Employment Agreements.  We have entered into employment agreements with our chief executive officer and each of our executive vice presidents, which also contain severance and change in control provisions. The Committee believes these agreements are appropriate for a number of reasons, including the following:

•	the agreements assist in attracting and retaining executives as we compete for talented employees in a marketplace where such agreements are commonly offered;

•	the severance provisions require terminated executives to execute a release in order to receive severance benefits and such benefits are conditioned upon compliance with various terms of the agreement, including non-competition, non-solicitation and non-disparagement covenants; and

•	the change in control and severance provisions help retain key personnel during rumored or actual acquisitions or similar corporate changes.

These agreements do not materially affect the Committee’s annual compensation determinations, as they only restrict its ability to reduce base salary.

In 2010, the employment agreement with the CEO was amended to, among other things, extend the term of the agreement, and eliminate tax gross-ups on certain parachute payments. Additional information about the employment agreements with the named executives, and the severance and change in control provisions of the agreements, can be found under the caption “Employment Agreements and Potential Payments Upon Termination or Change in Control” on page 37.

Deductibility of Compensation.  The goal for the deductibility of compensation is to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, to the extent deemed practicable or appropriate by the Committee. Section 162(m) places a limit of $1 million on the amount of compensation that a publicly-traded company may deduct in any one year for any of its “named executive officers.” This limitation does not apply to performance-based compensation meeting certain requirements (including the requirement that such compensation be paid under a stockholder-approved plan). For 2010, the grants of stock options and performance shares were designed to satisfy the deductibility requirements of Section 162(m).

As discussed above, the annual bonus awards are awarded and paid under the 2000 LTIP, thus satisfying the requirement under Section 162(m) that performance-based compensation be paid pursuant to a stockholder-approved plan. Accordingly, the Committee intends for these awards under the annual incentive program to be deductible for 2011 and future years.

Stock Ownership Guidelines for Executives.  The Company has guidelines for stock ownership among its executive group. The Committee reviewed the guidelines in 2010 and approved amendments at its December 2010 meeting. The purpose of the guidelines is to have each executive show his or her commitment to the Company and to its stockholders by holding a prescribed number of shares. Included in determining compliance with these guidelines are the following:

•	Unvested restricted stock/restricted stock units, net of taxes;

•	share equivalents under the EDCP, net of taxes;

•	vested, unexercised stock options and stock-settled stock appreciation rights(“SSARs”), net of taxes; and

•	long shares held outside of the plan.

Unvested performance shares, unvested stock options, and unvested SSARs are not included in determining compliance. Even though these guidelines are not mandatory, each executive’s status with respect to stock ownership is annually reviewed and communicated. Each executive has five years from the time of becoming an executive officer to attain the recommended ownership level. The guidelines require each individual to hold a number of eligible shares with a value at least equal to a multiple of his or her base annual salary as follows: 5.0x (previous requirement, 4.0x) for the chief executive officer, 3.0x for all executive vice presidents (previous requirement for the chief operating officer’s multiple was 3.5x), 2.5x for all senior vice presidents, and 1.0x-1.5x for our vice presidents, with an exception for cases where the guidelines are not met due to a decrease in the stock price. As of December 31, 2010, each of the named executive officers had met his stock ownership requirements.

Option Granting Policy.  The Company has a Policy for Grant Approvals and for Establishing Grant Date for Equity Grants. Under this policy:

•	annual awards of equity will be approved by the Committee, and ratified by the board of directors, during the first quarter of each fiscal year, or at a special meeting, normally in advance of the annual earnings release, with an effective grant date as of the last to occur of the following: (i) the date of the final action necessary by the Committee, the board of directors or the chief executive officer (as appropriate) to approve such award; (ii) such later date as may be specified in the terms of such award; or (iii) if the effective date under the (i) or (ii) above would not fall within an “open window” trading period, then such award will be granted with an effective grant date as of the third trading date following the date of our next succeeding release of quarterly or annual financial results;

•	special awards for new hires, retention, promotional and special recognition may be granted during an “open window” trading period or, if the Committee, the board of directors or the chief executive officer (as appropriate) acts outside of such a period, then such award will be granted with an effective grant date as of the third trading date following the date of our next succeeding release of quarterly or annual financial results;

•	the exercise price of stock options and stock appreciation rights will be not less than the closing trading price of the stock on the grant date; and

•	equity grants will be made on a nominal value basis consistent with the method the Company uses to value options for financial reporting purposes under Statement of Financial Accounting Standard, or “SFAS,” No. 123R.

By making grants during the first quarter, the Committee is able to consider the previous year’s financial performance in determining the size and structure of such grants, both in the aggregate and with respect to individual executives. Additionally, by making the awards during the first quarter, such grants are coordinated with the annual bonus awards and annual salary adjustments.

Derivatives Trading.  Because a primary goal of equity-based incentive compensation is to align the interests of our executives with our stockholders, our policy prohibits the trading of derivative securities related to shares of our stock.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Maura C. Breen (Chair), Gary G. Benanav, Nicholas J. LaHowchic and John O. Parker, Jr., none of whom are employees or current or former officers of our Company, or had any relationship with our Company required to be disclosed under “Certain Relationships and Related Party Transactions.”

Compensation Committee Report

The Compensation Committee of Express Scripts, Inc. has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K.

March 21, 2011

COMPENSATION COMMITTEE

Maura C. Breen, Chairperson
Gary G. Benanav
Nicholas J. LaHowchic
John O. Parker, Jr.

Summary Compensation Table

The following table summarizes the compensation of our named executive officers listed in the table for the year ended December 31, 2010:

			Stock			Non-Equity
			Awards		Option	Incentive Plan		All Other
		Salary	(1)(10)		Awards	Compensation		Compensation	Total
Name and Principal Position	Year	($)	($)		(2)($)	($)		($)(4)	($)

George Paz	2010	$1,066,308	$4,200,000	(5)	$2,800,000	$2,016,950	(3)	$227,938	$10,311,196
President, Chief	2009	971,692	4,146,000		2,764,000	2,528,500		217,582	10,627,774
Executive Officer, Chairman	2008	941,808	4,020,000		2,680,000	2,450,500		195,448	10,287,756
Jeffrey Hall	2010	580,346	950,000	(6)	950,000	675,700	(3)	89,911	3,245,957
Executive Vice President,	2009	507,846	885,000		885,000	714,000		80,521	3,072,367
Chief Financial Officer	2008	328,846	1,100,000		1,600,000	630,000		19,731	3,678,577
Patrick McNamee	2010	534,389	850,000	(7)	850,000	621,876	(3)	85,541	2,941,806
Executive Vice President,	2009	490,412	745,000		745,000	687,120		80,840	2,748,372
Chief Operating Officer	2008	464,981	725,000		725,000	652,750		70,857	2,638,588
Ed Ignaczak	2010	518,662	825,000	(8)	825,000	604,360	(3)	87,578	2,860,600
Executive Vice President,	2009	460,123	720,000		720,000	736,800		80,657	2,717,580
Sales & Marketing	2008	422,692	700,000		700,000	680,000		64,275	2,566,967
Keith Ebling	2010	457,312	750,000	(9)	750,000	532,730	(3)	74,045	2,564,087
Executive Vice President,	2009	408,677	877,500		877,500	572,600		51,395	2,787,672
GeneralCounsel	2008	—	—		—	—		—	—

(1)	Amounts reflect the aggregate fair value of restricted stock and performance share awards as of their grant date calculated in accordance with ASC Topic 718. For restricted stock, restricted stock units and performance share awards, fair value is calculated using the closing price of our common stock on the date of grant. For additional information regarding stock-based compensation, refer to Note 11 to the Consolidated Financial Statements included in the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010 (our “2010 10-K” ).

(2)	Amounts reflect the aggregate fair value of stock options as of their grant date calculated in accordance with ASC Topic 718. The values were calculated using the Black-Scholes multiple option-pricing model. For additional information regarding stock-based compensation, including the assumptions used in the Black-Scholes model, refer to Note 11 Consolidated Financial Statements included in the financial statements in our 2010 10-K.

(3)	Amounts reflect the cash awards earned during 2010 under our annual bonus plan, as discussed in the Compensation Discussion and Analysis above. These amounts were approved by the Compensation Committee at its February 21, 2011 meeting and were paid in March 2011.

(4)	Amounts shown as “All Other Compensation” include the basic company credit contribution under the EDCP and the matching contribution under the Company’s 401(k) plan. The amounts for 2010 are as follows:

Compensation Category	Mr. Paz	Mr. Hall	Mr. McNamee	Mr. Ignaczak	Mr. Ebling

Company Credit Contribution under the EDCP	$215,688	$77,661	$73,291	$75,328	$61,795
Company Matching Contribution to the 401(k)	12,250	12,250	12,250	12,250	12,250

Total	227,938	89,911	85,541	87,578	74,045

(5)	Includes both an award of performance shares with a grant date fair value of $2,450,000, which is based on the market price of common stock on date of grant, and an award of time-based restricted stock units with a grant date fair value of $1,750,000.

(6)	Includes both an award of performance shares with a grant date fair value of $475,000, which is based on the market price of common stock on date of grant, and an award of time-based restricted stock units with a grant date fair value of $475,000.

(7)	Includes both an award of performance shares with a grant date fair value of $425,000, which is based on the market price of common stock on date of grant, and an award of time-based restricted stock units with a grant date fair value of $425,000.

(8)	Includes both an award of performance shares with a grant date fair value of $412,500, which is based on the market price of common stock on date of grant, and an award of time-based restricted stock units with a grant date fair value of $412,500.

(9)	Includes an award of performance shares with a grant date fair value of $375,000, which is based on the market price of common stock on date of grant, and an award of time-based restricted stock units with a grant date fair value of $375,000.

(10)	With respect to the value of performance shares, the payout is dependent on the stock price and our relative performance with respect to the performance metrics over a three-year period. The maximum payout is 250% of the targeted award, which would result in a maximum value of: $6,125,000 for Mr. Paz; $1,187,500 for Mr. Hall; $1,062,500 for Mr. McNamee; $1,031,250 for Mr. Ignaczak; and $937,500 for Mr. Ebling (for a full discussion on performance shares, see “Long-Term Incentive Awards” beginning on page 25).

Grants of Plan-Based Awards in 2010

The following table provides additional information about long-term incentive plan (LTIP) awards consisting of performance share awards (PSUs), restricted stock units (RSUs), non-qualified stock options (options) and non-equity incentive plan awards granted to the named executive officers in 2010:

										All Other
										Stock	All Other
										Awards:	Option
							Estimated Future Payouts			Number	Awards:	Exercise	Grant Date
				Estimated Future Payouts Under			Under			of Shares	Number of	or Base	Fair Value
				Non-Equity Incentive Plan			Equity Incentive Plan			of Stock	Securities	Price of	of Stock
			Committee	Awards(2)			Awards(3)			or	Underlying	Option	Option
		Grant	Action	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)	Options(5)	Awards	Awards(6)
Name	Type of	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)
(a)	Award	(b)(1)	(1)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

George Paz	2000 LTIP (PSUs)	3/3/2010	2/17/2010				17,324	49,498	123,745				$2,450,000
	2000 LTIP (RSUs)	3/3/2010	2/17/2010							35,356			$1,750,000
	2000 LTIP (Options)	3/3/2010	2/17/2010								174,386	$49.495	$2,800,000
	2010 ABP		2/17/2010	N/A	$1,391,000	$2,782,000

Jeffrey Hall	2000 LTIP (PSUs)	3/3/2010	2/17/2010				3,359	9,596	23,990				$475,000
	2000 LTIP (RSUs)	3/3/2010	2/17/2010							9,596			$475,000
	2000 LTIP (Options)	3/3/2010	2/17/2010								59,166	$49.495	$950,000
	2010 ABP		2/17/2010	N/A	$466,000	$932,000

Patrick McNamee	2000 LTIP (PSUs)	3/3/2010	2/17/2010				3,005	8,586	21,465				$425,000
	2000 LTIP (RSUs)	3/3/2010	2/17/2010							8,586			$425,000
	2000 LTIP (Options)	3/3/2010	2/17/2010								52,938	$49.495	$850,000
	2010 ABP		2/17/2010	N/A	$428,880	$857,760

Ed Ignaczak	2000 LTIP (PSUs)	3/3/2010	2/17/2010				2,917	8,334	20,835				$412,500
	2000 LTIP (RSUs)	3/3/2010	2/17/2010							8,334			$412,500
	2000 LTIP (Options)	3/3/2010	2/17/2010								51,382	$49.495	$825,000
	2010 ABP		2/17/2010	N/A	$416,800	$833,600

Keith Ebling	2000 LTIP (PSUs)	3/3/2010	2/17/2010				2,652	7,576	18,940				$375,000
	2000 LTIP (RSUs)	3/3/2010	2/17/2010							7,576			$375,000
	2000 LTIP (Options)	3/3/2010	2/17/2010								46,710	$49.495	$750,000
	2010 ABP		2/17/2010	N/A	$367,400	$734,800

(1)	Consistent with the terms of the equity grant policy, at its February 2010 meeting the Committee set the grant date of the annual LTI grant as March 3, 2010, which was the third trading date following the date of the earnings release.

(2)	The amounts in columns (c), (d) and (e) represent the threshold, target and maximum payouts under the Annual Bonus Plan (“ABP”) for 2010. Payouts under the ABP depend on the achievement of adjusted EPS and EBITDA targets. There is no minimum amount payable for a certain level of performance under the ABP and accordingly, no amounts are reported in the “Threshold” column. As discussed in more detail in “Compensation Discussion and Analysis — Components of Executive Compensation — Annual Bonus Plan” beginning on page 23, the funding of the bonus pool is 0% if the adjusted EPS target is not met. Assuming the adjusted EPS target is met, if the Company fails to meet its EBITDA target, the pool will be reduced by 50% of the EBITDA shortfall until the EBITDA target is achieved. The actual payouts for 2010 can be found in our Compensation Discussion and Analysis beginning on page 17.

(3)	The amounts in columns (f), (g) and (h) represent the threshold, target and maximum payouts under the performance share grants made to the named executives for the January 1, 2010 through January 1, 2013 performance period. The number of shares of our common stock to be delivered upon settlement of the performance shares will be determined based upon our performance over a set period versus the peer group companies identified in our Compensation Discussion & Analysis beginning on page 17. Realization of the performance share awards and their actual value, if any, will depend on our performance versus the peer group and the market value of our common stock on the date the performance share awards are settled.

(4)	The numbers in column (i) represent the restricted stock units. For each of the March 3, 2010 awards, one-third of these restricted stock awards are scheduled to vest February 28, 2011, February 28, 2012, and February 28, 2013 subject to acceleration under the terms of the 2000 LTIP.

(5)	The numbers in column (j) represent non-qualified stock options. The options have an exercise price of $49.495 (the closing price of our common stock on the grant date) and are scheduled to vest in three (3) substantially equal installments on February 28, 2011, February 28, 2012, and February 28, 2013 subject to acceleration under the terms of the 2000 LTIP, and will expire seven years following the grant.

(6)	The amounts in column (l) for restricted stock units and performance share awards are based on the grant date fair value. The amounts in column (l) for options are estimated on the date of grant using a Black-Scholes multiple option-pricing model. For additional information regarding stock-based compensation, including the assumptions used in the Black-Scholes model, refer to Note 11 to the Consolidated Financial Statements included in the financial statements in our 2010 10-K.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table provides information on vested and unvested equity awards held by the named executive officers as of December 31, 2010:

Option Awards	Stock Awards
Equity
Incentive
Plan
Awards:
Equity	Market or
Incentive	Payout
Plan Awards:	Value of
Number of	Unearned
Unearned	Shares,
Number of	Number of	Number of	Market Value	Shares, Units	Units or
Securities	Securities	Shares or	of Shares or	or Other	Other
Underlying	Underlying	Units of Stock	Units of Stock	Rights That	Rights That
Unexercised	Unexercised	Option Exercise	Option	That Have	That Have	Have Not	Have Not
Grant	Options	Options	Price	Expiration	Not Vested	Not Vested	Vested	Vested
Name	Date	(# Exercisable)	(# Unexercisable)	($)	Date	(#)	($)	(#)	($)

George Paz	2/28/2006	275,696	$21.8175	2/28/2013

2/22/2007	410,148	$19.6625	2/22/2014

2/26/2008	191,036	95,516	(1)	$31.92	2/26/2015	17,490	(4)	$945,335	183,660	(7)	$9,926,823

3/2/2009	131,652	263,304	(2)	$22.87	3/2/2016	50,356	(5)	$2,721,742	264,370	(8)	$14,289,199

3/3/2010	174,386	(3)	$49.495	3/3/2017	35,356	(6)	$1,910,992	123,745	(9)	$6,688,417

Jeffrey Hall	5/27/2008	101,776	50,886	(10)	$35.77	5/27/2015	6,288	(11)	$339,866	29,700	(7)	$1,605,285

3/2/2009	42,152	84,308	(2)	$22.87	3/2/2016	12,900	(5)	$697,245	48,370	(8)	$2,614,399

3/3/2010	59,166	(3)	$49.495	3/3/2017	9,596	(6)	$518,664	23,990	(9)	$1,296,660

Patrick McNamee	2/28/2006	37,616	$21.8175	2/28/2013

2/22/2007	63,388	$19.6625	2/22/2014

2/26/2008	51,680	25,838	(1)	$31.92	2/26/2015	3,784	(4)	$204,525	28,390	(7)	$1,534,480

3/2/2009	35,484	70,970	(2)	$22.87	3/2/2016	10,858	(5)	$586,875	40,715	(8)	$2,200,646

3/3/2010	52,938	(3)	$49.495	3/3/2017	8,586	(6)	$464,073	21,465	(9)	$1,160,183

Ed Ignaczak	10/29/2004	13,520	(12)	$730,756

2/26/2008	24,948	(1)	$31.92	2/26/2015	3,654	(4)	$197,499	27,410	(7)	$1,481,511

3/2/2009	68,588	(2)	$22.87	3/2/2016	10,494	(5)	$567,201	39,350	(8)	$2,126,868

3/3/2010	51,382	(3)	$49.495	3/3/2017	8,334	(6)	$450,453	20,835	(9)	$1,126,132

Keith Ebling	3/5/2004	16,840	$9.395	3/5/2011

3/1/2005	20,960	$9.66	3/1/2012

5/24/2005	16,000	$11.785	5/24/2012

2/28/2006	9,984	$21.8175	2/28/2013

2/22/2007	16,780	$19.6625	2/22/2014

2/26/2008	9,652	4,824	(1)	$31.92	2/26/2015	364	(4)	$19,674

3/2/2009	15,002	(13)	7,502	(13)	$22.87	3/2/2016	1,148	(13)	$62,049	8,605	(13)	$465,100

3/2/2009	34,294	68,588	(2)	$22.87	3/2/2016	10,494	(5)	$567,201	39,350	(8)	$2,126,868

3/3/2010	46,710	(3)	$49.495	3/3/2017	7,576	(6)	$409,483	18,940	(9)	$1,023,707

(1)	The unvested portion of this option grant is scheduled to vest on February 26, 2011.

(2)	The unvested portion of this option grant is scheduled to vest in two (2) substantially equal installments on March 2, 2011 and March 2, 2012.

(3)	The unvested portion of this option grant is scheduled to vest in three (3) substantially equal installments on February 28, 2011, February 28, 2012 and February 28, 2013.

(4)	The unvested portion of this restricted stock award is scheduled to vest on February 28, 2011.

(5)	The unvested portion of this restricted stock unit award is scheduled to vest in two (2) substantially equal installments on February 28, 2011 and February 28, 2012.

(6)	The unvested portion of this restricted stock unit award is scheduled to vest in three (3) substantially equal installments on February 28, 2011, February 28, 2012 and February 28, 2013.

(7)	Performance shares became payable following the end of the performance period on January 1, 2011. The stated numbers reflect the maximum possible award, which was distributed as a result of achievement of the performance goals during the performance period (250% of target).

(8)	Performance shares become payable following the end of the performance period on January 1, 2012. In accordance with SEC rules, because the maximum number of shares was awarded for the performance shares, which settled in 2010, we are also reporting the maximum number (250% of target) for these outstanding awards. The number of shares payable may decrease from the maximum amount based upon the relative performance with respect to the performance criteria.

(9)	Performance shares become payable following the end of the performance period on January 1, 2013. In accordance with SEC rules, because the maximum number of shares was awarded for the performance shares, which settled in 2010, we are also reporting the maximum number (250% of target) for these outstanding awards. The number of shares payable may decrease from the maximum amount based upon the relative performance with respect to the performance criteria.

(10)	The unvested portion of this option grant is scheduled to vest on May 27, 2011.

(11)	The unvested portion of this restricted stock award is scheduled to vest on May 27, 2011.

(12)	Restricted stock grant with original vesting date of October 29, 2014, with potential for accelerated vesting based on the achievement of certain financial performance targets. Based upon achievement of certain financial performance targets, vesting of 70,776 shares were accelerated to March 31, 2007 and the balance of 13,520 shares are scheduled to vest on October 29, 2014.

(13)	The equity award of stock options, restricted stock units and performance shares were approved by our board of directors on December 9, 2008, however, since the grant occurred during a “closed window,” the grant date for each equity grant award was March 2, 2009. The unvested portion of the stock options and restricted stock units vest on December 9, 2011. Performance shares become payable following the end of the performance period on January 1, 2011. The stated number reflects the maximum possible award, which was distributed as a result of achievement of the performance goals during the performance period (250% of target).

Option Exercises and Stock Vested Table

The following table provides information on the value realized by the named executive officers for stock options and SSARs exercised during 2010, and for restricted stock awards (RSAs), restricted stock units (RSUs) and performance share awards (PSUs) which vested during 2010:

		Option Awards		Stock Awards
		Number of Shares	Value Realized on	Number of Shares	Value Realized on
		Acquired on Exercise	Exercise(1)	Acquired on Vesting	Vesting (2)
Name	Type of Award	(#)	($)	(#)	($)

George Paz	2000 LTIP (Options/SSARs)	837,368	$34,990,491
	2000 LTIP (PSUs)			203,290	$10,029,312
	2000 LTIP (RSAs/RSUs)			68,284	$3,192,935
Jeffrey Hall	2000 LTIP (RSAs/RSUs)			12,738	$629,792
Patrick McNamee	2000 LTIP (PSUs)			31,420	$1,550,106
	2000 LTIP (RSAs/RSUs)			13,172	$619,181
Ed Ignaczak	2000 LTIP (Options/SSARs)	199,282	$5,102,029
	2000 LTIP (PSUs)			27,720	$1,367,566
	2000 LTIP (RSAs/RSUs)			12,392	$583,285
Keith Ebling	2000 LTIP (RSAs/RSUs)			7,396	$360,011

(1)	Amounts reflect the value of the options exercised based on the difference between the exercise price for the options and the actual market value upon exercise.

(2)	Amounts reflect the value of the vested stock based on the closing price for our stock on the vesting date.

Nonqualified Deferred Compensation in 2010

The following table provides information on contributions, earnings and account balances for the named executives in our Executive Deferred Compensation Plan, or “EDCP”. The table also shows the aggregate earnings credited to the executives’ EDCP accounts during 2010, as well as the executives’ aggregate balances under the EDCP as of December 31, 2010. None of the Named Executive Officers received payments under the EDCP during 2010:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance
	Last FY	Last FY(1)	Last FY(2)	Distributions	at Last FYE(3)
Name	($)	($)	($)	($)	($)

George Paz	—	$205,332	$802,133	—	$5,509,627
Jeffrey Hall	—	68,271	15,482	—	111,887
Patrick McNamee	—	68,590	51,299	—	317,919
Ed Ignaczak	—	68,407	124,486	—	1,047,870
Keith Ebling	—	39,145	6,273	—	47,990

(1)	Amounts reflect contributions made by us during 2010 to the named executives’ accounts under the EDCP. These amounts are equal to 6% of all cash compensation (salary and annual bonus) received by the named executives during 2009. These contributions vest as of December 31 of the third year after the year with respect to which they were calculated, in this case December 31, 2012, unless the executive is eligible for retirement under the EDCP, in which case these contributions vest immediately.

(2)	A participant’s account under the EDCP is deemed to be invested in the hypothetical investment options selected by the participant from among the investment options available under the Company’s 401(k) plan and a Company Stock Fund. The account is credited with gains or losses actually experienced by the selected hypothetical investments. Accordingly, the EDCP does not credit above-market or preferential earnings on nonqualified deferred compensation.

(3)	Amounts shown include 2010 executive and company contributions and related earnings, as well as deferrals of salary, bonus and annual incentives (together with related earnings) from prior years’ participation in the EDCP.

Employment Agreements and Potential Payments upon Termination or Change in Control

We have employment agreements with all of the named executive officers which we refer to as the “agreements.” The agreement with Mr. Paz was amended effective December 15, 2010, and the terms described below reflect such amendment.

General Terms.  The agreements are substantially identical (except as specifically set forth below) and provide for the following:

•	Term of Employment Agreements. The agreement with Mr. Paz runs through March 31, 2014 without renewal other than through the mutual agreement of the parties. The employment period under the agreements for the other named executive officers (other than Mr. Paz) runs through March 31 of each year and is automatically renewed for successive one-year periods unless either party provides at least ninety days notice prior to the end of the then current term. Neither party under any of these agreements gave such notice prior to the end of the current employment period (which ends on March 31, 2011), and, as a result, each of these agreements has been renewed through March 31, 2012.

•	Compensation and Benefits. Each of the agreements generally provides for: (i) the payment of an annual base salary (which may not be reduced after any increase); (ii) a guaranteed minimum annual bonus target equal to a fixed percentage of the executive’s base salary pursuant to and in accordance with our bonus plan; (iii) participation in our employee benefit plans (other than bonus and incentive plans) on the same basis as such plans are generally made available to our other senior executives; (iv) the right to receive restricted stock units, stock options and other equity awards and deferred compensation, to the extent determined by us and our board of directors; (v) the reimbursement of reasonable business expenses incurred in performing the executive’s duties; and (vi) such perquisites and fringe benefits to which our other senior executives are entitled and which are suitable for the executive’s position.

•	Benefits Upon Termination of Employment Prior to Expiration of Employment Period. Each agreement provides for the provision and forfeiture of certain benefits if the executive’s employment is terminated prior to the expiration of the employment period (including any renewal period in effect). In general, if the executive’s employment is terminated prior to expiration of the employment period, the executive is not entitled to receive any further payments or benefits that have not already been paid or provided except as follows:

•	The executive will be entitled to (i) all previously earned and accrued, but unpaid, annual base salary; (ii) reimbursement for any business expenses properly incurred prior to termination; and (iii) such other employee benefits (if any) to which the executive may be entitled under our employee benefit plans.

•	If the executive’s employment is terminated by us other than for “cause” or “disability,” or by the executive for “good reason” (as each of those terms are defined in the agreement), the executive is entitled to receive: (i) any annual bonus earned for a previously completed fiscal year but unpaid as of the termination date, payable to the extent the corporate bonus pool is approved by the Compensation Committee; (ii) a severance benefit equal to 18 months of his base salary plus 150% of a specified portion of the executive’s bonus potential for the year based on the average percentage of the potential earned for the three prior years (which amount may be greater if the termination date occurs within one year after a change in control of the Company) payable in equal monthly installments over 18 months; and (iii) reimbursement for the cost of continuing medical insurance under COBRA for a period of 18 months after termination (for Mr. Paz, payments for 36 months equal to the cost of continuing medical insurance under COBRA and, following expiration of the COBRA period, equivalent medical insurance coverage).

•	If the executive’s employment terminates on account of death, “disability” or “retirement” (as those terms are defined in the agreement) prior to the end of his initial employment period under the agreement, he generally is entitled to receive (i) any annual bonus earned for a previously completed fiscal year but unpaid as of the termination date, payable to the extent the corporate bonus pool is approved by the Compensation Committee; and (ii) reimbursement for the cost of continuing medical insurance under COBRA for a period of 18 months (for Mr. Paz, payments for 36 months equal to the cost of continuing medical insurance under COBRA and, following expiration of the COBRA period, equivalent medical insurance coverage). Also, with respect to any equity grants made to the executive under our 2000 LTIP during the term of the agreement, a proper “retirement” under the agreement is treated as a retirement under such plan. In addition, if an executive’s retirement qualifies as a “tenured retirement” or an “early retirement,” he would be eligible for certain additional items as described below.

In addition, if either party elects not to renew the agreement at the end of any employment period, the executive will be entitled to receive any annual bonus earned for a previously completed fiscal year but unpaid as of the termination date, payable to the extent the corporate bonus pool is approved by the Compensation Committee.

Mr. Paz’s severance benefits following certain terminations of employment, to the extent otherwise due during the first six months following termination of employment, will be accrued and paid in a lump sum on the first day of the first month which is more than six months following such termination of employment, with a reasonable rate of interest, as determined by the Company.

•	Benefits upon “Tenured Retirement.” If the executive’s employment terminates on account of a “tenured retirement” (as defined by the agreement), in addition to the benefits upon retirement as described above, the executive would be entitled to the following:

•	For all stock options or stock appreciation rights granted after January 1, 2008 (i) vested awards would remain vested and exercisable through the end of their term, and (ii) unvested awards would continue to vest in accordance with their terms as if the executive were still employed by us, and remain vested and exercisable through the end of their term.

•	For all unvested restricted stock units granted after January 1, 2008, such awards would continue to vest in accordance with their terms as if the executive were still employed by us.

•	For all unvested performance shares granted after January 1, 2008, such shares would be considered vested upon retirement, but only to the extent the performance criteria are ultimately met; provided, however, that for any years in the performance period during which the executive works less than three months, a pro-rated portion of the performance shares would be subject to a cap of 100% of target.

•	Benefits upon “Early Retirement.” If the executive’s employment terminates on account of “early retirement” (as defined in the agreement), in addition to the benefits upon retirement as described above, the executive would be entitled to the following:

•	For all stock options or stock appreciation rights granted after January 1, 2008 (i) vested awards would remain vested and exercisable for the standard post-termination period set out in our 2000 LTIP, plus an additional month for each month the executive worked past his 55th birthday through retirement, and (ii) a pro-rated portion of the unvested awards (determined based on the number of months worked past age 55 through retirement, divided by 60) would continue to vest in accordance with its terms as if the executive were still employed by us, and remain vested and exercisable for the same extended period as the vested options in the preceding phrase (i).

•	For all unvested restricted stock units granted after January 1, 2008, a pro-rated portion of the unvested awards (determined based on the number of months worked past age 55 through retirement, divided by 60) would continue to vest in accordance with its terms as if the executive were still employed by us.

•	For all unvested performance shares granted after January 1, 2008, a pro-rated portion of the unvested shares (determined based on the number of months worked past age 55 through retirement, divided by 60) would be considered vested upon retirement, but only to the extent the performance criteria are ultimately met; provided, however, that for any years in the performance period during which the executive works less than three months, a further pro-rated portion of the performance shares would be subject to a cap of 100% of target.

•	Restrictive Covenants. Upon termination of each executive’s employment with us, such executive is prohibited from (i) soliciting any client or prospective client of ours for a period of two years after termination; (ii) soliciting or hiring any employee of ours for a period of two years after termination; (iii) competing with us for a period of eighteen months after termination; or (iv) disclosing certain confidential information with respect to us or our business. If, following either a tenured retirement or an early retirement, the executive violates these covenants, then the executive would forfeit all unvested or unexercised equity awards, and would be required to reimburse us for any realized benefits resulting from his retirement.

•	Tax Indemnification. In the event that any amount or benefit paid or distributed to an executive (other than Mr. Paz) pursuant to the agreement, taken together with any amounts or benefits otherwise paid or distributed to such executive by us pursuant to any other arrangement or plan (we refer to such payments as “covered payments”), would result in the executive’s liability for the payment of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, we will make a “gross-up” payment to the executive to fully offset the excise tax, provided the aggregate present value of the covered payments is equal to or exceeds 125% of the maximum total payment which could be made to the executive without triggering the excise tax. If the aggregate present value of the covered payments, however, exceeds such maximum amount, but is less than 125% of such maximum amount, then we may, in our discretion, reduce the covered payments so that no portion of the covered payments is subject to the excise tax, and no gross-up payment would be made. Pursuant to the amendment of the employment agreement of Mr. Paz in 2010, he is not eligible to receive such a tax “gross-up” payment.

Estimated Benefits.  The tables below reflect the amount of incremental compensation that would be paid to each named executive officer upon the termination of his employment or upon a change in control. These amounts assume that such termination or change in control was effective as of December 31, 2010 and that the price of our common stock upon which certain of the calculations are made was the closing price of $54.05 per share on that date. Accordingly, the computation of these amounts requires us to make certain estimates that are further described above in the description of the agreement or in the accompanying footnotes. Some of these amounts are payable pursuant to the terms of the agreement while others arise from the terms of the applicable grant and/or benefit plan. Those amounts payable pursuant to the agreement generally require the executive to sign a general release and to comply with certain contractual terms including those related to noncompetition, nonsolicitation and non-disparagement.

Because the incremental amount of payments to be made depends on several factors, the actual amounts to be paid out upon termination of employment or a change in control can only be determined at the time of the event. The tables do not include the nonqualified deferred compensation that would be paid, which is set forth in the “Nonqualified Deferred Compensation Table” above, except to the extent an individual is entitled to an additional benefit as a result of the termination or change in control. The estimated payments upon termination and change in control are as follows:

GEORGE PAZ

			Good Reason or			Change in Control(1)
Executive Benefits and			Involuntary Not			With Offer of	Without Offer of
Payments Upon	Voluntary	Retirement	for Cause	For Cause	Death or	Comparable	Comparable
Termination	Termination	(4)	Termination	Termination	Disability	Employment	Employment

Compensation:
Severance Benefit	—	—	3,795,000(2)	—	—	—	5,929,348(2)(3)
Accrued but Unpaid
Annual Bonus	—	—	—	—	—	—	—
Long-term Incentive:
Performance Shares	—	1,526,480	14,628,595(5)	—	14,628,595(5)	18,317,869(6)	18,317,869(6)
Stock Option/SSARs Unvested & Accelerated	—	904,435	—	—	11,117,916	11,117,916	11,117,916
Restricted Stock Unvested & Accelerated	—	464,830	—	—	3,953,294	2,789,034(7)	5,578,068
Deferred Compensation Unvested & Accelerated	—	389,280	—	—	389,280	—	—(3)
Benefits:
Post-termination Health Care	—	53,570(8)	53,570(8)	—	53,570(8)	—	53,570(8)
Accrued Vacation/PTO	224,136	224,136	224,136	—	224,136	224,136(9)	224,136(3)
Total	224,136	3,562,731	18,701,301	—	30,366,791	32,448,955	41,220,907

JEFFREY HALL

			Good Reason or			Change in Control(1)
Executive Benefits and			Involuntary Not			With Offer of	Without Offer of
Payments Upon	Voluntary	Retirement	for Cause	For Cause	Death or	Comparable	Comparable
Termination	Termination	(4)	Termination	Termination	Disability	Employment	Employment

Compensation:
Severance Benefit	—	—	1,332,000(2)	—	—	—	1,332,000(2)(3)
Accrued but Unpaid
Annual Bonus	—	—	—	—	—	—	—
Long-term Incentive:
Performance Shares	—	—	2,475,259(5)	—	2,475,259(5)	3,169,708(6)	3,169,708(6)
Stock Option/SSARs Unvested & Accelerated	—	—	—	—	3,828,421	3,828,421	3,828,421
Restricted Stock Unvested & Accelerated	—	—	—	—	1,092,662	777,888(7)	1,555,775
Deferred Compensation Unvested & Accelerated	—	88,002	—	—	88,002	—	—(3)
Benefits:
Post-termination Health Care	—	—	26,785(8)	—	26,785(8)	—	26,785(8)
Accrued Vacation/PTO	62,458	62,458	62,458	—	62,458	62,458(9)	62,458(3)
280G Tax Gross-up	—	—	—	—	—	1,417,603	2,690,533
Total	62,458	150,460	3,896,502	—	7,573,587	9,256,078	12,665,680

PATRICK MCNAMEE

			Good Reason or			Change in Control(1)
Executive Benefits and			Involuntary Not			With Offer of	Without Offer of
Payments Upon	Voluntary	Retirement	for Cause	For Cause	Death or	Comparable	Comparable
Termination	Termination	(4)	Termination	Termination	Disability	Employment	Employment

Compensation:
Severance Benefit	—	—	1,485,000(2)	—	—	—	2,142,302(2)(3)
Accrued but Unpaid
Annual Bonus	—	—	—	—	—	—	—
Long-term Incentive:
Performance Shares	—	—	2,275,935(5)	—	2,275,935(5)	2,878,811(6)	2,878,811(6)
Stock Option/SSARs Unvested & Accelerated	—	—	—	—	3,025,772	3,025,772	3,025,772
Restricted Stock Unvested & Accelerated	—	—	—	—	879,616	627,737(7)	1,255,473
Deferred Compensation Unvested & Accelerated	—	127,947	—	—	127,947	—	—(3)
Benefits:
Post-termination Health Care	—	—	26,785(8)	—	26,785(8)	—	26,785(8)
Accrued Vacation/PTO	74,038	74,038	74,038	—	74,038	74,038(9)	74,038(3)
280G Tax Gross-up	—	—	—	—	—	—	—
Total	74,038	201,985	3,861,758	—	6,410,093	6,606,358	9,403,181

EDWARD IGNACZAK

			Good Reason or			Change in Control(1)
Executive Benefits and			Involuntary Not			With Offer of	Without Offer of
Payments Upon	Voluntary	Retirement	for Cause	For Cause	Death or	Comparable	Comparable
Termination	Termination	(4)	Termination	Termination	Disability	Employment	Employment

Compensation:
Severance Benefit	—	—	1,458,000(2)	—	—	—	2,102,741(2)(3)
Accrued but Unpaid
Annual Bonus	—	—	—	—	—	—	—
Long-term Incentive:
Performance Shares	—	—	2,198,754(5)	—	2,198,754(5)	2,782,710(6)	2,782,710(6)
Stock Option/SSARs Unvested & Accelerated	—	—	—	—	2,924,718	2,924,718	2,924,718
Restricted Stock Unvested & Accelerated	—	—	—	—	850,955	972,954(7)	1,945,908
Deferred Compensation Unvested & Accelerated	—	121,182	—	—	121,182	—	—(3)
Benefits:
Post-termination Health Care	—	—	26,785(8)	—	26,785(8)	—	26,785(8)
Accrued Vacation/PTO	83,087	83,087	83,087	—	83,087	83,087(9)	83,087(3)
280G Tax Gross-up	—	—	—	—	—	—	—
Total	83,087	204,269	3,766,626	—	6,205,481	6,763,469	9,865,949

KEITH EBLING

			Good Reason or			Change in Control(1)
Executive Benefits and			Involuntary Not			With Offer of	Without Offer of
Payments Upon	Voluntary	Retirement	for Cause	For Cause	Death or	Comparable	Comparable
Termination	Termination	(4)	Termination	Termination	Disability	Employment	Employment

Compensation:
Severance Benefit	—	—	1,282,500(2)	—	—	—	1,849,325(2)(3)
Accrued but Unpaid
Annual Bonus	—	—	—	—	—	—	—
Long-term Incentive:
Performance Shares	—	—	1,168,689(5)	—	1,168,689(5)	1,725,330(6)	1,725,330(6)
Stock Option/SSARs Unvested & Accelerated	—	—	—	—	2,692,005	2,692,005	2,692,005
Restricted Stock Unvested & Accelerated	—	—	—	—	702,760	529,204(7)	1,058,407
Deferred Compensation Unvested & Accelerated	—	40,966	—	—	40,966	—	—(3)
Benefits:
Post-termination Health Care	—	—	26,785(8)	—	26,785(8)	—	26,785(8)
Accrued Vacation/PTO	80,608	80,608	80,608	—	80,608	80,608(9)	80,608(3)
280G Tax Gross-up	—	—	—	—	—	—	—
Total	80,608	121,574	2,558,582	—	4,711,813	5,027,147	7,432,460

(1)	The 2000 LTIP generally defines a change in control as:

i)	a change in the composition of a majority of our board of directors without the approval of the incumbent directors;

ii)	an acquisition of more than 25% of our common stock or voting power;

iii)	any merger, unless (1) our stockholders possess more than 50% of the surviving company’s outstanding stock, (2) no person or group who did not own 25% or more of our common stock before the change in control owns 25% or more of the stock of the surviving company, and (3) at least a majority of the board of directors of the surviving company were members of the incumbent directors of our Company before the change in control;

iv)	the sale of all or substantially all of our assets; or

v)	a stockholder-approved dissolution of our Company.

The 2000 LTIP defines “comparable employment” as employment with us or our successor following a change in control pursuant to which:

•	the responsibilities and duties of the executive are substantially the same as before the change in control, and the other terms and conditions of employment following the change in control do not impose obligations materially more burdensome;

•	the aggregate compensation is substantially economically equivalent to or greater than the executive’s aggregate compensation immediately prior to the change in control; and

•	the executive remains employed in the metropolitan area in which he was employed immediately preceding the change in control.

The definitions of change in control and comparable employment appear in Section 2 of the 2000 LTIP, which should be reviewed for a complete statement of its terms.

(2)	Severance Benefit under the agreements is equal to 18 months of base salary plus 150% of a specified portion of the executive’s bonus potential for the year based on the average percentage of the potential earned for the three prior years. The bonus amount used in calculating the average percentage over the last three years is limited to 100% of the executive’s target bonus even if the actual bonus paid exceeds the target. If the termination date occurs within one year after a change of control, the actual bonus amount is used in calculating the average percentage and is not limited to 100% of the executive’s target bonus. The Severance Benefit is payable in 18 substantially equal monthly installments beginning the first full month after termination; provided that if the executive is determined to be a specified employee in accordance with Section 409A of the Internal Revenue Code, then payment of such benefit will be delayed six months to the extent required under Section 409A.

(3)	Assumes termination of employment agreement concurrent with change in control, either by us without cause or by the executive for good reason.

(4)	In 2010, Mr. Paz became eligible for “early retirement” under the agreement. No other named executive officers were retirement eligible as of December 31, 2009.

(5)	All awards (other than the 2008 grant) were prorated based on assumed award of the targeted number of shares following end of relevant performance periods (the awards under the 2008 grant were prorated based on a 250% of target payout). The awards are payable in shares of our common stock following the end of such periods. This amount is based on involuntary not for cause termination; the amount would be $0 for a good reason termination.

(6)	Payable in cash following change in control. Performance shares would be terminated.

(7)	This amount assumes the offer of comparable employment is accepted; however, if offer of comparable employment is not accepted then the amount is $0.

(8)	Reimbursement for cost of continuing health insurance under COBRA for 18 months (36 months for Mr. Paz) after termination. Amounts are calculated based on the current monthly cost for COBRA for the highest cost options under our current health plans.

(9)	Payable if the comparable offer is not accepted and employment is terminated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Directors and Executive Officers

The following table contains certain information regarding the beneficial ownership of our common stock as of February 15, 2011 (unless otherwise noted) by (i) each person known by us to own beneficially more than five percent of the outstanding shares of our common stock, (ii) each of our directors and nominees, (iii) each of our executive officers named in the Summary Compensation Table on page 31, and (iv) all of our current executive officers and directors as a group. Unless otherwise indicated, each of the persons or entities listed below exercises sole voting and investment power over the shares that each of them beneficially owns. The business address for each of our directors and officers listed below is c/o Express Scripts, Inc., One Express Way, St. Louis, MO 63121.

	Shares of
	Common
	Stock	Stock
	Beneficially	Options	Shares
	Owned	Exercisable	Issuable	Other Stock-	Total Shares
	Directly or	Within 60	Within 60	Based	Beneficially
Name	Indirectly	Days	Days(1)	Holdings(2)	Owned(3)(4)

George Paz	1,526,074	285,296	220,622	66,370	2,098,362
Gary G. Benanav	73,542	0	0	0	73,542
Frank J. Borelli	337,912	0	0	0	337,912
Maura C. Breen	38,802	0	0	0	38,802
Nicholas J. LaHowchic	59,048	0	0	0	59,048
Thomas P. Mac Mahon	63,542	0	0	0	63,542
Frank Mergenthaler	8,050	3,652	558	0	12,260
Woodrow A. Myers	36,354	0	0	0	36,354
John O. Parker, Jr.	105,542	0	0	0	105,542
Samuel K. Skinner	73,542	0	0	0	73,542
Seymour Sternberg	83,974	0	0	0	83,974
Barrett A. Toan	432,510	0	0	0	432,510
Jeffrey Hall	164,444	61,876	39,348	0	265,668
Keith Ebling	318,143	54,688	16,375	0	389,206
Edward Ignaczak	55,050	76,368	35,434	3,457	170,309
Patrick McNamee	234,978	78,968	36,680	1,193	351,819
Directors and Executive Officers as a Group (18 persons)	3,807,182	648,606	385,129	75,201	4,916,118

(1)	Includes shares that may be acquired within 60 days of February 15, 2011 upon the lapse of restrictions on restricted stock units (“RSUs”) and performance shares (“PSUs”). RSUs vesting on February 28, 2011 for: Mr. Paz 36,962; Mr. Ignaczak 8,024; Mr. McNamee 8,290; Mr. Ebling 7,770; Mr. Hall 9,648; Mr. Mergenthaler 558; and executive officers and directors as a group 79,954. PSUs vesting on March 1, 2011 for: Mr. Paz 183,660; Mr. Ignaczak 27,410; Mr. McNamee 28,390; Mr. Ebling 8,605; Mr. Hall 29,700; and executive officers as a group 305,175.

(2)	Includes phantom shares representing fully-vested investments in the Company Stock fund under the EDCP, as to which no voting or investment power exists.

(3)	The total beneficial ownership for any individual, and total for the directors and executive officers as a group is less than 1%, based on 528,561,126 shares of common stock issued and outstanding on February 15, 2011.

(4)	Includes shares in which voting and investment power are shared with director/executive’s spouse, as follows: Mr. Sternberg 2,758 shares; Mr. Ebling 89,131 shares; Mr. McNamee 8,978 shares; and directors and executive officers as a group 100,867 shares.

Five Percent Owners of Company Stock

The following table sets forth information as to each person or entity known to us to be the beneficial owner of more than five percent of the outstanding shares of Common Stock as of December 31, 2010 (percent of common stock outstanding based on shares outstanding on February 15, 2011).

		Percent of
		Common
	Number of	Stock
Name and Mailing Address	Shares	Outstanding

New York Life Insurance Company; NYLIFE, LLC(1) 51 Madison Avenue, New York, NY 10010	33,291,200	6.3%
BlackRock, Inc.(2) 40 East 52nd Street, New York, NY 10022	31,699,073	6.0%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street, Baltimore, MD 21202	29,785,336	5.6%

(1)	The information with respect to the beneficial ownership of these shares is based on an amendment to Schedule 13G filed February 24, 2011. Such filing reports that the beneficial owner, New York Life Insurance Company, or “New York Life,” shares voting and dispositive power with respect to all of the shares reported, and that NYLIFE LLC, or “NYLife,” a subsidiary of New York Life, owns 33,291,200 of such shares. In August 2001, NYLife entered into a ten-year forward sale contract with respect to up to 36,000,000 of the shares of common stock, and, in June 2007, entered into a forward sale contract with respect to up to 5,600,000 of such 36,000,000 shares of common stock, which will settle concurrently with the 2001 contract. The aggregate number of shares deliverable under such forward sale contracts is limited to 36,000,000. Absent the occurrence of certain accelerating events, New York Life or NYLife, as applicable, retains the right to vote the shares subject to such forward sale contracts, but is subject to restrictions on the transfer of such shares.

(2)	Information is based on an amendment to Schedule 13G filed with the SEC on February 4, 2011 filed by BlackRock, Inc., including on behalf of certain subsidiaries and affiliates. Such filing reports that the beneficial owner, BlackRock, Inc. holds sole voting and dispositive power with respect to all of the 31,699,073 shares reported.

(3)	Information is based on Schedule 13G filed with the SEC on February 9, 2011 by T. Rowe Price Associates, Inc. (Price Associates). The filing indicates that as of December 31, 2010, Price Associates had sole voting power for 8,890,964 shares, and sole dispositive power for 29,785,336 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, persons who beneficially own more than ten percent of a registered class of our equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market, and to furnish the Company with copies of the forms. Based solely on our review of the forms we received or filed with the SEC, or written representations from reporting persons, we believe that all of our directors, executive officers and greater than ten percent beneficial owners complied with all such filing requirements during 2010.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Express Scripts, Inc. is composed of four directors who, in the judgment of our board of directors, meet the independence requirements of the Nasdaq Global Select Market. Since 1992 the Audit Committee has operated under a Charter adopted by our board of directors. The Charter, as amended, is available through the “Investor Information” section of our website at www.express-scripts.com. The primary function of the Audit Committee is to assist our board of directors in its oversight of the integrity of our company’s financial reporting processes and system of internal controls with respect to finance and accounting. Management is responsible for our financial statements and overall reporting process, including the system of internal controls. The independent registered public accountants are responsible for conducting annual audits and quarterly reviews of our financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

The Audit Committee submits the following report pursuant to the Securities and Exchange Commission, or “SEC,” rules:

•	The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of our Company for the year ended December 31, 2010 (which we refer to as the “Financial Statements”).

•	The Audit Committee has discussed with PricewaterhouseCoopers LLP, or “PwC,” our Company’s independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board, or “PCAOB,” in Rule 3200T, which include among other items, matters related to the conduct of the audit of the Financial Statements.

•	The Audit Committee has received from PwC the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence (which relates to the auditor’s independence from our Company and its related entities), and has discussed with PwC the independence of PwC from us.

•	Based upon the aforementioned review and discussions, the Audit Committee recommended to the board of directors that the Financial Statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

Respectfully submitted,

Frank Borelli, Chairman
John O. Parker, Jr.
Seymour Sternberg
Frank Mergenthaler

The Report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

Proxy Item No. 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP served as our independent registered public accountants for the year ended December 31, 2010. The Audit Committee of the board of directors has appointed PricewaterhouseCoopers LLP to act in that capacity for the year ending December 31, 2011. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting with the opportunity to make a statement if he or she desires to do so, and to be available to respond to appropriate questions from stockholders.

Although we are not required to submit this appointment to a vote of the stockholders, the Audit Committee continues to believe it appropriate as a matter of policy to request that the stockholders ratify the appointment of PricewaterhouseCoopers LLP as principal independent registered public accountants. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain PricewaterhouseCoopers LLP or appoint another auditor. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the years ended December 31, 2009 and December 31, 2010, as well as fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods:

	2009	2010

Audit fees(1)	$1,801,000	$1,698,000
Tax fees(2)	37,300	6,700
All other fees(3)	1,300	5,200

Total Fees	$1,839,600	$1,709,900

(1)	Audit fees are fees paid for professional services rendered for the audit of our annual consolidated financial statements, for reviews of our interim consolidated financial statements, and for the audit of internal controls over financial reporting. Audit fees also include fees for work generally only the independent auditor can be expected to provide such as services associated with documents filed with the SEC and with assistance in responding to SEC comment letters, as well as reports, specific audits and agreed upon procedures as required by regulators.

(2)	Tax fees are fees paid for state tax apportionment work, preparation and review of international tax filings and international tax consulting and advice related to compliance with international tax laws.

(3)	All other fees include any fees earned for services rendered by PricewaterhouseCoopers LLP during 2009 and 2010 which are not included in any of the above categories. The other fees for 2009 and 2010 consist of licensing fees paid by us with respect to certain accounting research software.

Policy Regarding Pre-Approval of Services Provided by the Independent Registered Public Accountants

The Audit Committee Charter requires the committee’s pre-approval of all services, both audit and permitted non-audit, to be performed for the Company by the independent auditors. In determining whether proposed services are permissible, the Audit Committee considers whether the provision of such services is compatible with maintaining auditor independence. As part of its consideration of proposed services, the Audit Committee may (i) consult with management as part of the decision-making process, but may not delegate this authority to management, and (ii) delegate, from time to time, its authority to pre-approve such services to one or more committee members, provided that any such approvals are presented to the full committee at the next scheduled Audit Committee meeting.

The board of directors unanimously recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2011.

Proxy Item No. 3:
PROPOSAL TO ADOPT AN AMENDMENT TO THE BYLAWS
TO PERMIT STOCKHOLDERS TO CALL A SPECIAL MEETING

The board of directors unanimously recommends approval of an amendment to the Third Amended and Restated Bylaws of Express Scripts, Inc. (the “Bylaws”) that would permit holders of at least 35% of the voting power of the Company’s outstanding capital stock to call a special meeting of stockholders. Currently, special meetings of the stockholders may be only called by the chairman of the board or the chief executive officer or by resolution of the board of directors.

The board of directors believes that special meetings should be called only in extraordinary circumstances. Considering that special meetings are expensive for the Company and potentially disruptive to its normal business operations, matters requiring stockholder input should generally be considered at the annual meeting of stockholders. Accordingly, the board of directors believes that a small minority of stockholders should not be permitted to call an unlimited number of special meetings for any reason. Therefore, the board of directors believes that establishing an ownership threshold of 35%, along with certain procedural requirements and limitations, in order for stockholders to call a special meeting achieves a reasonable balance between enhancing stockholder rights and adequately protecting stockholder interests.

The proposed amendment to the Bylaws contains a number of procedural requirements for stockholders requesting such a meeting, such as provisions that a stockholder desiring to call a special meeting should provide information that is required for presenting stockholder proposals at annual meetings under the Company’s existing advance notice Bylaw provisions. The amended Bylaws would also include exceptions designed to prevent duplicative and unnecessary meetings. For example, a special meeting would not be held if:

•	the stockholders making the request do not comply with the requirements of the Bylaws;

•	in the case of a special meeting called by stockholders to elect nominees to the board, no nominee meets the eligibility criteria in the Bylaws;

•	the proposal in the request is not a proper subject for stockholder action under applicable law;

•	the request is received during a specified period prior to the time when the next annual meeting is expected to be held;

•	a substantially similar item (as determined in good faith by the board, a “Similar Item”) was presented at a meeting held within 120 days before the date of the request;

•	the board of directors called or calls for an annual or special meeting of stockholders to be held within 120 days of the date of the request and the business to be conducted at such meeting includes a Similar Item; or

•	the request is made in a manner that involves a violation of SEC proxy rules or other applicable law.

The preceding description of the Bylaw amendment is only a summary and qualified by reference to the complete text, involving Sections 1.2, 1.11 and 1.12 of the Bylaws, which is set forth in Appendix A to this Proxy Statement.

The amendment to the Bylaws will become effective upon approval by the stockholders.

The board of directors unanimously recommends a vote FOR the amendment of the Bylaws to permit stockholders to call a special meeting.

Proxy Item No. 4:
NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act requires that we include in this proxy statement a non-binding stockholder vote on our executive compensation as described in this proxy statement.

We encourage stockholders to review the Compensation Discussion & Analysis, or CD&A, beginning on page 17. The CD&A provides additional details on our executive compensation program, including our philosophy and the objectives underpinning our executive compensation program, the individual elements of our executive compensation program and how our executive compensation plans are administered.

The board of directors believes that the executive compensation as disclosed in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this proxy statement aligns with our comparator group pay practices and coincides with our compensation philosophy. The board of directors strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section and the tabular and narrative disclosure included on pages 17 to 29 of the Company’s 2011 annual meeting proxy statement.

Because the vote is advisory, it will not be binding upon the board of directors or the Compensation Committee and neither the board nor the committee will be required to take any action as a result of the outcome of the vote on this proposal. The board of directors values the opinions of the Company’s stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the board of directors and the Compensation Committee will consider the outcome of the advisory vote on executive compensation and those opinions when making future compensation decisions.

The board of directors unanimously recommends a vote FOR the approval of the Company’s executive compensation.

Proxy Item No. 5:
NON-BINDING VOTE ON THE FREQUENCY OF
VOTES ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, we are providing stockholders with the opportunity to vote, on a non-binding basis, on whether the advisory vote on executive compensation (Proxy Item No. 4 above) should occur every one, two or three years. The board of directors unanimously recommends that the advisory vote on executive compensation should occur every three years, for the following reasons:

•	As discussed in the CD&A, our compensation program rewards performance, with an emphasis on long-term performance. The value of the long-term incentive awards (stock options, restricted stock units and performance shares) depends on the Company’s performance over a multi-year performance period. A vote held every three years provides the stockholders a better opportunity to assess whether the compensation program achieves its objectives; and

•	We take a consistent approach to our carefully designed compensation programs, and we do not make frequent changes to it. Therefore, a frequent vote on executive compensation does not provide us useful input. Additionally, an advisory vote every three years gives the board of directors and the Compensation Committee appropriate time to thoughtfully consider the results of the vote and to implement any desired changes.

Although the vote is non-binding, the board of directors and the Compensation Committee will take the results into account when reviewing whether any changes should be made to our compensation program and policies. In the periods between the advisory votes, the stockholders will have the opportunity to provide feedback on executive compensation through other means -for example, when we seek stockholder approval for new employee equity compensation plans, such as the 2011 Long-Term Incentive Plan (see Proxy Item No. 6 below), or when we wish to materially amend them. Further, as discussed under “Corporate Governance — Communicating with the Board of Directors,” we provide stockholders an opportunity to communicate directly with the board of directors, including on issues of executive compensation.

The board of directors unanimously recommends a vote to hold non-binding votes on executive compensation EVERY THREE YEARS.

Proxy Item No. 6:
APPROVAL AND RATIFICATION OF THE EXPRESS SCRIPTS, INC.
2011 LONG TERM INCENTIVE PLAN (“2011 LTIP”)

The Board of Directors of the Company has adopted the 2011 LTIP for employees and non-employee directors of the Company and its affiliates, subject to stockholder approval. The 2011 LTIP will become effective as of June 1, 2011, subject to the approval and ratification by the Company’s stockholders at the meeting.

The 2011 LTIP provides for the grant of stock options, both incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other awards to eligible individuals. A summary of the principal provisions of the 2011 LTIP is set forth below. The summary is qualified by reference to the full text of the 2011 LTIP, which is attached as Appendix B to this Proxy Statement.

The Board believes that the 2011 LTIP will promote the success and enhance the value of the Company by linking the personal interests of participants to those of the Company’s stockholders and by providing participants with an incentive for outstanding performance. The Board believes it is in the best interest of the Company and its stockholders to approve the 2011 LTIP.

Summary of the Express Scripts, Inc. 2011 LTIP

The purpose of the 2011 LTIP is to motivate key personnel to produce a superior return to the Company’s stockholders by offering these individuals an opportunity to benefit from stock appreciation through stock ownership. The 2011 LTIP is intended to reward high levels of corporate performance and to facilitate the recruiting and retention of key personnel.

All full-time and part-time employees (including officers and directors who are employees) and non-employee directors (except with respect to grants of incentive stock options) of the Company and its affiliates will be eligible to participate in the 2011 LTIP at the discretion of the Compensation Committee. Approximately 12,900 individuals are currently eligible to participate in the 2011 LTIP. The Compensation Committee will make awards based on, among other factors, an individual’s capacity for contributing to the future growth and profitability of the Company. Each award will be evidenced by an agreement or certificate setting forth the terms and conditions of the award, including the term of the award, which will not be greater than ten years; provided, however, that the Compensation Committee may, in its discretion, grant awards with a longer term to individuals who are located outside the United States. All awards are non-transferable unless the agreement or certificate permits the transfer to the participant’s successor upon the participant’s death. The Board (which may delegate the determination to a committee of the Board) may determine that each individual who is elected or appointed to the office of director as a non-employee director receive an award (other than incentive stock options) as compensation. In determining the level and terms of such awards, the Board may consider such factors as compensation practices of comparable companies with respect to directors, consultants’ recommendations and such other information as the Board may deem appropriate.

The Compensation Committee administers the 2011 LTIP and grants awards under the 2011 LTIP, except with respect to awards for non-employee directors, in which case the Board administers the 2011 LTIP. The Compensation Committee has the power to interpret the 2011 LTIP, to determine the terms of the agreements or certificates, and to make all other determinations necessary or advisable for the administration of the 2011 LTIP. In addition, the Compensation Committee may delegate all or any part of its authority under the 2011 LTIP to one or more committees, or to senior managers of the Company, in each case to the extent permitted by Delaware law; provided that, determinations regarding the timing, pricing, amount, and terms of any award to participants who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, shall be made only by the Compensation Committee, subject to certain limitations. No such delegation may be made that would cause awards or other transactions under the 2011 LTIP to cease to be exempt from Section 16(b) of the Exchange Act or cause an award not to qualify for, or to cease to qualify for, the favorable treatment under Section 162(m) of the Internal Revenue Code, or the “Code”. The Compensation Committee may revoke such delegation at any time.

The Compensation Committee shall not have the right, without stockholder approval, to:

•	reduce or decrease the purchase price for an outstanding stock option or stock appreciation right,

•	cancel an outstanding stock option or stock appreciation right for the purpose of replacing or re-granting such stock option or stock appreciation right with a purchase price that is less than the original purchase price,

•	extend the expiration date of a stock option or stock appreciation right,

•	deliver payment in exchange for the cancellation of a stock option, the purchase price of which exceeds the fair market value of the shares underlying such stock option,

•	modify, amend, or waive the terms and conditions of awards to persons who are considered “reporting persons” for purposes of Section 16 of the Exchange Act, other than on account of death, disability, retirement, change in control, or a termination of employment in connection with a business transfer, or

•	waive or amend any terms, conditions, restrictions, or limitations on an award to a person who is not a “reporting person” for purposes of Section 16 of the Exchange Act, except to the extent that the terms and conditions which are modified, amended, or waived, relate to no more than five percent (5%) of the number of shares initially available under the 2011 LTIP.

Any authority granted to the Compensation Committee may also be exercised by the Board or another committee of the Board, except to the extent that the grant or exercise of such authority would cause an award to cease to qualify for the favorable treatment under Section 162(m) of the Code.

The maximum number of shares available for awards under the 2011 LTIP will be Thirty Million (30,000,000) shares of Common Stock. Stock options and stock appreciation rights awarded will reduce the number of shares available for awards by one share for every one share subject to such award; provided that stock appreciation rights that may be settled only in cash will not reduce the number of shares available for awards. Awards of restricted stock, restricted stock units, performance shares, and other awards settled in shares will reduce the number of shares available for awards by one share for every one share awarded, up to twenty percent (20%) of the total number of shares available; beyond that, restricted stock, restricted stock units, performance shares, and other awards settled in shares will reduce the number of shares available for awards by three shares for every one share awarded. Restricted stock units that may be settled only in cash will not reduce the number of shares available for awards. Shares issued under the 2011 LTIP may be authorized and unissued shares or issued shares held as treasury shares. Shares purchased on the open market will not increase the shares available under the 2011 LTIP.

The following will not be applied to the share limitations:

•	dividends or dividend equivalents paid in cash in connection with outstanding awards,

•	awards which by their terms may be settled only in cash,

•	any shares subject to an award under the plan which award is forfeited, cancelled, terminated, expires or lapses for any reason, and

•	shares and any awards that are granted through the settlement, assumption, or substitution of outstanding awards previously granted, or through obligations to grant future awards, as the result of a merger, consolidation, or acquisition of the employing company with or by the Company.

The full amount of any grants of options or SARs are counted against the total share authorization and any shares surrendered in connection with the exercise, whether to cover the exercise price, taxes or otherwise (i.e., net shares transactions), are not reusable. However, shares surrendered to cover taxes in connection with vesting of restricted stock, restricted stock units, performance shares or other awards (excluding options and SARs) do not count against the authorization and, as a result, are reusable.

The Company has previously made grants under the Express Scripts, Inc. 2000 Long-Term Incentive Plan, as amended, the Express Scripts, Inc. Amended and Restated 1992 and 1994 Stock Option Plans, and the Express Scripts, Inc. Amended and Restated 1992 Stock Option Plan for Outside Directors (the “1992, 1994, and 2000 Plans”). The 1992, 1994, and 2000 Plans will remain in effect, but grants pursuant to the 1992, 1994, and 2000 Plans will not be made after the effective date of the 2011 LTIP. All grants and awards that are made under the 1992, 1994, and 2000 Plans will be governed by the terms of such plans.

As of February 15, 2011, there were 14,312,664 shares remaining for issuance under the 1992, 1994, and 2000 Plans and no shares are available for issuance under any other/preceding plan, except with respect to outstanding awards. In addition, shares remaining under the 1992, 1994, and 2000 Plans will not be utilized for grants or awards under the 2011 LTIP, and all such unissued shares will be cancelled. Set forth below is a table which summarizes the equity grants made by the Company under 1992, 1994, and 2000 Plans for the last three fiscal years, excluding time based restricted stock which vested and non-qualified stock option exercises, during fiscal years 2008, 2009 and 2010:

	2008	2009	2010

Non-Qualified Stock Option Granted	3,675,688	4,838,710	2,499,483
Time-Based Restricted Stock Granted	239,458	343,048	170,429
Performance-Based Restricted Stock Granted	158,800	233,032	107,070
Time-Based Restricted Stock Forfeited	157,708	53,684	60,510
Performance-Based Restricted Stock Forfeited	45,576	14,610	27,404
Non-Qualified Stock Option Forfeited	1,119,798	464,768	541,333
Performance-Based Restricted Stock Vested	—	298,774	379,526

No participant may receive any combination of awards relating to more than 1,000,000 shares (subject to adjustment) in the aggregate, or a cash-based bonus award with a value that exceeds $10,000,000 in the aggregate, in any fiscal year of the Company under the 2011 LTIP.

Types of Awards

General.  The Compensation Committee has the discretion to award options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other awards.

Options.  Options may be either incentive stock options or non-qualified stock options. Only non-qualified stock options may be granted to non-employee directors. The purchase price of the option may not be less than 100% of the fair market value of the shares on the grant date, which generally means the closing sales price for the Common Stock on such date. The purchase price is payable in full at the time of exercise, provided that, to the extent permitted by law and in accordance with rules adopted by the Compensation Committee, participants may simultaneously exercise options and sell the shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such shares. The purchase price may be paid in cash or, if the Compensation Committee so permits, through delivery or tender to the Company of shares held, either actually or by attestation, by the participant or through a net or cashless form of exercise as permitted by the Compensation Committee, or, if the Compensation Committee so permits, a combination thereof, unless otherwise provided in the agreement or certificate. Further, the Compensation Committee, in its discretion, may approve other methods or forms of payment of the purchase price.

Each such award that vests solely on the basis of the passage of time (and not on the basis of any performance standards) will not vest more rapidly than ratably over a period of approximately three years from the grant date beginning on or about the first anniversary of the grant date. Such an award that vests based on performance standards may, in the discretion of the Compensation Committee, vest as rapidly as immediate vesting on or about the first anniversary of the grant date. Vesting of such award may be accelerated upon certain events as provided in a certificate or agreement.

A participant may not hold incentive stock options with a fair market value (determined as of the date of grant) in excess of $100,000 in the year in which they are first exercisable if such limitation is necessary to qualify the option as an incentive stock option. If, when an incentive stock option is granted, the participant possesses more that 10% of the total voting power of all of the stock of the Company and its subsidiaries, the option price for such incentive stock option will be at least 110% of the fair market value of the shares subject to the option on the grant date, and such option will expire five years after the grant date.

Stock Appreciation Rights.  Stock appreciation rights entitle the participant, subject to the terms and conditions determined by the Compensation Committee, to all or a portion of the excess of the fair market value of a specified number of shares on the exercise date over a specified price, which will not be less than 100% of the fair market value of the shares on the grant date. A stock appreciation right may be granted in connection with a previously or contemporaneously granted option, or independent of any option. If issued in connection with an option, the Compensation Committee may impose a condition that its exercise cancels the connected option and that exercise of the connected options cancels the stock appreciation right. Each stock appreciation right may be exercisable in whole or in part according to the agreement or certificate. Except as otherwise provided in the agreement or certificate, upon exercise of a stock appreciation right, the participant will receive cash, stock or a combination of cash and stock (as determined by the Compensation Committee if not otherwise specified in the award) as promptly as practicable after such exercise. The agreement or certificate may limit the amount or percentage of the total appreciation on which payment may be made in the event of the exercise of a stock appreciation right. Each such award that vests solely on the basis of the passage of time (and not on the basis of any performance standards) will not vest more rapidly than ratably over a period of approximately three years from the grant date beginning on or about the first anniversary of the grant date. Such an award that vests based on performance standards may, in the discretion of the Compensation Committee, vest as rapidly as immediate vesting on the first anniversary of the grant date. The vesting of such award may be accelerated upon certain events as provided in a certificate or agreement.

Performance Shares.  Performance shares entitle the participant to future payments based upon the achievement of performance targets (as described below) established in writing by the Compensation Committee. The agreement or certificate may establish that a portion of the maximum amount of an award will be paid for performance that exceeds the minimum target but falls below the maximum target and will provide for the timing of such payment. The agreement or certificate may permit an acceleration of the performance period and an adjustment of performance targets and payments with respect to some or all of the performance shares awarded to a participant, upon such terms and conditions as will be set forth in the agreement or certificate, upon the occurrence of certain events, which may include a fundamental change, the participant’s death or disability, a change in accounting practices of the Company or its affiliates, a reclassification, stock dividend, stock split or stock combination, or other event as provided in the 2011 LTIP. A “fundamental change” generally means a dissolution or liquidation of the Company, a sale of substantially all of the Company’s assets, a merger or consolidation of the Company, regardless of whether the Company is the surviving entity, or a statutory share exchange. To the extent cash is distributed, a performance share earned after the conclusion of the performance period will have a value equal to the fair market value of a share of Common Stock on the last day of the performance period. Such an award will vest or be earned no more rapidly than immediate vesting on the first anniversary of the grant date, except as may be provided in a certificate or agreement.

Participants holding performance shares will have no voting rights with respect to such awards and will have no dividend rights with respect to shares subject to such awards other than as the Compensation Committee so provides, in its discretion, in an agreement or certificate; provided, that, any such dividends will be subject to such restrictions and conditions as the Compensation Committee may establish with respect to the performance shares and will be payable only at the same time as the underlying performance shares may become earned, vested, and payable.

Restricted Stock and Restricted Stock Units.  All or any part of any restricted stock or restricted stock unit award may be subject to such conditions and restrictions as may be established by the Compensation Committee, and set forth in the applicable agreement or certificate, which may include, but are not limited to, continuous service with the Company, a requirement that a participant pay a purchase price for such award, the achievement of specific performance goals, and/or applicable securities laws restrictions. During any period during which such an award is restricted and subject to a substantial risk of forfeiture, (i) participants holding restricted stock may exercise full voting rights with respect to such shares and will be entitled to receive all dividends and other distributions paid with respect to such shares while they are so restricted and (ii) participants holding restricted stock units will have no voting rights with respect to such awards and will have no dividend rights with respect to shares subject to such restricted stock units other than as the Compensation Committee so provides, in its discretion, in an agreement or certificate. Any dividends or dividend equivalents may be paid currently or may be credited to a participant’s account and may be subject to such restrictions and conditions as the Compensation Committee may establish.

Each such award that vests solely on the basis of the passage of time (and not on the basis of any performance standards) will not vest more rapidly than ratably over a period of approximately three years from the grant date beginning on the first anniversary of the grant date, or, in the case of an award that vests based on performance standards, such award may, in the discretion of the Compensation Committee, vest as rapidly as immediate vesting on the first anniversary of the award grant date; provided, however, that up to five percent (5%) of the shares initially available under the 2011 LTIP may be granted as restricted stock awards that vest more rapidly than ratably over such three-year period or immediately following such one-year period, as applicable. The vesting of a restricted stock or restricted stock unit award may be accelerated upon certain events as provided in a certificate or agreement.

Other Awards.  The Compensation Committee may also grant other awards in its sole discretion, including, without limitation, those awards pursuant to which a cash bonus may be made or shares may be acquired in the future, such as awards denominated in stock, stock units, securities convertible into stock and phantom securities.

Performance Conditions

The Compensation Committee may require the satisfaction of certain performance goals as a condition to the grant or vesting of any award under the 2011 LTIP.

Performance-Based Awards

If the Compensation Committee determines at the time any award is granted to a participant that such participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such award, a “covered employee” within the meaning of Section 162(m)(3) of the Code, then the Compensation Committee may provide that the terms applicable to performance-based awards under the 2011 LTIP as described herein are applicable. The Compensation Committee may provide, in its discretion, that an award granted to any other participant is subject to such terms, to the extent the Compensation Committee deems appropriate, whether or not Section 162(m) of the Code is or would be applicable with respect to such participant.

Awards under the 2011 LTIP may be made subject to the achievement of performance goals established by the Compensation Committee relating to one or more business criteria (“Performance Criteria”) pursuant to Section 162(m) of the Code. Performance Criteria may be applied to the Company, an affiliate, a parent, a subsidiary, division, business unit, corporate group or individual or any combination thereof and may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period. Performance may be measured annually or cumulatively over a longer period of time.

Performance Criteria that may be used to establish performance goals are:

•	earnings or earnings per share before income tax (profit before taxes),

•	net earnings or net earnings per share (profit after tax),

•	compound annual growth in earnings per share,

•	inventory,

•	total or net operating asset turnover,

•	operating income, total stockholder return,

•	compound stockholder return,

•	return on equity,

•	average return on invested capital,

•	pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis,

•	sales growth,

•	operating or profit margins,

•	market share or market penetration,

•	successful transition of the Company’s clients to new claim adjudication platforms,

•	achievement of post-merger integrations goals,

•	achievement of goals related to customer service, satisfaction or retention,

•	achievement of employee diversity, satisfaction or turnover goals,

•	achievement of general sales, marketing, operating or workplan goals.

Performance will be evaluated by excluding the effect of any extraordinary, unusual or non-recurring items that occur during the applicable performance period. The performance goals for each participant and the amount payable if those goals are met will be established in writing for each specified period of performance by the Compensation Committee no later than 90 days after the commencement of the period of service to which the performance goals relate and while the outcome of whether or not those goals will be achieved is substantially uncertain. However, in no event will such goals be established after 25% of the period of service to which the goals relate has elapsed. The performance goals will be objective. Such goals and the amount payable for each performance period if the goals are achieved will be set forth in the applicable agreement or certificate. Following the conclusion or acceleration of each performance period, the Compensation Committee will determine the extent to which (i) Performance Criteria have been attained, (ii) any other terms and conditions with respect to an award relating to such performance period have been satisfied, and (iii) payment is due with respect to a performance-based award. No amounts will be payable to any participant for any performance period unless and until the Compensation Committee certifies that the Performance Criteria and any other material terms were in fact satisfied.

The Committee may adjust downwards, but not upwards, the amount payable pursuant to such award. The applicable agreement or certificate may permit an acceleration of the performance period and an adjustment of performance targets and payments with respect to some or all of the performance-based award(s) awarded to a participant, upon such terms and conditions as set forth in the agreement or certificate, upon the occurrence of certain events, which may, but need not, include without limitation a fundamental change (described above), death or disability, a change in accounting practices of the Company or its affiliates, a reclassification, stock dividend, stock split or stock combination, or other event as provided in the 2011 LTIP. Any such acceleration or adjustment will be made only to the extent and in a manner consistent with Section 162(m) of the Code. Such an award will vest or be earned no more rapidly than immediate vesting on the first anniversary of the award grant date, except as may be provided in a certificate or agreement.

Termination of Employment

Each certificate or agreement shall set forth the extent to which the participant shall have the right to exercise and/or retain an award following termination of employment. Such provisions shall be determined in the sole discretion of the Compensation Committee, shall be included in the certificate or agreement, need not be uniform, and may reflect distinctions based on the reasons for termination.

Change in Control

The 2011 LTIP specifically prohibits the acceleration of vesting of any awards due to a change in control prior to the change in control date (as defined). The 2011 LTIP generally defines change in control as:

•	a change in the composition of a majority of the Board of Directors without the approval of the incumbent directors (as defined);

•	an acquisition of more than 25% of the Company’s Common Stock or voting power, except certain acquisitions by specified types of affiliates;

•	a reorganization, merger, share exchange, or consolidation, unless (i) the Company’s stockholders possess more than 50% of the surviving company’s outstanding common stock and the combined voting power of the outstanding voting stock entitled to vote in the election of directors, (ii) no person or group who did not own 25% or more of the Company’s Common Stock or the outstanding voting stock entitled to vote in the election of directors before the change in control owns 25% or more of the common stock or the outstanding voting stock entitled to vote in the election of directors of the surviving company, and (iii) at least a majority of the board of directors of the surviving company were members of the incumbent directors of the Company before the change in control;

•	the sale or disposition of all or substantially all of the Company’s assets; or

•	a stockholder-approved liquidation or dissolution of the Company which is commenced.

Under the 2011 LITP, the change in control date is, for the first four bulleted-items above, the date on which the event occurs, and, for fifth bulleted-item, the date on which the Company commences such liquidation or dissolution. The complete definitions of change in control and change in control date appear in Sections 2(g) and 2(h), respectively, of the 2011 LTIP, which should be reviewed for a complete statement of its terms.

Miscellaneous Provisions

Appropriate adjustments in the aggregate number and type of securities that may be issued, represented, and available for awards, in the limitations on the number and type of securities that may be issued to an individual participant, in the number and type of securities and amount of cash subject to awards then outstanding, in the option purchase price as to any outstanding options, in the exercise price as to any outstanding stock appreciation rights and, subject to the acceleration and adjustment of performance targets, in outstanding performance shares and payments with respect to outstanding performance shares, and comparable adjustments, if applicable, to any outstanding other award, automatically will be made to give effect to adjustments made in the number or type of shares through a fundamental change (as defined), divestiture, distribution of assets to stockholders (other than ordinary cash dividends), reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination or exchange, rights offering, spin-off or other relevant change, provided that fractional shares will be rounded to the nearest whole share, for which purpose one-half share will be rounded down to the nearest whole share.

The 2011 LTIP will remain in effect for a term of ten years following the date on which it is effective or until all shares subject to the 2011 LTIP have been purchased or acquired under the plan’s provisions, whichever occurs first, unless the 2011 LTIP is sooner terminated. The Company will withhold from any payment under the 2011 LTIP any required withholding taxes. The Board of Directors may amend, modify, terminate, or suspend the 2011 LTIP, and the Compensation Committee may amend any agreement or certificate, provided, in each instance, that any necessary approval of the stockholders is obtained and no participant’s rights are adversely affected unless otherwise permitted by an agreement or a certificate or the law. Amendments to the 2011 LTIP are subject to stockholder approval only as required by applicable law or regulation, or if the amendment increases the total number of shares available under the plan. The 2011 LTIP will be unfunded and will not require the segregation of any assets.

If any award would be considered deferred compensation as defined under Code Section 409A and would fail to meet the requirements of Code Section 409A, then such award will be null and void.

Certain Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2011 LTIP and with respect to the sale of Common Stock acquired under the 2011 LTIP. This summary is based upon the provisions of the Code, and regulations promulgated thereunder, as in effect on the date of this proxy statement. Changes in the law may modify this discussion, and in some cases the changes may be retroactive. Further, this summary is not intended to be a complete discussion of all the federal income tax consequences associated with the 2011 LTIP. Accordingly, for precise advice as to any specific transaction or set of circumstances, participants should consult with their own tax and legal advisors. Participants should also consult with their own tax and legal advisors regarding the application of any state, local, and foreign taxes and any federal gift, estate, and inheritance taxes.

Incentive Stock Options.  Some options may constitute “incentive stock options” within the meaning of Section 422 of the Code. If the Company grants an incentive stock option, the participant will not be required to recognize income upon the grant of the incentive stock option, and the Company will not be allowed to take a deduction.

Similarly, when the participant exercises any incentive stock options, provided the participant has not ceased to be an employee for more than three months before the date of exercise, the participant will not be required to recognize income, and the Company will not be allowed to take a deduction. For purposes of the alternative minimum tax, however, the amount by which the aggregate fair market value of Common Stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the incentive stock option is exercised. The Code imposes an alternative minimum tax on a taxpayer whose alternative minimum taxable income, as defined in Section 55(b)(2) of the Code, exceeds the taxpayer’s adjusted gross income.

Additional tax consequences will depend upon how long participants hold the shares of Common Stock received after exercising the incentive stock options. If a participant holds the shares for more than two years from the date of grant and one year from the date of exercise of the option, upon disposition of the shares, the participant will not recognize any ordinary income, and the Company will not be allowed to take a deduction. However, the difference between the amount the participant realizes upon disposition of the shares and the basis (i.e., the amount the participant paid upon exercise of the incentive stock option) in those shares will be taxed as a long-term capital gain or loss.

If the participant disposes of shares acquired upon exercise of an incentive stock option which he or she has held for less than two years from the date of grant or one year from the date of exercise (“Disqualifying Disposition”), the participant generally will recognize ordinary income in the year of the disposition. To calculate the amount of ordinary income that must be recognized upon a Disqualifying Disposition, make the following determinations and calculations:

•	determine which is smaller: the amount realized on disposition of the shares or the fair market value of the shares on the date of exercise;

•	next, subtract the basis in those shares from the smaller amount. This is the amount of ordinary income that the participant must recognize.

To the extent that the participant recognizes ordinary income, the Company is allowed to take a deduction. In addition, the participant must recognize as short-term or long-term capital gain, depending on whether the holding period for the shares exceeds one year, any amount that the participant realizes upon disposition of those shares which exceeds the fair market value of those shares on the date the participant exercised the option. The participant will recognize a short-term or long-term capital loss, depending on whether the holding period for the shares exceeds one year, to the extent the basis in the shares exceeds the amount realized upon disposition of those shares.

As noted above, the excess of the fair market value of the shares at the time the participant exercises his or her incentive stock option over the exercise price for the shares is an item of tax preference that may be subject to the alternative minimum tax.

Non-Qualified Stock Options.  If the participant receives a non-qualified stock option, the participant will not recognize income at the time of the grant of the stock option; however, the participant will recognize ordinary income upon the exercise of the non-qualified stock option. The amount of ordinary income recognized equals the difference between (a) the fair market value of the stock on the date of exercise and (b) the amount of cash paid for the stock. The Company will be entitled to a deduction in the same amount. The ordinary income the participant recognizes will be subject to applicable tax withholding by the Company. When the participant sells these shares, any difference between the sales price and the exercise price, to the extent not already recognized as ordinary income, will be treated as a capital gain or loss.

Restricted Stock.  Unless a timely 83(b) election is made, as described in the following paragraph, a participant generally will not recognize taxable income upon the grant of restricted stock because the restricted stock generally will be nontransferable and subject to a substantial risk of forfeiture. A participant will recognize ordinary income when the restrictions that impose a substantial risk of forfeiture of such shares of Common Stock or the transfer restrictions (collectively, the “Restrictions”) lapse. The amount recognized will be equal to the difference between the fair market value of such shares at such time and the original purchase price paid for the shares, if any. The ordinary income recognized by a participant with respect to restricted stock awarded under the 2011 LTIP will be subject to applicable tax withholding by the Company. If a timely 83(b) election has not been made, any dividends received with respect to Common Stock subject to the Restrictions will be treated as additional compensation income and not as dividend income.

A participant may elect, pursuant to Section 83(b) of the Code, to recognize as ordinary income the fair market value of the restricted stock upon grant, notwithstanding that the restricted stock would otherwise not be includable in gross income at that time. If such election is made within 30 days of the date of grant, then the participant would include in gross income an amount equal to the difference between the fair market value of the restricted stock on the date of grant and the purchase price paid for the restricted stock, if any. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the shares are disposed of by the Participant.

The Section 83(b) election is irrevocable. If a Section 83(b) election is made and the participant then forfeits the restricted stock, the participant may not deduct as a loss the amount previously included in gross income.

A participant’s tax basis in shares of restricted stock received pursuant to the 2011 LTIP will be equal to the sum of the amount (if any) the participant paid for the Common Stock and the amount of ordinary income recognized by such participant as a result of making an 83(b) election or upon the lapse of the Restrictions. Unless a Section 83(b) election is made, the participant’s holding period for such shares for purposes of determining gain or loss on a subsequent sale will begin on the date the Restrictions on such shares lapse.

In general, the Company will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by a participant with respect to shares of restricted stock awarded pursuant to the 2011 LTIP.

If, subsequent to the lapse of the Restrictions on the shares, the participant sells such shares, the difference, if any, between the amount realized from such sale and the tax basis of such shares to the participant will be taxed as a capital gain or capital loss.

Stock Appreciation Rights/Performance Shares/Restricted Stock Units.  A participant generally will not recognize taxable income upon the grant of stock appreciation rights, performance shares, or restricted stock units. Instead, a participant will recognize as ordinary income, and the Company will have as a corresponding deduction, any cash delivered and the fair market value of any Common Stock delivered in payment of an amount due under the stock appreciation right, performance share, or restricted stock unit award. The ordinary income the participant recognizes will be subject to applicable tax withholding by the Company.

Upon selling any Common Stock received by a participant in payment of an amount due under a stock appreciation right, performance share, or restricted stock unit award, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant’s tax basis in the Common Stock.

Other Awards.  The tax consequences associated with any other award granted under the 2011 LTIP will vary depending on the specific terms of such award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, the applicable holding period and the participant’s tax basis.

Income Tax Rates on Capital Gain and Ordinary Income.  Under current tax law, short-term capital gain and ordinary income will be taxable at a maximum federal rate of 35%. Phase outs of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher marginal tax rates. Ordinary compensation income generally will also be subject to the Medicare tax and, under certain circumstances, a social security tax. On the other hand, long-term capital gain will be taxable at a maximum federal rate of 15%.

Section 409A of the Code.  Pursuant to Section 409A of the Code, significant restrictions have been imposed on the ability to defer the taxation of compensation, including without limitation, the deferral of income pursuant to some of the arrangements described herein (e.g., performance shares). Violation of Section 409A of the Code triggers immediate inclusion in income and application of income and additional taxes.

Section 162(m) of the Code.  Section 162(m) of the Code provides that no deduction will be allowed for certain remuneration with respect to a “covered employee” (as defined) to the extent such remuneration exceeds $1,000,000. Code Section 162(m) provides an exception from the deduction limit for compensation payable solely on account of the attainment of one or more performance goals, subject to certain requirements.

Section 280G of the Code and Section 4999 of the Code.  Under Section 280G of the Code and Section 4999 of the Code, the Company is prohibited from deducting any “excess parachute payment” to an individual, and the individual must pay a 20% excise tax on any “excess parachute payment.” An individual’s “parachute payments” which exceed his or her average annual compensation will generally be treated as “excess parachute payments” if the present value of such payments equals or exceeds three times the individual’s average annual compensation. A payment generally may be considered a “parachute payment” if it is contingent on a change in control of the Company.

Non-United States Taxpayers.  If the participant is subject to the tax laws of any country other than the United States, the participant should consult his or her own tax and legal advisors to determine the tax and legal consequences of any award received under the 2011 LTIP.

The Board of Directors recommends a vote FOR the approval and ratification of the Express Scripts, Inc. 2011 Long Term Incentive Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2010 relating to our equity compensation plans under which equity securities are authorized for issuance:

					Number of securities
					remaining available for
			Weighted-average		future issuance under
	Number of securities to be		exercise price of		equity compensation
	issued upon exercise of		outstanding		plans (excluding
	outstanding options,		options, warrants,		securities reflected
	warrants and rights		rights		in column (a))
Plan Category	(a)		(b)		(c)

Equity Compensation Plans approved by security holders	13,448,222	(1)	$27.8313	(2)	22,721,318	(3)
Equity Compensation Plans not approved by security holders	0		0		0

Total	13,448,222	(1)	$27.8313	(2)	22,721,318	(3)(4)

(1)	Includes shares that were issued under our Employee Stock Purchase Plan for the month of January 2011. Does not include stock options, restricted stock or performance shares awarded since December 31, 2010. The following is a summary of our 2000 LTIP as of December 31, 2010:

• There are 13,290,725 shares of stock to be issued upon exercise of outstanding options and SSARs, with a weight average grant price of $27.8313 and an average remaining term of 4.24 years.

• The number of outstanding and unvested shares of restricted stock (including performance shares) granted under the 2000 LTIP is 950,279.

(2)	Shares allocated to the EDCP and shares which were issued for the month of January 2011 under our Employee Stock Purchase Plan are not included in the weighted average computation.

(3)	The number of shares available for distribution under the 2000 LTIP is increased by any shares made available as a result of forfeitures of awards made under the 2000 LTIP, or any of our Amended and Restated 1992 Stock Option Plan, Amended and Restated 1994 Stock Option Plan or Amended and Restated 1992 Stock Option Plan for Outside Directors. Includes 14,238,642 shares remaining available for future issuance under the 2000 LTIP, 5,897,544 shares remaining in the EDCP, and 2,585,132 shares remaining in the Employee Stock Purchase Plan.

(4)	As of December 31, 2010, there are 14,238,642 shares available for grant under the plan. The company expects to fund its 2011 annual grant from the existing plan, and up to 5,500,000 of these shares (with no more than 500,000 as full value grants) will be issued. Any remaining shares available for issuance after the adoption of the Company’s new 2011 LTIP will be cancelled.

STOCKHOLDER PROPOSAL FOR 2011 ANNUAL MEETING

Certain stockholders have submitted the proposal set forth below. The proposal has been carefully considered by our board of directors, which has concluded that its adoption would not be in our best interests or the best interests of our stockholders. For the reasons stated after the proposal, our Company’s board recommends a vote AGAINST the stockholder proposal.

The proposal and supporting statement are presented as received from the stockholders in accordance with SEC rules, and our board of directors and we disclaim any responsibility for their content. All references to “we” in the proposal and supporting statement are references to the proponents and not our other stockholders, us or our board of directors. We will furnish, orally or in writing as requested, the names, addresses and claimed stock ownership positions of the proponents of this proposal promptly upon written or oral request directed to our Corporate Secretary, Express Scripts, Inc., at One Express Way, St. Louis, Missouri 63121.

The stockholder proposal is required to be voted upon at the annual meeting only if properly presented at the meeting by one of the stockholder proponents. The proponents have informed us that each intends to present the proposal and related supporting statement at the annual meeting.

Information regarding the inclusion of proposals in the proxy statement for our 2012 annual meeting of stockholders can be found on page 65 under “Other Matters — Future Stockholder Proposals.”

Proxy Item No. 7:
STOCKHOLDER PROPOSAL REQUESTING A
REPORT ON POLITICAL CONTRIBUTIONS

Resolved, that the shareholders of Express Scripts (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1. Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2. Monetary and non-monetary contributions and expenditures (direct and indirect) used to participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, and used in any attempt to influence the general public, or segments thereof, with respect to elections or referenda. The report shall include:

a. An accounting through an itemized report that includes the identity of the recipient as well as the amount paid to each recipient of the Company’s funds that are used for political contributions or expenditures as described above; and

b. The title(s) of the person(s) in the Company who participated in making the decisions to make the political contribution or expenditure.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the Company’s website.

Stockholder Supporting Statement

As long-term shareholders of Express Scripts, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect political contributions to candidates, political parties, or political organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is consistent with public policy, in the best interest of the company and its shareholders, and critical for compliance with federal ethics laws. Moreover, the Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value. Express Scripts contributed at least $1.3 million in corporate funds since the 2002 election cycle. (CQ: http://moneyline.cq.com/pml/home.do and National Institute on Money in State Politics: http://www.followthemoney.org/index.phtml.)

However, relying on publicly available data does not provide a complete picture of the Company’s political expenditures. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In many cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax-exempt organizations for political purposes. This would bring our Company in line with a growing number of leading companies, including Aetna, American Electric Power and Microsoft that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

Directors’ Recommendation

The board of directors unanimously recommends a vote AGAINST this proposal for the reasons set forth below:

The Board of Directors and its Corporate Governance Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders. While we support the transparency and accountability objectives of the proposal, we believe that the adoption of this proposal would be an unnecessary and unproductive use of the Company’s resources without a commensurate benefit as these contributions and expenditures are disclosed under our internal Corporate Contribution Disclosure Policy (as described below) and in accordance with existing disclosure requirements. Our stockholders defeated a similar proposal at last year’s annual meeting with 58% of the votes cast being against the proposal, and since that time the Company has nonetheless enhanced its disclosures as described below.

The Company has adopted a new internal Corporate Contribution Disclosure Policy. Under this policy, we disclose our policies and procedures for political contributions and expenditures made with corporate funds on our corporate website on a semi-annual basis. Further, we disclose monetary and non-monetary contributions and expenditures used to participate or intervene in any political campaign on behalf of any candidate for public office. All corporate political contributions are subject to a legal approval process, and all corporate political contributions are periodically reported to the Corporate Governance Committee of the Board of Directors. This disclosure includes any contributions made to political candidates, political parties, political committees, ballot measures and any other political entities organized and operating under Section 527 of the Internal Revenue Code.

Like many other organizations, including businesses, labor unions, and affinity groups, we believe participation in the political process through political contributions is an important and appropriate part of our business. In addition to the Corporate Contribution Disclosure Policy, the Company makes and discloses its political contributions in strict accordance with applicable laws and regulations. Where corporate funds are used for making political contributions, it is only done so where allowed by applicable law and where management has determined that such contributions will be an effective use of those funds.

All political contributions, whether by individuals, organizations, or groups, are subject to intense public scrutiny as well as regulation by federal and state governments, including detailed disclosure requirements. Additionally, all states generally require that recipients of any political contributions disclose the identity of donors and the dollar amount of the contributions. We review these requirements to ensure compliance and that our integrity procedures are effective. Reports on all of our political contributions are available on our corporate website as discussed above, upon request to our Company, or readily available today at numerous federal and state governments’ websites. For example, the Company submits periodic reports on lobbying expenditures to the Congress, which are publicly available.

We participate in certain industry trade organizations with purposes that include, but are not limited to, enhancement of the public image of our industry, education about the industry, education about issues that affect the industry, industry best practices and standards, and leading industry products and technologies. While many of the trade organizations also engage in legislative activity related to matters that affect the industry as a whole, we do not make contributions to industry trade associations for political purposes. Moreover, because these organizations operate independently of their members and take a wide variety of positions on a number of matters, not all of which we support, disclosure of general contributions to such organizations would not provide our stockholders with a greater understanding of our strategies or philosophies or our political contributions.

In general, the Board of Directors does not support the adoption of duplicative and costly new disclosure obligations. Such disclosure would require additional time and expense, would further burden our participation in the political process and could work to our competitive disadvantage. We believe that the high level of disclosure that is already publicly available, including on the Company’s website, is sufficient to provide information to stockholders and others who are interested in the Company’s political activities. Also, we believe that the Company’s current approval and compliance procedures are sufficient to ensure accountability.

Accordingly, the Board of Directors unanimously recommends a vote AGAINST this proposal, and your proxy will be so voted if the proposal is presented unless you specify otherwise.

OTHER MATTERS

Other Business at the Annual Meeting

Management does not intend to bring before the meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of management on such matters or motions, including any matters dealing with the conduct of the meeting. Certain stockholders have indicated their intention to present proposals requesting that the Company amend its bylaws to permit holders to call special meetings of stockholders. If either such proposal is properly presented, it is intended that the persons named in the proxy card will use their discretionary authority to vote against such proposal.

Future Stockholder Proposals

In accordance with our bylaws, a stockholder who, at any annual meeting of our stockholders, intends to nominate a person for election as director or present a proposal must so notify our Corporate Secretary, in writing, describing such nominee(s) or proposal and providing information concerning such stockholder and the underlying beneficial owner, if any, including, among other things, such information as name, address, occupation, shares, rights to acquire shares and other derivative securities or short interest held, and any relevant understandings or arrangements between the stockholder and beneficial owner, if any, and the reasons for and interest of such stockholder and beneficial owner, if any, in the proposal. Generally, to be timely, such notice must be received by our Corporate Secretary not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting, provided that in the event that no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, or in the event of a special meeting of stockholders called to elect directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. For our annual meeting to be held in 2012, any such notice must be received by us at our principal executive offices between January 5, 2012 and February 4, 2012 to be considered timely for purposes of the 2012 annual meeting. Any person interested in offering such a nomination or proposal should request a copy of the relevant bylaw provisions from our Corporate Secretary. These time periods also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority, and are separate from and in addition to the SEC’s requirements that a stockholder must meet to have a proposal included in our proxy statement.

Our bylaws also set out specific eligibility requirements that nominees for director must satisfy, which require nominees to:

•	complete and return a written questionnaire with respect to the background and qualification of the nominees and the background of any other person or entity on whose behalf the nomination is being made; and

•	provide a written representation and agreement that the nominee:

•	will abide by the advance resignation requirements of our bylaws in connection with director elections;

•	is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to us or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law;

•	is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

•	would be in compliance if elected as a director and will comply with all of our applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

Stockholder proposals intended to be presented at the 2012 annual meeting must be received by us at our principal executive office no later than November 22, 2011, in order to be eligible for inclusion in our proxy statement and proxy relating to that meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

Householding of Proxy Materials

The SEC has adopted rules which permit companies and intermediaries such as brokers to satisfy delivery requirements for Notice of Internet Availability of Proxy Material with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Material addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Express Scripts, Inc., Attention: Investor Relations, One Express Way, Saint Louis, Missouri 63121, or by telephone at 314.702.7516, and we will promptly deliver these documents to you or start householding following our receipt of such request.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies for the meeting. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses therefore will be reimbursed by us. Solicitation will be made by mail and also may be made personally or by telephone, facsimile or other means by our officers, directors and employees, without special compensation for such activities. We have also hired MacKenzie Partners, Inc. to assist in the solicitation of proxies. MacKenzie will receive a fee for such services of approximately $12,500, plus reasonable out-of-pocket expenses, which will be paid by us.

By Order of the Board of Directors

Keith J. Ebling
Executive Vice President, General Counsel and Corporate Secretary

March 21, 2011

Appendix A

Marked Copy Showing Changes to Sections 1.2, 1.11 and
1.12 of the Third Amended and Restated Bylaws

1.2 Special Meetings.  (a) Subject to the rights of the holders of any series of preferred stock under the Certificate of Incorporation, as amended, of the corporation (the “Certificate of Incorporation”), special meetings of the stockholders may be called by the chairman of the Board or the chief executive officer or by resolution of the Board, or, solely to the extent required by Section 1.2(b), by the secretary of the corporation.

(b) (i) A special meeting of stockholders shall be called by the secretary upon the written request or requests (each, a “Special Meeting Request” and collectively, the “Special Meeting Requests”) of the holders of record representing not less than thirty-five percent (35%) of the voting power of all capital stock issued and outstanding and entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percent”), subject to this Section 1.2(b) and all other applicable sections of these Bylaws (a “Stockholder Requested Special Meeting”). The secretary shall determine in good faith whether all requirements set forth in these Bylaws relating to a Stockholder Requested Special Meeting have been satisfied and such determination shall be binding on the corporation and its stockholders. For purposes of this Section 1.2(b) and for determining the Requisite Percent, a stockholder of record or a beneficial owner, as the case may be, shall be deemed to own the shares of capital stock of the corporation that such stockholder or, if such stockholder is a nominee, custodian or other agent that is holding the shares on behalf of another person (the “beneficial owner”), that the beneficial owner would be deemed to own pursuant to Rule 200(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any shares as to which such stockholder or beneficial owner, as the case may be, does not have the right to vote or direct the vote at the special meeting or as to which such stockholder or beneficial owner, as the case may be, has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether shares are owned for these purposes shall be decided by the secretary in its good faith.

(ii) A Special Meeting Request shall be delivered by registered U.S. mail, return receipt requested or courier service, postage prepaid, to the attention of the secretary at the principal executive offices of the corporation. To be valid, a Special Meeting Request or Special Meeting Requests must be signed and dated by stockholders (or their duly authorized agents) representing the Requisite Percent and shall include:

(1) a statement of the specific purpose(s) of the special meeting, a brief description of the business desired to be brought before the meeting, and the reasons for conducting such business at the special meeting;

(2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment);

(3) as to the stockholders requesting the special meeting and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made, the Proposing Stockholder Information as defined in Section 1.13(b) of these Bylaws required to be set forth in a stockholder’s notice required by Section 1.11(b) and 1.12(b) of these Bylaws, as applicable;

(4) in the case of any director nominations proposed to be presented at the Stockholder Requested Special Meeting, such other information regarding the nominees required to be provided pursuant to Section 1.11(a) of these Bylaws and required to be set forth in a stockholder’s notice required by Section 1.11(b) of these Bylaws (including, but not limited to, such other information required to be set forth in connection with a stockholder’s director nomination);

(5) in the case of any other business proposed to be conducted at the Stockholder Requested Special Meeting, such other information required to be set forth in a stockholder’s notice required by Section 1.12(b) of these Bylaws;

(6) documentary evidence that the stockholders requesting the special meeting own the Requisite Percent as of the date on which the Special Meeting Request(s) are delivered to the secretary;

provided, however, that if the stockholders of record making the request are not the beneficial owners of the shares representing the Requisite Percent, then to be valid, the Special Meeting Request(s) must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request(s), such documentary evidence must be delivered to the secretary within 10 days after the date on which the Special Meeting Request(s) are delivered to the secretary) that the beneficial owners on whose behalf the Special Meeting Request(s) are made beneficially own the Requisite Percent as of the date on which such Special Meeting Request(s) are delivered to the secretary; and

(7) an agreement by the requesting stockholder(s) and the beneficial owner(s), if any, on whose behalf the Special Meeting Request(s) are being made, to notify the corporation immediately in the case of any disposition prior to the Stockholder Requested Special Meeting of shares of common stock of the corporation owned of record or beneficially owned, as applicable, and an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request, such that the number of shares disposed of shall not be included in determining whether the Requisite Percent has been reached or is maintained.

In addition, the stockholders requesting a special meeting of stockholders, the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made, and the proposed nominees, if any, shall promptly provide any other information reasonably requested by the corporation, including as to the eligibility of any proposed nominee to serve as an independent director of the corporation and to comply with applicable law. Such stockholders, beneficial owners and nominees shall further update and supplement the information required under Section 1.2(b)(ii)(3)-(7) of these Bylaws not later than 10 days after the record date for the meeting so that such information shall be true and correct as of the record date, and with respect to information required under Section 1.2(b)(ii)(6), as of a date not more than 5 business days before the scheduled date of the special meeting.

(iii) In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the secretary will be considered together only if each such Special Meeting Request (x) identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board), and (y) has been dated and delivered to the secretary within sixty days of the earliest dated of such Special Meeting Requests.

(iv) Any requesting stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the secretary at the principal executive offices of the corporation; provided, however, that if following such revocation (or any deemed revocation pursuant to Section 1.2(b)(ii)(7) above), the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percent at any time prior to the Shareholder Requested Special Meeting, there shall be no requirement to hold a special meeting and the Board may, in its discretion, cancel such meeting. The first date on which unrevoked valid Special Meeting Requests constituting not less than the Requisite Percent shall have been delivered to the corporation is referred to herein as the “Request Receipt Date.”

(v) Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if:

(1) the stockholders, the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made, or proposed nominees, if any, do not comply with the requirements of this Section 1.2(b);

(2) in the case of a Stockholder Requested Special Meeting that is called for the purpose of electing nominees to the Board, no proposed nominee meets the eligibility criteria set forth in Section 1.11(a) of these Bylaws;

(3) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law;

(4) the Request Receipt Date is during the period commencing ninety days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting and (y) 30 days after the first anniversary of the date of the previous annual meeting;

(5) an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”) was presented at a meeting of the stockholders held not more than 120 days before the Request Receipt Date (for purposes of this clause (5), election or removal of directors shall be deemed to be a Similar Item with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors);

(6) the Board has called or calls for an annual or special meeting of stockholders to be held within 120 days of the Request Receipt Date and the business to be conducted at such meeting includes a Similar Item; or

(7) the Special Meeting Request(s) was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law.

(vi) Special meetings shall be held at such date and time as specified by the Board in accordance with these Bylaws; provided; however, that a Stockholder Requested Special Meeting shall not be held more than ninety days after the Request Receipt Date.

(vii) If none of the stockholders who submitted the Special Meeting Request appears or sends a qualified representative to present the matters for consideration that were specified in the Stockholder Meeting Request, the corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.

(viii) Business transacted at any Stockholder Requested Special Meeting shall be limited to (1) the purposes set forth in the valid Special Meeting Request(s) received from the Requisite Percent of record holders and (2) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the meeting. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting called by the chairman of the Board or the chief executive officer or by resolution of the Board.

1.11 Nominations of Directors.  (a) Except as otherwise provided in Section 1.2(b), only persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible for election by the stockholders as directors of the corporation. Nominations of persons for election to the Board may be made at a meeting of stockholders (i) pursuant to the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (A) is a stockholder of record at the time of giving of the notice provided for in this Section 1.11 and at the time of the meeting, (B) is entitled to vote for the election of directors at such meeting and (C) shall have complied with the procedures set forth in this Section 1.11; and except as otherwise provided in Section 1.2(b), clause (iii) shall be the exclusive means for a stockholder to make nominations of persons to the Board before or at a meeting of stockholders. No stockholder, other than the stockholders requesting a special meeting pursuant to and in compliance with Section 1.2(b), shall be permitted to submit nominations at any Stockholder Requested Special Meeting.

To be eligible to be a nominee for election or re-election as a director of the corporation, the prospective nominee (whether nominated by or at the direction of the Board or by a stockholder), or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice under this Section 1.11) to the secretary at the principal executive offices of the corporation a written questionnaire providing such information with respect to the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made that would be required to be disclosed to stockholders pursuant to applicable law or the rules and regulations of any stock exchange applicable to the corporation, including all information concerning such persons that would be required to be disclosed in solicitations of proxies for election of directors pursuant to and in accordance with Regulation 14A under the Exchange Act (which questionnaire shall be provided by the secretary upon written request). The prospective nominee must also provide a written representation and agreement, in the form provided by the secretary upon written request, that such prospective nominee: (i) will abide by the requirements of Section 1.5(b)(iii); (ii) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a director of the corporation, with such prospective nominee’s fiduciary duties under applicable law; (iii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (iv) would be in compliance if elected as a director of the corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation. For purposes of this Section 1.11, a “nominee” shall include any person being considered to fill a vacancy on the Board.

(b) Except as otherwise provided in Section 1.2(b), nominations by any stockholder must be made pursuant to timely notice in proper written form to the secretary of the corporation in accordance with this paragraph. To be timely, a stockholder’s notice must be delivered to and received by the secretary at the principal executive offices of the corporation (i) in the case of an annual meeting, not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 days or delayed by more than 60 days from the date of the previous year’s meeting, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure (as defined in Section 1.13 hereof) of the date of the meeting is first made, and (ii) in the case of a special meeting at which the Board gives notice that directors are to be elected, not earlier than the opening of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if later, the tenth day following the day on which public disclosure is made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement of a stockholders meeting or the public disclosure thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, such stockholder’s notice to the secretary shall set forth in writing (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, (A) all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) as well as (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) as to the stockholder giving the notice and the beneficial owner on whose behalf the nomination is made, the Proposing Stockholder Information (as defined in Section 1.13 hereof); (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (iv) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Stockholders making a nomination pursuant to this Section 1.11, beneficial owners on whose behalf the nomination is made, and nominees shall further update and supplement the information required under this Section 1.11 not later than 10 days after the record date for the meeting so that such information shall be true and correct as of the record date. Notwithstanding anything in this Section 1.11 to the contrary, in the event that the number of directors to be elected to the Board of the corporation at a stockholders meeting is increased effective at such meeting and there is no public disclosure by the corporation naming all the nominees proposed by the Board for the additional directorships at least 100 days in advance of the first anniversary of the preceding year’s annual meeting or in the event of a special meeting of stockholders called for the purpose of electing directors, a stockholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for such additional directorships, if it shall be delivered to and received by the secretary not later than the close of business on the tenth day following the day on which such public disclosure is first made by the corporation.

(c) Except as otherwise provided in Section 1.2(b), no person shall be eligible for election by the stockholders as a director unless nominated in accordance with the procedures set forth in this Section 1.11. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the person presiding over the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by clause (b)(iv) of this Section 1.11); and if he or she shall so determine, then he or she shall so declare at the meeting that the defective nomination shall be disregarded.

1.12 Stockholder Proposals.  (a) At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board pursuant to Section 1.2. At any annual meeting of the stockholders, only such business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by Section 1.11) shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 1.12 and at the time of the meeting, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1.12; clause (iii) shall be the exclusive means for a stockholder to submit such business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the corporation’s notice of meeting) before or at an annual meeting of stockholders. No stockholder, other than the stockholders requesting a special meeting pursuant to and in compliance with Section 1.2(b), shall be permitted to submit business before or at any Stockholder Requested Special Meeting.

(b) For business properly to be brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a), the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to and received by the secretary at the principal executive offices of the corporation not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting has been advanced by more than 30 days or delayed by more than 60 days from the date of the previous year’s meeting, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure (as defined in Section 1.13 hereof) of the date of the meeting is first made. In no event shall any adjournment or postponement of a stockholders meeting or the public disclosure thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, such stockholder’s notice to the secretary shall set forth in writing (i) as to each matter the stockholder proposed to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at such meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the Proposing Stockholder Information (as defined in Section 1.13); (iii) any material interest of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (iv) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by the stockholder; (v) a representation that the stockholder is a holder of record of stock of the corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business; and (vi) a representation whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal. Stockholders proposing to bring business before the stockholders meeting pursuant to this Section 1.12 and beneficial owners on whose behalf the nomination is made shall further update and supplement the information required under this Section 1.12(b) not later than 10 days after the record date for the meeting so that such information shall be true and correct as of the record date.

(c) Notwithstanding anything in the Bylaws to the contrary, no business (other than the election of directors) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.12 or if it constitutes an improper subject for stockholder action under applicable law. The person presiding over an annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by (b)(vi) of this Section 1.12, and, if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

Appendix B

Express Scripts, Inc. 2011 Long-Term Incentive Plan

1. Establishment and Purpose.  Express Scripts, Inc. hereby establishes, effective June 1, 2011, an incentive compensation plan known as the “Express Scripts, Inc. 2011 Long-Term Incentive Plan” (“Plan”). The purpose of the Plan is to motivate key personnel to produce a superior return to the stockholders of the Company and its Affiliates by offering such individuals an opportunity to realize stock appreciation, by facilitating stock ownership, and by rewarding them for achieving a high level of corporate performance. This Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability.

2. Definitions.  The capitalized terms used in this Plan have the meanings set forth below.

(a) “Affiliate” means any corporation that is a Subsidiary of the Company and, for purposes other than the grant of Incentive Stock Options, any limited liability company, partnership, corporation, joint venture, or any other entity in which the Company or any such Subsidiary owns an equity interest.

(b) “Agreement” means a written contract entered into between the Company or an Affiliate and a Participant or, in the discretion of the Committee, a written certificate issued by the Company or an Affiliate to a Participant, in either case, containing or incorporating the terms and conditions of an Award in such form (not inconsistent with this Plan) as the Committee approves from time to time, together with all amendments thereof, which amendments may be made unilaterally by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law, or such other relevant written contract entered into between the Company or an Affiliate and a Participant and approved by the Committee.

(c) “Associate” means any full-time or part-time employee (including an officer or director who is also an employee) of the Company or an Affiliate. Except with respect to grants of Incentive Stock Options, “Associate” shall also include any Non-Employee Director serving on the Company’s Board of Directors. References in this Plan to “employment” and related terms (except for references to “employee” in this definition of “Associate” or in Section 7(a)(i)) shall include the providing of services as a Non-Employee Director. Except as specifically provided herein with respect to Non-Employee Directors serving on the Company’s Board of Directors, the term “Associate” shall not include an individual who is determined in good faith by the Company to be an independent contractor. If, for any period of time, an individual has been determined in good faith by the Company not to be a common-law employee, and a court or government agency subsequently makes a determination that the individual was in fact a common-law employee during that period of time, then (i) such determination shall not entitle the individual to any retroactive rights under the Plan, and (ii) the individual’s prospective rights under the Plan shall be determined solely in accordance with the terms of the Plan.

(d) “Award” means a grant made under this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or any Other Award, whether singly, in combination or in tandem.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” shall mean the willful failure by a Participant to perform his duties with the Company, a Parent or a Subsidiary or the willful engaging in conduct which is injurious to the Company, a Parent or any Subsidiary, monetarily or otherwise, as determined by the Committee in its sole discretion.

(g) “Change in Control” shall mean any of the following:

(i) Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

(ii) More than 25% of the (x) combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”) or (y) the then outstanding Shares of Stock (“Outstanding Company Common Stock”) is directly or indirectly acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act, or any successor rule thereto) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange

Act), provided, however, that the following acquisitions and beneficial ownership shall not constitute Changes in Control pursuant to this paragraph 2(f)(ii);

(A) any acquisition or beneficial ownership by the Company or a Subsidiary, or

(B) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of more of its Subsidiaries.

(iii) Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), unless in each case following such Business Combination,

(A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company through one or more subsidiaries);

(B) no individual, entity or group (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 25% of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors or other governing body of the entity resulting from such Business Combination, except to the extent that such individual, entity or group owned more than 25% of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination; and

(C) at least a majority of the members of the board of directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, approving such Business Combination.

(iv) The Company shall sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions).

(v) The stockholders of the Company shall approve a plan to liquidate or dissolve the Company and the Company shall commence such liquidation or dissolution.

(h) “Change in Control Date” shall mean, in the case of a Change in Control defined in clauses (i) through (iv) of the definition thereof, the date on which the event occurs, and in the case of a Change in Control defined in clause (v) of the definition thereof, the date on which the Company shall commence such liquidation or dissolution.

(i) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

(j) “Committee” means the committee of directors appointed by the Board to administer this Plan. In the absence of a specific appointment, “Committee” shall mean the Compensation Committee of the Board.

(k) “Company” means Express Scripts, Inc., a Delaware corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets, share exchange, reorganization or otherwise.

(l) “Disability” means that the Participant has suffered physical or mental incapacity of such nature as to prevent him from engaging in or performing the principal duties of his customary employment or occupation on a continuing or sustained basis, provided that, if a Participant has entered into an employment agreement with the Company, the Committee, in its sole discretion, may determine to substitute the definition set forth in such agreement. All determinations as to the date and extent of disability of any Participant shall be made by the Committee upon the basis of such evidence as it deems necessary or desirable.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended; “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor regulation.

(n) “Fair Market Value” as of any date means, unless otherwise expressly provided in this Plan:

(i) (A) the closing sales price of a Share on the composite tape for New York Stock Exchange (“NYSE”) listed shares, or if Shares are not quoted on the composite tape for NYSE listed shares, on the Nasdaq Global Select Market or any similar system then in use or, (B) if clause (i)(A) is not applicable, the mean between the closing “bid” and the closing “asked” quotation of a Share on the Nasdaq Global Select Market or any similar system then in use, or (C) if the Shares are not quoted on the NYSE composite tape or the Nasdaq Global Select Market or any similar system then in use, the closing sale price of a Share on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed, in any case on the specified date, or, if no sale of Shares shall have occurred on that date, on the immediately preceding day on which a sale of Shares occurred, or

(ii) if clause (i) is not applicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date.

In the case of an Incentive Stock Option, if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 13(f) hereof.

(o) “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

(p) “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code or any successor to such section.

(q) “Incumbent Board” means the group of directors consisting of (i) those individuals who, as of the effective date of the Plan, constituted the Board; and (ii) any individuals who become directors subsequent to such effective date whose appointment, election or nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board. The Incumbent Board shall exclude any individual whose initial assumption of office occurred (i) as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (other than a solicitation of proxies by the Incumbent Board) or (ii) with the approval of the Incumbent Board but by reason of any agreement intended to avoid or settle a proxy contest.

(r) “Non-Employee Director” means a director of the Company who is not an employee of the Company, a Parent or a Subsidiary.

(s) “Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

(t) “Option” means a right to purchase Stock (or, if the Committee so provides in an applicable Agreement, Restricted Stock), including both Non-Qualified Stock Options and Incentive Stock Options.

(u) “Other Award” means an Award of Stock, an Award based on Stock other than Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Shares, or a cash-based Award.

(v) “Parent” means a “parent corporation,” as that term is defined in Section 424(e) of the Code, or any successor provision.

(w) “Participant” means an Associate to whom an Award is made.

(x) “Performance Period” means the period of time as specified in an Agreement over which Awards are to vest or be earned.

(y) “Performance Shares” means a contingent award of a specified number of Performance Shares, with each Performance Share equivalent to one or more Shares or a fractional Share or a Unit expressed in terms of one or more Shares or a fractional Share, as specified in the applicable Agreement, a variable percentage of which may vest or be earned depending upon the extent of achievement of specified performance objectives during the applicable Performance Period.

(z) “Plan” means this 2011 Long-Term Incentive Plan, as amended and in effect from time to time.

(aa) “Restricted Stock” means Stock granted under Section 10 hereof so long as such Stock remains subject to one or more restrictions.

(bb) “Restricted Stock Units” means Units of Stock granted under Section 10 hereof.

(cc) “Retirement” shall mean, except as otherwise provided in an Agreement, termination of employment after either (i) attainment of age 65, or (ii) the normal retirement age specified in the provisions of a retirement plan maintained by the Company for its employees generally.

(dd) “Senior Executive” means any Associate who is an employee of the Company and whose base salary is determined by reference to Salary Grades M3 and above (as such salary grades are in effect on the effective date of this Plan), or, if the Company modifies its salary grades after such effective date, in the most nearly comparable salary grades for senior executives of the Company under such modified system as determined by the Committee in its sole discretion.

(ee) “Share” means a share of Stock.

(ff) “Stock” means the Company’s common stock, $0.01 par value per share (as such par value may be adjusted from time to time) or any securities issued in respect thereof by the Company or any successor to the Company as a result of an event described in Section 13(f).

(gg) “Stock Appreciation Right” means a right, the value of which is determined relative to appreciation in value of Shares pursuant to an Award granted under Section 8 hereof.

(hh) “Subsidiary” means a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, or any successor provision.

(ii) “Successor” with respect to a Participant means the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or forms submitted by the Participant to the Committee under Section 13(h) hereof, acquire the right to exercise an Option or Stock Appreciation Right or receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant’s death.

(jj) “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Stock or any other Award are in effect.

(kk) “Unit” means a bookkeeping entry that may be used by the Company to record and account for the grant of Stock, Units of Stock, Stock Appreciation Rights and Performance Shares expressed in terms of Units of Stock until such time as the Award is paid, canceled, forfeited or terminated.

(ll) “Vice President” means any Associate who is an employee of the Company and whose base salary is determined by reference to Salary Grades M1 through and including M2 (as such salary grades are in effect on the effective date of this Plan), or, if the Company modifies its salary grades after such effective date, in the most nearly comparable salary grades for vice presidents of the Company under such modified system as determined by the Committee in its sole discretion.

Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3. Administration.

(a) Authority of Committee.  The Committee shall administer this Plan or delegate its authority to do so as provided in Section 3(c) hereof. The Committee shall have exclusive power (acting alone or, to the extent the Committee deems appropriate for purposes of Exchange Act Rule 16b-3, in conjunction with the full Board), subject to the limitations contained in this Plan, to make Awards and to determine when and to whom Awards will be granted, and the form, amount and other terms and conditions of each Award, subject to the provisions of this Plan. The Committee, subject to the limitations contained in this Plan, may determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended. The Committee shall have the authority to interpret this Plan and any Award or Agreement made under this Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of this Plan, to determine the terms and provisions of any Agreement entered into hereunder (not inconsistent with this Plan), and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it shall deem desirable. All determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive, including, without limitation, as to any adjustments pursuant to Section 13(f). A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee. Notwithstanding the foregoing, in administering this Plan with respect to Awards for Non-Employee Directors, the Board shall exercise the powers of the Committee.

(b) Limitations.  Notwithstanding anything herein to the contrary, the Committee shall not have the right, without stockholder approval, to (i) reduce or decrease the purchase price for an outstanding Option or Stock Appreciation Right, (ii) cancel an outstanding Option or Stock Appreciation Right for the purpose of replacing or re-granting such Option or Stock Appreciation Right with a purchase price that is less than the original purchase price, (iii) extend the expiration date of an Option or Stock Appreciation Right, (iv) deliver payment in exchange for the cancellation of an Option, the purchase price of which exceeds the Fair Market Value of the Shares underlying such Option, (v) modify, amend, or waive the terms and conditions of Awards to persons who are considered “reporting persons” for purposes of Section 16 of the Exchange Act, other than on account of death, disability, retirement, Change in Control, or a termination of employment in connection with a business transfer, or (vi) waive or amend any terms, conditions, restrictions, or limitations on an Award to a person who is not a “reporting person” for purposes of Section 16 of the Exchange Act, except to the extent that the terms and conditions which are modified, amended, or waived, relate to no more than five percent (5%) of the number of Shares initially available under the Plan.

(c) Delegation of Authority.  The Committee may delegate all or any part of the administration of this Plan to one or more committees, or to senior managers of the Company, and may authorize further delegation by such committees to senior managers of the Company, in each case to the extent permitted by Delaware law; provided that, determinations regarding the timing, pricing, amount and terms of any Award to a “reporting person” for purposes of Section 16 of the Exchange Act shall be made only by the Committee; and provided further that, no such delegation may be made that would cause Awards or other transactions under this Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award intended to qualify for favorable treatment under Section 162(m) of the Code not to qualify for, or to cease to qualify for, the favorable treatment under Section 162(m) of the Code. Any such delegation may be revoked by the Committee at any time.

(d) Board Authority.  Any authority granted to the Committee may also be exercised by the Board or another committee of the Board, except to the extent that the grant or exercise of such authority would cause any Award intended to qualify for favorable treatment under Section 162(m) of the Code to cease to qualify for the favorable treatment under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. Without limiting the generality of the foregoing, to the extent the Board has delegated any authority under this Plan to another committee of the Board, such authority shall not be exercised by the Committee unless expressly permitted by the Board in connection with such delegation.

(e) Awards for Non-Employee Directors.  The Board (which may delegate the determination to a Committee of the Board) may from time to time determine that each individual who is elected or appointed to the office of director as a Non-Employee Director receive an Award (other than Incentive Stock Options) as compensation, in whole or in part, for such individual’s services as a director. In determining the level and terms of such Awards for Non-Employee Directors, the Board may consider such factors as compensation practices of comparable companies with respect to directors, consultants’ recommendations, and such other information as the Board may deem appropriate.

4. Shares Available; Maximum Payouts.

(a) Shares Available.  The maximum number of Shares available for Awards under the Plan shall be Thirty Million (30,000,000). Stock Options and Stock Appreciation Rights awarded shall reduce the number of shares available for Awards by one share for every one share subject to such Award; provided that Stock Appreciation Rights that may be settled only in cash shall not reduce the number of Shares available for Awards. Awards of Restricted Stock, Restricted Stock Units, Performance Shares, and Other Awards settled in Shares shall reduce the number of Shares available for Awards by one Share for every one Share awarded, up to twenty percent (20%) of the total number of Shares available; beyond that, Restricted Stock Restricted Stock Units, Performance Shares, and

Other Awards settled in Shares shall reduce the number of Shares available for Awards by three Shares for every one Share awarded. Restricted Stock Units that may be settled only in cash shall not reduce the number of Shares available for Awards. Shares issued under this Plan may be authorized and unissued shares or issued shares held as treasury shares. Shares purchased on the open market shall not increase the Shares available under the Plan.

(b) Shares Not Applied to Limitations.  The following will not be applied to the Share limitations of subsection 4(a) above: (i) dividends or dividend equivalents paid in cash in connection with outstanding Awards, (ii) Awards which by their terms may be settled only in cash, (iii) any Shares subject to an Award under the Plan which Award is forfeited, cancelled, terminated, expires or lapses for any reason, and (iv) Shares and any Awards that are granted through the settlement, assumption, or substitution of outstanding awards previously granted, or through obligations to grant future awards, as the result of a merger, consolidation, or acquisition of the employing company with or by the Company. If a Participant tenders previously owned Shares or has the Company withhold Shares in satisfaction of any tax withholding requirement or payment of the purchase price of an Award, such Shares tendered or withheld will not be available again for an Award under the Plan; provided, however, that any Shares so used to satisfy tax withholdings for Restricted Stock, Restricted Stock Units, Performance Shares, or Other Awards may again be used for an Award under this Plan.

(c) Award Limitations.  No Participant may receive any combination of Awards relating to more than 1,000,000 Shares in the aggregate, or a cash-based bonus Award with a value that exceeds $10,000,000 in the aggregate, in any fiscal year of the Company under this Plan (subject to adjustment under Section 13(f) hereof).

5. Eligibility.  Awards may be granted under this Plan to any Associate at the discretion of the Committee.

6. General Terms of Awards.

(a) Awards.  Awards under this Plan may consist of Options (either Incentive Stock Options or Non-Qualified Stock Options), Stock Appreciation Rights, Performance Shares, Restricted Stock, Restricted Stock Units, or Other Awards.

(b) Amount of Awards.  Each Agreement shall set forth the number of Shares of Restricted Stock, Stock, Stock Units, or Performance Shares, or the amount of cash, subject to such Agreement, or the number of Shares to which the Option applies or with respect to which payment upon the exercise of the Stock Appreciation Right is to be determined, as the case may be, together with such other terms and conditions applicable to the Award (not inconsistent with this Plan) as determined by the Committee in its sole discretion.

(c) Term.  Each Agreement, other than those relating solely to Awards of Stock without restrictions, shall set forth the Term of the Award and any applicable Performance Period, as the case may be, but in no event shall the Term of an Award or the Performance Period be longer than ten years after the date of grant; provided, however, that the Committee may, in its discretion, grant Awards with a longer term to Participants who are located outside the United States. An Agreement with a Participant may permit acceleration of vesting requirements and of the expiration of the applicable Term upon such terms and conditions as shall be set forth in the Agreement, which may, but, unless otherwise specifically provided in this Plan, need not, include, without limitation, acceleration resulting from the occurrence of the Participant’s death or Disability. Acceleration of the Performance Period of Performance Shares and other performance-based Awards shall be subject to Section 9(b) or Section 12 hereof, as applicable.

(d) Agreements.  Each Award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions, as determined by the Committee, that shall apply to such Award, in addition to the terms and conditions specified in this Plan.

(e) Transferability.  Except as otherwise permitted by the Committee, during the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant’s legal representative) may exercise an Option or Stock Appreciation Right or receive payment with respect to any other Award. Except as otherwise permitted by the Committee, no Award of Restricted Stock (prior to the expiration of the restrictions), Restricted Stock Units, Options, Stock Appreciation Rights, Performance Shares or Other Award (other than an award of Stock without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so (including pursuant to a decree of divorce or any judicial declaration of property division) shall be of no effect. Notwithstanding the immediately preceding sentence, an Agreement may provide that an Award shall be transferable to a Successor in the event of a Participant’s death.

(f) Termination of Employment.  The extent to which the Participant shall have the right to exercise and/or retain an Award following termination of the Participant’s employment with the Company or its Affiliates, shall be as set forth in an Agreement. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Agreement, need not be uniform among Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

(g) Change in Control.  The treatment of Awards upon a Change in Control shall be set forth in an Agreement; provided, however, that in no event may the vesting of any Award be accelerated as a result of a Change in Control until on or after the Change in Control Date. In the event the terms of the relevant Agreement and the terms of this Section 6(g) should conflict, the terms of this Section shall govern.

(h) Rights as Stockholder.  A Participant shall have no right as a stockholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

(i) Performance Conditions.  The Committee may require the satisfaction of certain performance goals as a condition to the grant or vesting of any Award provided under the Plan.

7. Stock Options.

(a) Terms of All Options.

(i) Grants.  Each Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. Only Non-Qualified Stock Options may be granted to Associates who are not employees of the Company or an Affiliate. In no event may Options known as reload options be granted hereunder.

(ii) Purchase Price.  The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the applicable Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that, to the extent permitted by law and in accordance with rules adopted by the Committee, Participants may simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares. The purchase price may be paid in cash or, if the Committee so permits, through delivery or tender to the Company of Shares held, either actually or by attestation, by such Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option) or through a net or cashless form of exercise as permitted by the Committee, or, if the Committee so permits, a combination thereof, unless otherwise provided in the Agreement. Further, the Committee, in its discretion, may approve other methods or forms of payment of the purchase price, and establish rules and procedures therefor.

(iii) Exercisability.  Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. An Option that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of approximately three years from the grant date beginning on or about the first anniversary of the Option grant date. An Option that vests based on performance standards may, in the discretion of the Committee, vest as rapidly as immediate vesting on or about the first anniversary of the Option grant date. Notwithstanding the foregoing, vesting of an Option may be accelerated upon the occurrence of certain events as provided in the applicable Agreement. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

(b) Incentive Stock Options.  In addition to the other terms and conditions applicable to all Options:

(i) the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock options plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code), if such limitation is necessary to qualify the Option as an Incentive Stock Option, and to the extent an Option or Options granted to a Participant exceed such limit such Option or Options shall be treated as Non-Qualified Stock Options;

(ii) an Incentive Stock Option shall not be exercisable and the Term of the Award shall not be more than ten years after the date of grant (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option;

(iii) the Agreement covering an Incentive Stock Option shall contain such other terms and provisions which the Committee determines necessary to qualify such Option as an Incentive Stock Option; and

(iv) notwithstanding any other provision of this Plan if, at the time an Incentive Stock Option is granted, the Participant owns (after application of the rules contained in Section 424(d) of the Code, or its successor provision) Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, (A) the option price for such Incentive Stock Option shall be at least 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (B) such Option shall not be exercisable after the date five years from the date such Incentive Stock Option is granted.

8. Stock Appreciation Rights.

(a) Grant.  An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price which shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right (“purchase price”). A Stock Appreciation Right may be granted in connection with a previously or contemporaneously granted Option, or independent of any Option. If issued in connection with an Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels the Option with which it is connected and exercise of the connected Option cancels the Stock Appreciation Right. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the applicable Agreement. No Stock Appreciation Right shall be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Except as otherwise provided in the applicable Agreement, upon exercise of a Stock Appreciation Right, payment to the Participant (or to his or her Successor) shall be made in the form of cash, Stock or a combination of cash and Stock (as determined by the Committee if not otherwise specified in the Award) as promptly as practicable after such exercise. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Stock) may be made in the event of the exercise of a Stock Appreciation Right.

(b) Exercisability.  Each Stock Appreciation Right shall vest in whole or in part on the terms provided in the Agreement. A Stock Appreciation Right that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of approximately three years from the grant date beginning on or about the first anniversary of the Stock Appreciation Right grant date. A Stock Appreciation Right that vests based on performance standards may, in the discretion of the Committee, vest as rapidly as immediate vesting on the first anniversary of the Option grant date. Notwithstanding the foregoing, the vesting of a Stock Appreciation Right may be accelerated upon the occurrence of certain events as provided in the applicable Agreement. In no event shall any Stock Appreciation Right be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated.

9. Performance Shares.

(a) Initial Award.  An Award of Performance Shares shall entitle a Participant (or a Successor) to future payments based upon the achievement of performance targets established in writing by the Committee. Payment shall be made in cash or Stock, or a combination of cash and Stock, as determined by the Committee. Such performance targets shall be determined by the Committee in its sole discretion. The Agreement may establish that a portion of the maximum amount of a Participant’s Award will be paid for performance which exceeds the minimum target but falls below the maximum target applicable to such Award. The Agreement shall also provide for the timing of such payment.

(b) Acceleration and Adjustment.  The applicable Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the Performance Shares awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not, include without limitation a Fundamental Change, the

Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, stock dividend, stock split or stock combination, or other event as provided in Section 13(f) hereof. Notwithstanding the foregoing, an Award subject to this Section 9 shall vest or be earned no more rapidly than immediate vesting on the first anniversary of the Award grant date, except as may be provided in the applicable Agreement.

(c) Valuation.  To the extent that payment of a Performance Share is made in cash, a Performance Share earned after conclusion of a Performance Period shall have a value equal to the Fair Market Value of a Share on the last day of such Performance Period.

(d) Voting; Dividends.  Participants holding Performance Shares shall have no voting rights with respect to such Awards and shall have no dividend rights with respect to Shares subject to such Performances Shares other than as the Committee so provides, in its discretion, in an Agreement; provided, that, any such dividends shall be subject to such restrictions and conditions as the Committee may establish with respect to the Performance Shares and shall be payable only at the same time as the underlying Performance Shares may become earned, vested, and payable.

10. Restricted Stock and Restricted Stock Unit Awards.

(a) Grant.  All or any part of any Restricted Stock or Restricted Stock Unit Award may be subject to such conditions and restrictions as may be established by the Committee, and set forth in the applicable Agreement, which may include, but are not limited to, continuous service with the Company, a requirement that a Participant pay a purchase price for such Award, the achievement of specific performance goals, and/or applicable securities laws restrictions. During any period during which an Award of Restricted Stock or Restricted Stock Units is restricted and subject to a substantial risk of forfeiture, (i) Participants holding Restricted Stock Awards may exercise full voting rights with respect to such Shares and shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so restricted and (ii) Participants holding Restricted Stock Units shall have no voting rights with respect to such Awards and shall have no dividend rights with respect to Shares subject to such Restricted Stock Units other than as the Committee so provides, in its discretion, in an Agreement. Any dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account and may be subject to such restrictions and conditions as the Committee may establish.

(b) Vesting.  An Award of Restricted Stock or Restricted Stock Units that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of approximately three years from the grant date beginning on or about the first anniversary of the Award grant date, or, in the case of a Restricted Stock or Restricted Stock Units Award that vests based on performance standards, such Award may, in the discretion of the Committee, vest as rapidly as immediate vesting on the first anniversary of the Award grant date; provided, however, that up to five percent (5%) of the Shares initially available under the Plan may be granted as Restricted Stock Awards that vest more rapidly than ratably over such three-year period or immediately following such one-year period, as applicable. Notwithstanding the foregoing, the vesting of a Restricted Stock or Restricted Stock Units Award may be accelerated upon the occurrence of certain events as provided in the applicable Agreement.

11. Other Awards.  The Committee may from time to time grant Other Awards under this Plan, including without limitation those Awards pursuant to which a cash bonus award may be made or pursuant to which Shares may be acquired in the future, such as Awards denominated in Stock, Stock Units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable Agreement for, the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such Shares relate. In addition, the Committee may, in its sole discretion, issue such Other Awards subject to the performance criteria under Section 12 hereof.

12. Performance-Based Awards.

(a) Application to Covered Employee.  Notwithstanding any other provision of the Plan, if the Committee determines at the time any Award is granted to a Participant that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a “covered employee” within the meaning of Section 162(m)(3) of the Code, then the Committee may provide that this

Section 12 is applicable to such Award. Notwithstanding the foregoing, the Committee may provide, in its discretion, that an Award granted to any other Participant is subject to this Section 12, to the extent the Committee deems appropriate, whether or not Section 162(m) of the Code is or would be applicable with respect to such Participant.

(b) Performance Goals.  Awards under the Plan may be made subject to the achievement of performance goals established by the Committee relating to one or more business criteria (“Performance Criteria”) pursuant to Section 162(m) of the Code. Performance Criteria may be applied to the Company, an Affiliate, a Parent, a Subsidiary, division, business unit, corporate group or individual or any combination thereof and may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period. Performance may be measured annually or cumulatively over a longer period of time. Performance Criteria that may be used to establish performance goals are: earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profit after tax), compound annual growth in earnings per share, inventory, total or net operating asset turnover, operating income, total stockholder return, compound stockholder return, return on equity, average return on invested capital, pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis, sales growth, operating or profit margins, market share or market penetration, successful transition of the Company’s clients to new claim adjudication platforms, achievement goals related to of post-merger integrations goals, achievement of goals related to customer service, satisfaction or retention, achievement of employee diversity satisfaction or turnover goals, and achievement of general sales, marketing, operating or workplan goals. Performance will be evaluated by excluding the effect of any extraordinary, unusual or non-recurring items that occur during the applicable Performance Period. The performance goals for each Participant and the amount payable if those goals are met shall be established in writing for each specified period of performance by the Committee no later than 90 days after the commencement of the period of service to which the performance goals relate and while the outcome of whether or not those goals will be achieved is substantially uncertain. However, in no event will such goals be established after 25% of the period of service to which the goals relate has elapsed. The performance goals shall be objective. Such goals and the amount payable for each performance period if the goals are achieved shall be set forth in the applicable Agreement. Following the conclusion or acceleration of each Performance Period, the Committee shall determine the extent to which (i) Performance Criteria have been attained, (ii) any other terms and conditions with respect to an Award relating to such Performance Period have been satisfied, and (iii) payment is due with respect to a performance-based Award. No amounts shall be payable to any Participant for any Performance Period unless and until the Committee certifies that the Performance Criteria and any other material terms were in fact satisfied.

(c) Adjustment of Payment.  With respect to any Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award. The applicable Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the performance-based Award(s) awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not, include without limitation a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, stock dividend, stock split or stock combination, or other event as provided in Section 13(f) hereof; provided, however, that any such acceleration or adjustment shall be made only to the extent and in a manner consistent with Section 162(m) of the Code. Notwithstanding the foregoing, an Award subject to this Section 12 shall vest or be earned no more rapidly than immediate vesting on the first anniversary of the Award grant date, except as may be provided in the applicable Agreement.

(d) Other Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

13. General Provisions.

(a) Effective Date of this Plan.  This Plan shall become effective as of June 1, 2011, provided that this Plan is approved and ratified by the holders of the Company’s common stock in accordance with the Company’s Certificate of Incorporation at a meeting of the stockholders of the Company held no later than May 31, 2012. If this Plan is not so approved, any Award granted under this Plan subject to such approval shall be cancelled and be null and void.

(b) Duration of this Plan; Date of Grant.  This Plan shall remain in effect for a term of ten years following the date on which it is effective (i.e., until June 1, 2021) or until all Shares subject to the Plan shall have been purchased or acquired according to the Plan’s provisions, whichever occurs first, unless this Plan is sooner terminated pursuant to Section 13(e) hereof. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, or such later effective date as determined by the Committee, notwithstanding the date of any Agreement with respect to such Award; provided, however, that the Committee may grant Awards other than Incentive Stock Options to Associates or to persons who are about to become Associates, to be effective and deemed to be granted on the occurrence of certain specified contingencies, provided that if the Award is granted to a non-Associate who is about to become an Associate, such specified contingencies shall include, without limitation, that such person becomes an Associate.

(c) Right to Terminate Employment.  Nothing in this Plan or in any Agreement shall confer upon any Participant who is an employee of the Company the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment of the Participant with or without cause.

(d) Tax Withholding.  The Company shall withhold from any payment of cash or Stock to a Participant or other person under this Plan an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state and local income tax with respect to income arising from payment of the Award. The Company shall have the right to require the payment of any such taxes before issuing any Stock pursuant to the Award. In lieu of all or any part of a cash payment from a person receiving Stock under this Plan, the Committee may, in the applicable Agreement or otherwise, permit a person to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the person’s full FICA and federal, state and local income tax with respect to income arising from payment of the Award, through a reduction of the numbers of Shares delivered to such person or a delivery or tender to the Company of Shares held by such person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

(e) Amendment, Modification and Termination of this Plan.  Except as provided in this Section 13(e), the Board may at any time amend, modify, terminate or suspend this Plan. Except as provided in this Section 13(e), the Committee may at any time alter or amend any or all Agreements under this Plan to the extent permitted by law and subject to the requirements of Section 2(b), in which event, as provided in Section 2(b), the term “Agreement” shall mean the Agreement as so amended. Amendments are subject to approval of the stockholders of the Company only as required by applicable law or regulation, or if the amendment increases the total number of shares available under this Plan. No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant (or a Participant’s legal representative) or any Successor or permitted transferee under an Award granted before the date of termination, suspension or modification, unless otherwise provided in an Agreement or otherwise or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Sections 9(b), 12(c) or 13(f) hereof does not adversely affect any right of a Participant or other person under an Award.

(f) Adjustment for Changes in Capitalization.  Appropriate adjustments in the aggregate number and type of securities that may be issued, represented, and available for Awards under this Plan, in the limitations on the number and type of securities that may be issued to an individual Participant, in the number and type of securities and amount of cash subject to Awards then outstanding, in the Option purchase price as to any outstanding Options, in the purchase price as to any outstanding Stock Appreciation Rights, and, subject to Sections 9(b) and 12(c) hereof, in outstanding Performance Shares and payments with respect to outstanding Performance Shares, and comparable adjustments, if applicable, to any outstanding Other Award, automatically shall be made to give effect to adjustments made in the number or type of Shares through a Fundamental Change, divestiture, distribution of assets to stockholders (other than ordinary cash dividends), reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination or exchange, rights offering, spin-off or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share, for which purpose one-half share shall be rounded down to the nearest whole Share.

(g) Other Benefit and Compensation Programs.  Payments and other benefits received by a participant under an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(h) Beneficiary Upon Participant’s Death.  To the extent that the transfer of a participant’s Award at death is permitted by this Plan or under an Agreement, (i) a Participant’s Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (ii) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and this Plan. If no such designation of a beneficiary has been made, the Participant’s legal representative shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by this Plan or under an Agreement.

(i) Unfunded Plan.  This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(j) Limits of Liability.

(i) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Agreement.

(ii) Except as may be required by law, neither the Company nor any member or former member of the Board or the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.

(iii) To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

(k) Compliance with Applicable Legal Requirements.  The Company shall not be required to issue or deliver a certificate for Shares distributable pursuant to this Plan unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges, if any, on which the Company’s Shares may, at the time, be listed.

(l) Deferrals and Settlements.  The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

14. Substitute Awards.  Awards may be granted under this Plan from time to time in substitution for Awards held by employees of other corporations who are about to become Associates, or whose employer is about to become a Subsidiary of the Company, as the result of a merger or consolidation of the Company or a Subsidiary of the Company with another corporation, the acquisition by the Company or a Subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a Subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted, but with respect to Awards which are Incentive Stock Options, no such variation shall be permitted which affects the status of any such substitute option as an Incentive Stock Option.

15. Governing Law.  To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Delaware, without giving effect to principles of conflicts of laws, and construed accordingly.

16. Severability.  In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17. Prior Plans.  Notwithstanding the adoption of this Plan by the Board and approval of this Plan by the Company’s stockholders as provided by Section 13(a) hereof, the Express Scripts, Inc. 2000 Long-Term Incentive Plan, as amended, the Express Scripts, Inc. Amended and Restated 1992 and 1994 Stock Option Plans and the Express Scripts, Inc. Amended and Restated 1992 Stock Option Plan for Outside Directors (the “1992, 1994, and 2000 Plans”), as the same may have been amended from time to time, shall remain in effect, but grants pursuant to the 1992, 1994, and 2000 Plans shall not be made after the effective date of this Plan. All grants and awards that were made under the 1992, 1994, and 2000 Plans shall be governed by the terms of the 1992, 1994, and 2000 Plans, respectively.

18. Deferred Compensation.  If any Award would be considered deferred compensation as defined under Code Section 409A and would fail to meet the requirements of Code Section 409A, then such Award shall be null and void.

EXIT 240
AIRPORT
I–70
FLORISSANT ROAD NORTH
DOWNTOWN
EXIT 240
EXPRESS SCRIPTS®
ONE EXPRESS WAY
UNIVERSITY PLACE DRIVE
UNIVERSITY BOULEVARD
MARK TWAIN DR.
N
W
E
S

EXPRESS SCRIPTS®

One Express Way

On the Campus of the University of Missouri-St. Louis

- *Exit Interstate 70 at Exit 240 (Florissant/University Boulevard).*
- *Go south on University Boulevard for approximately 1/4 mile to the first traffic signal at the intersection of University Boulevard and University Place Drive.*
- *Turn right on University Place Drive and continue to Express Scripts' Headquarters at One Express Way, just off University Place Drive, on the right.*

EXPRESS SCRIPTS, INC. ONE EXPRESS WAY SAINT LOUIS, MO 63121 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 3, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 3, 2011. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M32493-P06677 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EXPRESS SCRIPTS, INC. The Board of Directors recommends you vote FOR the following nominees: 1. Election of Directors For Against Abstain Nominees: 1a. Gary G. Benanav 0 0 0 The Board of Directors recommends you vote FOR the 1b. Maura C. Breen 0 0 0 following proposals: For Against Abstain 2. Ratification of the appointment of PricewaterhouseCoopers LLP 1c. Nicholas J. LaHowchic 0 0 0 as the Company’s independent registered public 0 0 0 accountants for 2011. 1d. Thomas P. Mac Mahon 0 0 0 3. To approve amendment to the Bylaws regarding calling 0 0 0 of a special meeting. 1e. Frank Mergenthaler 0 0 0 4. To approve, by non-binding vote, executive compensation. 0 0 0 1f. Woodrow A Myers, Jr., MD The Board of Directors recommends you vote for 0 0 0 1 Year 2 Years 3 Years Abstain a frequency of 3 years on the following proposal: 1g. John O. Parker, Jr. 0 0 0 5. To recommend, by non-binding vote, 0 0 0 0 the frequency of executive compensation votes. 1h. George Paz 0 0 0 The Board of Directors recommends you vote FOR the For Against Abstain following proposal: 1i. Samuel K. Skinner 0 0 0 6. To approve and ratify the Express Scripts, Inc. 2011 0 0 0 Long-Term Incentive Plan. 1j. Seymour Sternberg 0 0 0 The Board of Directors recommends you vote AGAINST the following proposal: 7. Stockholder Proposal regarding Report on Political 0 0 0 Contributions. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners In their discretion, the proxies named on the front of this card are should each sign personally. All holders must sign. If a corporation or partnership, please authorized to vote on such other business as may properly come sign in full corporate or partnership name, by authorized officer. before the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. EXPRESS SCRIPTS, INC. This Proxy is solicited on behalf of the Board of Directors Annual Meeting of Stockholders May 4, 2011 The stockholder(s) hereby appoint George Paz and Keith J. Ebling, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Express Scripts, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Central Time on May 4, 2011, at the Company’s facility located at One Express Way, Saint Louis, Missouri 63121 and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THE PROXIES SHALL VOTE: (i) FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, (ii) FOR PROPOSALS NO. 2, NO. 3, NO. 4 AND NO. 6, (iii) A FREQUENCY OF 3 YEARS FOR PROPOSAL NO. 5, (iv) AGAINST THE STOCKHOLDER PROPOSAL NO. 7, AND (v) IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE Continued and to be signed on reverse side